================================================================================


                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                      PEGASUS MEDIA & COMMUNICATIONS, INC.


                            THE SEVERAL LENDERS FROM
                           TIME TO TIME PARTIES HERETO

                                       and

           CIBC WORLD MARKETS CORP. and DEUTSCHE BANK SECURITIES, INC.

                                 as Co-Arrangers

                       CANADIAN IMPERIAL BANK OF COMMERCE

                      as Syndication Agent for such Lenders

                              BANKERS TRUST COMPANY

                    as Administrative Agent for such Lenders

                                       and

                               FLEET NATIONAL BANK

                     as Documentation Agent for such Lenders

                          Dated as of January 14, 2000


================================================================================

                                TABLE OF CONTENTS


SECTION                                                                                                        PAGE NO.
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
         RECITALS.................................................................................................1

I. GENERAL TERMS..................................................................................................3
         1.01.  Revolver Facilities...............................................................................3
         1.02.  Letters of Credit.................................................................................4
         1.03.  Initial Term Loans................................................................................9
         1.04.  Incremental Term Loans...........................................................................10
         1.05.  Interest on the Notes............................................................................11
         1.06.  Loan Requests; Type of Loan......................................................................14
         1.07.  Loan Disbursements...............................................................................15
         1.08.  Voluntary Prepayments and Voluntary Termination or Reduction of the Commitments..................15
         1.09   Mandatory Commitment Reductions and Prepayments..................................................17
         1.10.  Commitment Fee...................................................................................21
         1.11.  Requirements of Law..............................................................................21
         1.12.  Limitations on LIBOR Loans; Illegality...........................................................23
         1.13.  Taxes............................................................................................24
         1.14.  Indemnification..................................................................................25
         1.15.  Payments Under the Notes.........................................................................26
         1.16.  Set-Off, Etc.....................................................................................26
         1.17.  Pro Rata Treatment; Sharing; Payments after Default..............................................27
         1.18.  Non-Receipt of Funds by the Agent................................................................28
         1.19.  Replacement of Notes.............................................................................29
         1.20.  Replacement of Notes.............................................................................29

II.  SECURITY; SUBORDINATION;  USE OF PROCEEDS...................................................................30
         2.01.  Security for the Obligations; Subordination; Etc.................................................30
         2.02.  Use of Proceeds..................................................................................32

III. CONDITIONS OF MAKING THE LOANS..............................................................................32
         3.01.  Conditions to This Agreement, the First Loans and Additional Letters of Credit...................32
         3.02.  Acquisition Loans................................................................................34
         3.03.  All Loans........................................................................................36
         3.04.  Lender Approvals.................................................................................36

IV. REPRESENTATIONS AND WARRANTIES...............................................................................36
         4.01.  Financial Statements.............................................................................37
         4.02.  Organization, Qualification, Etc.................................................................37
         4.03.  Authorization; Compliance; Etc...................................................................37
         4.04.  Governmental and Other Consents, Etc.............................................................38
         4.05.  Litigation.......................................................................................39
         4.06.  Compliance with Laws and Agreements..............................................................39
         4.07.  Franchises.......................................................................................39
         4.08.  Licenses.........................................................................................40
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SECTION                                                                                                        PAGE NO.
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         4.09.  The Systems......................................................................................40
         4.10.  Rate Regulation..................................................................................42
         4.11.  The Stations.....................................................................................43
         4.12.  DBS Rights.......................................................................................44
         4.13.  Title to Properties; Condition of Properties.....................................................44
         4.14.  Interests in Other Businesses....................................................................45
         4.15.  Solvency.........................................................................................45
         4.16.  Full Disclosure..................................................................................45
         4.17.  Margin Stock.....................................................................................46
         4.18.  Tax Returns......................................................................................46
         4.19.  Pension Plans, Etc...............................................................................46
         4.20.  Material Agreements..............................................................................46
         4.21.  Projections......................................................................................46
         4.22.  Brokers, Etc.....................................................................................47
         4.23.  Capitalization...................................................................................47
         4.24.  Environmental Compliance.........................................................................47
         4.25.  Investment Company Act...........................................................................48
         4.26.  Labor Matters....................................................................................48
         4.27.  Delaware Code Provisions.........................................................................48
         4.28.  Year 2000 Compliance.............................................................................49

V.  FINANCIAL COVENANTS..........................................................................................49
         5.01.  Leverage.........................................................................................49
         5.02.  Interest Coverage................................................................................51
         5.03.  Fixed Charge Coverage............................................................................51
         5.04.  Restricted Payments..............................................................................51

VI. AFFIRMATIVE COVENANTS........................................................................................53
         6.01.  Preservation of Assets; Compliance with Laws, Etc................................................53
         6.02.  Insurance........................................................................................54
         6.03.  Taxes, Etc.......................................................................................56
         6.04.  Notice of Proceedings, Defaults, Adverse Change, Etc.............................................56
         6.05.  Financial Statements and Reports.................................................................57
         6.06.  Inspection.......................................................................................60
         6.07.  Accounting System................................................................................60
         6.08.  Additional Assurances............................................................................61
         6.09.  Renewal of DBS Agreements, FCC Licenses, and CATV Franchises.....................................61
         6.10.  Compliance with Environmental Laws...............................................................62
         6.11.  Interest Rate Protection.........................................................................63

VII. NEGATIVE COVENANTS..........................................................................................63
         7.01.  Indebtedness and Guarantees......................................................................63
         7.02.  Liens............................................................................................64
         7.03.  Disposition of Assets; Mergers, Etc..............................................................65
         7.04.  Fundamental Changes..............................................................................66
         7.05.  Investments and Acquisitions.....................................................................66
         7.06.  Local Marketing Agreements, Etc..................................................................70
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                                      -ii-
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

SECTION                                                                                                        PAGE NO.
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
         7.07.  Management.......................................................................................70
         7.08.  Sale and Leaseback...............................................................................70
         7.09.  Repurchase or Issuance of Equity Securities......................................................70
         7.10.  Change in Business, Limits on Activities of Special Purpose Subsidiary...........................70
         7.11.  Accounts Receivable..............................................................................71
         7.12.  Transactions with Affiliates.....................................................................71
         7.13.  Amendment of Certain Agreements, Negative Pledges, Etc...........................................71
         7.14.  ERISA............................................................................................72
         7.15.  Margin Stock.....................................................................................72

VIII. DEFAULTS...................................................................................................73

IX. REMEDIES ON DEFAULT, ETC.....................................................................................76

X. THE AGENT.....................................................................................................77
         10.01.  Appointment, Powers and Immunities..............................................................77
         10.02.  Reliance by Agent...............................................................................78
         10.03.  Events of Default...............................................................................78
         10.04.  Rights as a Lender..............................................................................78
         10.05.  Indemnification.................................................................................79
         10.06.  Non-Reliance on Agent and Other Lenders.........................................................79
         10.07.  Failure to Act..................................................................................79
         10.08.  Resignation  of Agent...........................................................................80
         10.09.  Cooperation of Lenders..........................................................................80
         10.10.  Documentation Agent and Syndication Agent.......................................................80

XI. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY THE LENDERS....................................80

XII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS........................................................83

XIII. MISCELLANEOUS..............................................................................................86
         13.01.  Survival........................................................................................86
         13.02.  Fees and Expenses; Indemnity; Etc...............................................................86
         13.03.  Notice..........................................................................................87
         13.04.  Governing Law...................................................................................89
         13.05.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...................................................89
         13.06.  Severability....................................................................................90
         13.07.  Section Headings, Etc...........................................................................90
         13.08.  Several Nature of Lenders' Obligations..........................................................90
         13.09.  Counterparts....................................................................................90
         l3.10.  Knowledge and Discovery.........................................................................90
         13.11.  Amendment of Other Agreements...................................................................90
         13.12.  FCC and Municipal Approvals.....................................................................91
         13.13.  Disclaimer of Reliance..........................................................................91
         13.14.  Environmental Indemnification...................................................................91

XIV.  DEFINITIONS................................................................................................92

                               INDEX OF SCHEDULES
                               ------------------

Schedule 1.01(a)          Allocation of Loans and Commitments
Schedule 1.01(c)          Reducing Revolving Credit Note
Schedule 1.02(a)(ii)      Existing Letters of Credit
Schedule 1.02(a)(iv)      Letter of Credit Request
Schedule 1.03             Initial Term Note
Schedule 1.04(a)          Joinder by New Lender
Schedule 1.04(c)          Incremental Term Note
Schedule 1.06(a)          Loan Request
Schedule 1.06(d)          Interest Rate Option Notice
Schedule 1.08(a)          Commitment Reduction Notice
Schedule 1.08(b)          Prepayment Notice
Schedule 1.09             Prepayment Option Notice
Schedule 2.01(a)          Exceptions to Security
Schedule 2.01(b)          Form of Seller Subordination Agreement
Schedule 2.02             Sources and Uses of Capital
Schedule 3.01             Omnibus Officer's Certificate(s) and
                           Compliance Certificate/Closing
Schedule 3.02(d)          Officer's Compliance Certificate/Acquisition Loans
Schedule 3.02(e)(i)       Form of General Counsel Opinion/Acquisition Loans
Schedule 3.02(e)(ii)      Forms of FCC Counsel Opinion/Acquisition Loans
Schedule 3.02(e)(iii)     Form of Local Counsel Opinion/Acquisition Loans
Schedule 4.01(a)          Opening Balance Sheet
Schedule 4.01(b)          Parent Indebtedness
Schedule 4.02             Organization, Qualification, Etc.
Schedule 4.04             Governmental and Other Consents
Schedule 4.05             Litigation
Schedule 4.07             CATV Franchises
Schedule 4.08             FCC Licenses
Schedule 4.10             Rate Regulation
Schedule 4.12             DBS Agreements and Service Areas
Schedule 4.13             Head-End and Tower Site Leases, Etc.
Schedule 4.14             Interests in Other Businesses
Schedule 4.19             Pension Plans
Schedule 4.20             Material Agreements
Schedule 4.21             Projections
Schedule 4.23             Capitalization
Schedule 4.24             Environmental Compliance
Schedule 6.05             Compliance Report
Schedule 7.01             Certain Permitted Indebtedness
Schedule 7.02             Certain Permitted Liens
Schedule 7.05(a)          Acquisition Compliance Certificate
Schedule 7.05(b)          Form of General Counsel Opinion/Permitted Acquisitions
Schedule 7.05(c)          Form of FCC Counsel Opinion/Permitted Acquisitions
Schedule 7.05(d)          Form of Local Counsel Opinion/Permitted Acquisitions
Schedule 12               Form of Assignment and Acceptance

                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT
                   -------------------------------------------

         THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of January 14, 2000, by and among the financial institutions which are now, or in accordance with Section 1.04 or Article XII hereafter become, parties hereto (collectively, the "Lenders" and each individually, a "Lender"); CIBC WORLD MARKETS CORP. and DEUTSCHE BANK SECURITIES, INC. (together, the "Co-Arrangers"); BANKERS TRUST COMPANY, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent"); CANADIAN IMPERIAL BANK OF COMMERCE, as syndication agent for such Lenders (in such capacity, together with its successors and assigns in such capacity, the "Syndication Agent"); FLEET NATIONAL BANK, as documentation agent for such Lenders (in such capacity, together with its successors and assigns in such capacity, the "Documentation Agent"); and PEGASUS MEDIA & COMMUNICATIONS, INC., a Delaware corporation (the "Borrower") and a wholly owned subsidiary of Pegasus Communications Corporation, a Delaware corporation (the "Parent"). Certain capitalized terms used herein without definition are defined in Article XIV of this Agreement.

                                    RECITALS
                                    --------

         A. The Borrower's various direct and indirect Subsidiaries (1) own the rights to deliver direct broadcast satellite ("DBS") service in various territories in the United States, (2) own and operate cable television systems located in Puerto Rico and (3) own and operate broadcast television stations located in Florida, Maine, Mississippi, Pennsylvania and Tennessee. Certain special purpose subsidiaries of the Borrower, referred to herein as the License Subsidiaries, own the licenses for each broadcast television station.

         B. Certain of the foregoing DBS rights are being acquired on the date hereof, and as a condition to the execution of this Agreement, pursuant to the transfer by merger of Digital Television Services, Inc., a Delaware corporation and an Affiliate of the Borrower ("DTS"), into Pegasus Satellite Television, Inc., a Delaware corporation and a Subsidiary of the Borrower ("PST").

         C. DTS is a party to a Second Amended and Restated Credit Agreement dated as of July 30, 1997 with Canadian Imperial Bank of Commerce, as Administrative Agent (in such capacity, the "DTS Agent"), Fleet National Bank, as Documentation Agent, CIBC Wood Gundy Securities Corp., as Arranger, and the "Lenders" referred to therein (the "DTS Lenders") as amended (the "DTS Credit Agreement").

         D. The Borrower, certain of the Lenders (the "Original Lenders") and the Agent are parties to a Credit Agreement dated as of December 10, 1997, as amended by a First Amendment to Credit Agreement dated as of March 10, 1998, a Second Amendment to Credit Agreement dated as of August 3, 1998 and a Third

Amendment to Credit Agreement dated as of December 31, 1998 (as so amended, the "Original Agreement") under which the Borrower received certain revolving credit loans and term loans (the "Original Loans") pursuant to lending commitments totaling $180,000,000 in the aggregate.

         E. The Borrower desires to obtain additional funds (1) to support the issuance of letters of credit (including without limitation, Restored Letters of Credit), (2) to retire all existing Indebtedness of DTS, DTS Management and DTS Indiana under the DTS Credit Agreement and the Security Documents referred to therein, (3) to repurchase the Original Subordinated Notes, (4) to make permitted Restricted Payments to the Parent, (5) for working capital, Capital Expenditures and general corporate purposes and (6) subject to availability, to finance Permitted Acquisitions.

         F. The Lenders are willing to provide such funds, all subject to the terms and conditions of this Agreement.

         G. The Borrower desires to amend and restate the Original Agreement to increase its maximum borrowing capacity to $500,000,000 (with the option to seek up to $200,000,000 in additional funds), to permit and reflect the DTS Merger, to restructure its existing credit facilities, to add additional institutions to its lending group (the "New Lenders"), to add additional agents therefor (with Bankers Trust Company remaining as agent for all administrative and collateral matters, as provided in the Original Agreement) and to make certain other amendments, modifications and revisions.

         H. The parties hereto, for their convenience, have elected to amend and restate the Original Agreement pursuant to this Agreement rather than amend the Original Agreement or enter into a new credit agreement and intend that all indebtedness, obligations and liens created under the Original Agreement and the other Loan Documents be continued hereunder and thereunder and remain in full force and effect and not be discharged, paid, satisfied or cancelled except to the extent otherwise provided herein and therein.

         I. On the Closing Date, (1) all amounts owing under or in connection with the Original Agreement and the Short-Term L/C Agreements will be paid in full, (2) the Short-Term L/C Agreements will be of no further force and effect with respect to the Restored Letters of Credit , (3) the Original Agreement will be amended and restated in its entirety as set forth in this Agreement and (4) the Borrower may then and thereafter obtain extensions of credit from the Lenders under this Agreement in accordance with the conditions set forth below.

         NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree that the Original Agreement be, and it hereby is, amended and restated to read in its entirety (but retaining references to the foregoing Recitals) as follows:

         I. GENERAL TERMS.

         Section 1.01. Revolver Facilities.

         (a) On the Closing Date, subject to the terms and conditions contained in this Agreement, the Lenders agree to establish in favor of the Borrower reducing revolving credit facilities (the "Revolvers") in the aggregate principal amount of $225,000,000, allocated among the Lenders as set forth in
Schedule 1.01(a) (collectively, in either case, as reduced pursuant to Section 1.01(e) and subject to Sections 1.01(b) and to assignments under Article XII, the "Commitments" and, with respect to each Lender's allocation of the Revolvers, its "Commitment"), which shall expire on October 31, 2004 (such date, or such earlier date as the Commitments shall expire or be terminated hereunder, being referred to herein as the "Expiration Date").

         (b) The Lenders shall have no obligation to make any loans under the Commitments (the "Revolving Loans") if, after giving effect to such Revolving Loans, the sum of (A) the aggregate amount of all outstanding Revolving Loans plus (B) the Commitment Reserve plus (C) the Letter of Credit Exposure plus (D) that portion of the Permitted Seller Debt Outstandings not secured by Letters of Credit (such sum being referred to herein as the "Aggregate Exposure") would exceed the aggregate Commitments then in effect. For purposes of this Agreement, the term "Available Commitments" shall mean, at any time, the aggregate amount of the Commitments then in effect minus the Commitment Reserve, if any, minus the Letter of Credit Exposure minus that portion of the Permitted Seller Debt Outstandings not secured by Letters of Credit.

         (c) The borrowings under this Section 1.01 shall be evidenced by the Borrower's Reducing Revolving Credit Notes, each in the form attached hereto as
Schedule 1.01(c) (together with any additional Reducing Revolving Credit Notes issued to any assignee(s) of the Commitments under Article XII or otherwise issued in substitution therefor or replacement thereof, the "Revolving Notes").

         (d) The aggregate principal amount of Revolving Loans made by the Lenders as requested in any Loan Request shall be (i) at least $1,000,000 and, if more, a multiple of $100,000 in the case of LIBOR Loans, and $500,000, and, if more, a multiple of $100,000, in the case of Base Rate Loans or (ii) such lesser amount as equals the then unadvanced portion of the aggregate Available Commitments. From the Closing Date to and including the Expiration Date and within the limits of the aggregate Available Commitments, the Borrower may borrow, repay and reborrow under this Section 1.01.

         (e) The Commitments (i) shall be automatically permanently reduced on March 31, 2001 and each Quarterly Date thereafter, with a final reduction on the Expiration Date, on each of which dates the Borrower shall, subject to Section 1.15, repay such amount of the aggregate Revolving Loans as shall cause the aggregate outstanding principal balance thereunder to be less than or equal to the Available Commitments, after giving effect to such reductions, and (ii) shall expire on the Expiration Date, when all outstanding principal and accrued interest on the Revolving Notes shall be due and payable in full. Such reductions of the Commitments shall be in the respective percentages of the Commitments set forth below, without giving effect to any other mandatory or optional Commitment reductions:

-------------------------------------------------------
   Quarterly Dates             Aggregate Percentage of
                                      Automatic
                                 Permanent Reduction
-------------------------------------------------------
March 31, 2001                          2.50%
-------------------------------------------------------
June 30, 2001                           2.50%
-------------------------------------------------------
September 30, 2001                      2.50%
-------------------------------------------------------
December 31, 2001                       2.50%
-------------------------------------------------------
March 31, 2002                          3.75%
-------------------------------------------------------
June 30, 2002                           3.75%
-------------------------------------------------------
September 30, 2002                      3.75%
-------------------------------------------------------
December 31, 2002                       3.75%
-------------------------------------------------------
March 31, 2003                          6.25%
-------------------------------------------------------
June 30, 2003                           6.25%
-------------------------------------------------------
September 30, 2003                      6.25%
-------------------------------------------------------
December 31, 2003                       6.25%
-------------------------------------------------------
March 31, 2004                         12.50%
-------------------------------------------------------
June 30, 2004                          12.50%
-------------------------------------------------------
September 30, 2004                     12.50%
-------------------------------------------------------
October 31, 2004                       12.50%
-------------------------------------------------------

         Section 1.02. Letters of Credit. From time to time from the date of this Agreement to but not including the date which is ten (10) Business Days prior to the Expiration Date, and on the terms and subject to the conditions contained in this Agreement, the Agent shall cause the Issuing Bank to issue stand-by letters of credit in Dollar denominations for the account of the Borrower (each a "Letter of Credit" and collectively, the "Letters of Credit") as follows:

         (a) Issuance of Letters of Credit. The obligation of the Issuing Bank to issue any Letter of Credit requested by the Borrower is subject to the following conditions:

             (i) The Issuing Bank shall not issue any Letter of Credit if, after giving effect to the issuance thereof, (A) the Aggregate Exposure would exceed the aggregate Commitments then in effect, (B) the aggregate NRTC Letter of Credit Exposure would exceed $45,000,000, (C) the aggregate General Purpose Letter of Credit Exposure would exceed $10,000,000 or
         (D) the aggregate Seller Letter of Credit Exposure would exceed $45,000,000.

             (ii) Each Letter of Credit shall be issued (i) in favor of the NRTC, as beneficiary, to secure obligations of the Companies under the NRTC Member Agreements, (ii) in favor of one or more Sellers, to secure obligations of the Companies under Permitted Seller Debt or (iii) for such other valid business purpose of the Companies or any of them as the Borrower shall determine. As of the date hereof and in accordance with the Original Agreement and this Agreement, the Issuing Bank has issued certain Letters of Credit, which Letters of Credit are described in Part A of Schedule 1.02(a)(ii). It is hereby agreed that the Letters of Credit shall include the Restored BT Letters of Credit.

             (iii) Letters of Credit shall be issued hereunder on a sight basis only.

             (iv) Each Letter of Credit and any related documentation shall be in a form and scope and upon terms acceptable to the Issuing Bank, in its sole discretion but, in any event, in accordance with its customary practices (collectively with the Letters(s) of Credit issued pursuant hereto, the "Letter of Credit Documents"). Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Agent and the Issuing Bank a written notice requesting such issuance at least three (3) Business Days (or such shorter period as may be acceptable to the Issuing Bank) prior to the proposed issuance date. Each such notice shall be in the form of Schedule 1.02(a)(iv) (each, a "Letter of Credit Request").

             (v) Each Letter of Credit shall have an expiry date occurring not later than the earlier of (A) the date which is one year from the date of issuance (or, solely with respect to Seller Letters of Credit issued after March 10, 1998, four (4) years from the date of issuance) and (B) the date which is ten (10) Business Days prior to the Expiration Date. The expiry date for any Letter of Credit may be automatically extended for successive periods; each of up to one year, but no such extension shall extend beyond the date which is ten (10) Business Days prior to the Expiration Date.

             (vi) The Issuing Bank will not issue any Letter of Credit after it has received notice that any Default exists, until such time as the Issuing Bank receives a notice of (i) the rescission of such notice of Default, provided by the party or parties originally delivering the same, or (ii) the waiver of such Default, provided by the Lenders as required under Article XII. Notwithstanding the foregoing, in the event a Lender Default exists, the Issuing Bank shall not be required to issue any Letter of Credit unless the Issuing Bank has entered into arrangements satisfactory to it and to the Borrower to eliminate the Issuing Bank's risk with respect to the participation of the Defaulting Lender or Lenders in Letters of Credit.

         (b) DTS Letters of Credit.

             (i) The DTS Agent is the issuing bank with respect to certain letters of credit issued under the DTS Credit Agreement for the account of DTS and, upon consummation of the DTS Merger, PST, as successor to DTS, which letters of credit are described in Part B of Schedule 1.02(a)(ii) (collectively, the "DTS Letters of Credit"). It is hereby agreed that the DTS Letters of Credit shall include the Restored DTS Letters of Credit. Within sixty (60) days after the date hereof, the Borrower shall cause each of the DTS Letters of Credit to be replaced with Letters of Credit issued by the Issuing Bank for the Borrower's account under this Section 1.02.

             (ii) Pending such replacement of the DTS Letters of Credit, (A) the DTS Letters of Credit shall be deemed Seller Letters of Credit and NRTC Letters of Credit, as indicated on such Schedule 1.02(a)(ii), and Letters of Credit, for all purposes hereof, except as specifically provided in this Section 1.02, (B) the Issuing Bank and the Lenders (pursuant to Section 1.02(e) below), hereby assume responsibility for the funding of any draws thereunder or other obligations arising in connection therewith and (C) the Borrower hereby assumes all Reimbursement Obligations in connection therewith. The agreements of the Issuing Bank and the Lenders in respect of the DTS Letters of Credit shall supersede and replace the obligations of the DTS Lenders with respect to such DTS Letters of Credit under Section 3.4 of the DTS Credit Agreement, which will terminate upon repayment of all obligations of DTS thereunder as provided in Section 2.02.

             (iii) In furtherance of the foregoing, the Lenders hereby agree to reimburse the DTS Agent, on behalf of the DTS Lenders, upon demand for, and to indemnify and reimburse the DTS Agent, on behalf of the DTS Lenders, and hold such parties harmless from and against, payments of amounts drawn under the DTS Letters of Credit, commissions, interest and other charges, fees and expenses of counsel, and any and all claims, liabilities, losses, costs and expenses incurred or sustained by such parties in connection with or relating to the DTS Letters of Credit which DTS has agreed to pay to such respective parties under the terms of the DTS Credit Agreement or for which DTS has indemnified such respective parties under the DTS Credit Agreement or any letter of credit documents or letter or credit applications or other documents entered into in connection with the DTS Letters of Credit; provided, however, that such party or parties shall have made written demand therefor to the Issuing Bank no later than thirty (30) days after expiration of such DTS Letter of Credit. The Lenders agree that their respective obligations under this Section 1.02(b)(iii) shall be shared pro rata based upon their respective Commitments.

             (iv) The DTS Agent and the Borrower agree that no amendments or other modifications of the DTS Letters of Credit shall be made without the prior written consent of the Required Lenders.

         (c) Letter of Credit Fees. The Borrower shall pay (i) to the Issuing Bank, for its own account, a non-refundable issuance fee computed at the rate of
 .125% per annum of the amount of each Letter of Credit (the "Issuance Fee"), provided that (A) in no event shall the annual Issuance Fee with respect to any Letter of Credit be less than $500.00 and (B) in any instance where such minimum Issuance Fee applies, such minimum shall be paid in full on the date of issuance of the respective Letter of Credit and on each anniversary date thereof, if any, and (ii) to the Agent, for the ratable account of each Lender, a non-refundable fee (the "Letter of Credit Fee") which shall be computed at a per annum rate equal to the Applicable Margin for LIBOR Loans under the Revolvers in effect from time to time under the Commitments. The Issuance Fee and Letter of Credit Fee shall accrue on the daily stated amount of each Letter of Credit from and including the issuance date of such Letter of Credit to and including the expiry date thereof and (except as otherwise provided in clause (B) above) shall be payable quarterly in arrears on each Quarterly Date and on the Expiration Date, without setoff, deduction or counterclaim. The Issuance Fee and Letter of Credit Fee shall be calculated on the basis of the actual number of days elapsed in a 360-day year. Upon receipt from the Borrower of payment of the Letter of Credit Fee, the Agent will promptly remit to each Lender such Lender's share of the Letter of Credit Fee. In addition to the Issuance Fee and the Letter of Credit Fee, the Borrower will pay the Issuing Bank or the DTS Agent, as applicable, upon each issuance of, payment under and/or amendment to each Letter of Credit, such amount as shall at such time be the administrative charge which the Issuing Bank or the DTS Agent, as applicable, is customarily assessing for such operations.

         (d) Obligation of Borrower to Repay Letter of Credit Disbursements, Etc. The Borrower assumes all risks in connection with the Letters of Credit and the Borrower's obligation to repay any payments made by the Issuing Bank or the DTS Agent on a demand presented under any Letter of Credit (each a "Letter of Credit Disbursement") shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of:

             (i) any lack of validity or enforceability of any Letter of Credit;

             (ii) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent, the Issuing Bank, the DTS Agent, any Lender or any other Person, whether in connection with this Agreement or otherwise;

             (iii) any demand or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, unless payment by the Issuing Bank or the DTS Agent, as applicable, under such Letter of Credit (A) shall have been made against presentation of demands or documents that, on their face, do not substantially conform to the requirements of such Letter of Credit, or (B) shall have been the result of the gross negligence or willful misconduct of the Issuing Bank, or the DTS Agent, as applicable, as finally determined by a court of competent jurisdiction; and

             (iv) any other circumstance or event whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or event shall not have been the result of the gross negligence or willful misconduct of the Issuing Bank or the DTS Agent, as applicable.

         (e) Participation by Lenders. Promptly after the issuance of or amendment of any Letter of Credit, the Issuing Bank shall give the Agent and the Borrower written notice of such issuance and/or amendment, accompanied by a copy of such Letter of Credit and/or amendment. Upon receipt of such notice, the Agent shall promptly notify each Lender accordingly and, if requested by any Lender, shall provide to such Lender copies of any such newly issued Letter of Credit or amendment. By the issuance of a Letter of Credit and without any further action, the Issuing Bank or, with respect to all existing DTS Letters of Credit, the DTS Agent, as applicable, hereby grants to each Lender, and each Lender hereby agrees to acquire from the Issuing Bank or the DTS Agent, as applicable, a participation in such Letter of Credit equal to such Lender's pro rata share of the face amount thereof, determined as provided in Section 1.17, effective upon the date of issuance. In furtherance of the foregoing, each

Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank or the DTS Agent, as applicable, the amount of such Lender's pro rata share of each Letter of Credit Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 1.02(e) is absolute and unconditional and shall not be affected by any circumstances whatsoever, and that each payment obligation arising from a Letter of Credit Disbursement shall be made promptly by each Lender to the Agent without any offset, abatement, withholding or reduction whatsoever.

         (f) Payments by Lenders to Issuing Bank or the DTS Agent. Upon notification by the Issuing Bank or the DTS Agent to the Agent that a Letter of Credit Disbursement has been made and that the Borrower has failed to meet its reimbursement obligations to the Issuing Bank or the DTS Agent, as applicable, the Agent shall promptly notify the Issuing Bank or the DTS Agent and each other Lender of the amount of the Letter of Credit Disbursement and, in the case of each Lender, its pro rata share thereof. Each Lender shall pay to the Agent, not later than 2:00 P.M., New York time, on such date, provided that such notice shall have been provided by the Agent by 11:00 A.M., New York time, on such date (or, otherwise, not later than 12:00 Noon, New York time, on the next following Business Day), such Lender's pro rata share of such Letter of Credit Disbursement, which the Agent shall promptly pay to the Issuing Bank or the DTS Agent, as applicable. The Agent will promptly remit to each Lender its share of any amounts subsequently received by the Issuing Bank or the Agent (directly or from the DTS Agent) from the Borrower in respect of all Letter of Credit Disbursements.

         (g) Cash Collateral.

             (i) At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon notice from the Agent, at the direction or with the consent of the Required Lenders (and, in the case of any Event of Default referred to in paragraph (m) or (n) of Article VIII, forthwith, without any demand or the taking of any other action by the Agent or such Lenders), the Borrower shall immediately deliver to the Agent, for deposit in the Collateral Account controlled by the Agent as provided in the Security Agreements, such additional amount of cash as is equal to the aggregate Letter of Credit Exposure (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder).

             (ii) In addition, in the event of a mandatory prepayment under
         Section 1.09 resulting in payment in full of all outstanding Loans and the termination of the Commitments in full, the Agent will retain such amount as may then be required to be retained as cover for the Letter of Credit Exposure, as contemplated by Section 1.09(e)(iii).

             (iii) In the event of a drawing, and subsequent payment by the Issuing Bank or the DTS Agent, under any Letter of Credit at any time during which any amounts are held in respect thereof in the Collateral Account, the Agent will deliver to the Issuing Bank or the DTS Agent, as applicable, an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank or the DTS Agent, as applicable, therefor, in each case in the order in which each such drawing is presented to the Issuing Bank or the DTS Agent, as applicable.

             (iv) Any such amounts remaining in the Collateral Account after the expiration of all Letters of Credit and the reimbursement in full of the Issuing Bank and the DTS Agent for all of their obligations thereunder shall be held by the Agent, for the benefit of the Borrower, to be applied against the Obligations (A) in such order and manner as the Agent may direct in accordance with Section 1.17, if a Default then exists, or (B) otherwise, as the Borrower may direct in accordance with this Agreement.

             (v) If the Borrower is required to provide cover for the Letter of Credit Exposure pursuant to Section 1.09(e)(iii), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower on demand, provided that, after giving effect to such return, (A) the Aggregate Exposure at such time would not exceed the aggregate Commitments at such time and (B) no Default shall have occurred and be continuing at such time. If the Borrower is required to provide cover for the Letter of Credit Exposure as a result of an Event of Default, as provided under paragraph (i) above, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three
         (3) Business Days after (1) any grace or cure periods applicable to unmatured Defaults shall have expired and (2) all Events of Default shall have been cured or waived.

         Section 1.03. Initial Term Loans.

         (a) Subject to the terms and conditions contained in this Agreement, the Lenders agree to make term loans to the Borrower on the Closing Date in an aggregate principal amount of $275,000,000 (collectively, the "Initial Term Loans"), allocated among the Lenders as set forth in Schedule 1.01(a) (subject to adjustment for assignments under Article XII).

         (b) The Initial Term Loans shall be evidenced by the Borrower's Term Notes, substantially in the form attached hereto as Schedule 1.03 (together with any additional such Term Notes issued to any assignee(s) of the Initial Term Loans under Article XII or otherwise issued in substitution therefor or replacement thereof, the "Initial Term Notes").

         (c) The Borrower will pay to the Agent, for the ratable account of each Lender, the principal under the Initial Term Notes, without setoff, deduction or counterclaim, in eighteen (18) installments, payable on each Quarterly Date in each year, commencing March 31, 2001, with a final installment payable on April 30, 2005, when all amounts outstanding under the Initial Term Notes, including all outstanding principal and accrued interest, fees, expenses and other charges in respect thereof shall be due and payable in full. Each such payment shall be in the respective percentage of the Initial Term Loans set forth in the following table:

               ----------------------------------------------
                                       Aggregate Percentage
                 Payment Dates         of Principal Payable
               ----------------------------------------------
                March 31, 2001 through
                 June 30, 2004                  .25%
               ----------------------------------------------
                September 30, 2004,
                 December 31, 2004 and
                 March 31, 2005               25.00%
               ----------------------------------------------
                April 30, 2005                21.50%
               ----------------------------------------------


         Section 1.04. Incremental Term Loans.

         (a) Subject to the terms and conditions contained in this Agreement, the Borrower may from time to time, by written notice to the Agent and the Syndication Agent, request additional term loans in accordance with the terms of this Section 1.04 up to a maximum aggregate principal amount of $200,000,000 (collectively, the "Incremental Term Loans"). Upon receipt of any such notice, the Agent and the Syndication Agent agree to seek Incremental Term Loans from existing Lenders or from other financial institutions, each of which institutions shall become a Lender hereunder by executing and delivering a Joinder in the form of Schedule 1.04(a).

         (b) The Incremental Term Loans, if any, shall be made prior to June 30, 2001 in installments of at least $50,000,000 in the aggregate on each Credit Extension Date. No Incremental Term Loans repaid may be reborrowed hereunder.

         (c) The Incremental Term Loans shall be evidenced by the Borrower's Incremental Term Notes in the aggregate principal amount of no more than $200,000,000, in the form attached hereto as Schedule 1.04(c) (together with any additional such Incremental Term Notes issued to any assignee(s) of the Incremental Term Loans under Article XII or otherwise issued in substitution therefor or replacement thereof, the "Incremental Term Notes" and, together with the Revolving Notes and the Initial Term Notes, the "Notes"). The Notes are hereby incorporated herein by reference and made a part hereof.

         (d) The Borrower will pay to the Agent, for the ratable account of each Lender, the aggregate principal under the Incremental Term Notes outstanding as of June 30, 2001 (the "Incremental Term Loan Principal"), without setoff, deduction or counterclaim, in sixteen (16) installments, payable on each Quarterly Date in each year, commencing September 30, 2001, with a final payment on July 31, 2005, when all amounts outstanding under the Incremental Term Notes, including all outstanding principal and accrued interest, fees, expenses and other charges in respect thereof shall be due and payable in full. Each such payment shall be in the respective percentage of the Incremental Term Loan Principal set forth in the following table:

               ----------------------------------------------
               Quarterly Dates        Aggregate Percentage of
                                          Principal Payable
               ----------------------------------------------
               September 30, 2001 through
                September 30, 2004               .25%
               ----------------------------------------------
               December 31, 2004, March 31,
                2005 and June 30, 2005         25.00%
               ----------------------------------------------
               July 31, 2005                   21.75%
               ----------------------------------------------

         Section 1.05. Interest on the Notes.

         (a) Interest Rate. Subject to the terms and conditions set forth in this Section 1.05, the Borrower may elect an interest rate for the outstanding principal balances from time to time of the Notes, or any portion thereof, based on either the Base Rate or the applicable LIBOR Rate and determined as of any date, as set forth in the Table in Section 1.05(b) below, as follows:

             (i) the rate for any Base Rate Loan shall be the Base Rate plus the Applicable Margin for Base Rate Loans then in effect; and

             (ii) the rate for any LIBOR Loan shall be the applicable LIBOR Rate plus the Applicable Margin for LIBOR Loans in effect on the first day of the applicable Interest Period.

         (b) Determination of Applicable Margin for Revolving Loans.

             (i) The Applicable Margin for Revolving Loans during the period commencing on the date hereof and ending on June 30, 2000 shall be 2.00%, with respect to Base Rate Loans, and 3.00%, with respect to LIBOR Loans. The Applicable Margin for Loans during the Pricing Period commencing on July 1, 2000 and ending on August 14, 2000 and during each Pricing Period thereafter shall be determined based upon the PCC Leverage Ratio as of the last day of the fiscal quarter immediately preceding the first day of such Pricing Period (the "Pricing Ratio"), as indicated in the following Table:

--------------------------------------------------------------------------------
                                     Applicable Margin for Revolving Loans
--------------------------------------------------------------------------------
        Pricing Ratio            Base Rate Loans               LIBOR Loans
--------------------------------------------------------------------------------
 Greater than or equal to
  6.00:1.00                           2.00%                        3.00%
--------------------------------------------------------------------------------
 Less than 6.00:1.00 but greater
  than or equal to 5.50:1.00          1.75%                        2.75%
--------------------------------------------------------------------------------
 Less than 5.50:1.00 but greater
  than or equal to 5.00:1.00          1.50%                        2.50%
--------------------------------------------------------------------------------
 Less than 5.00:1.00 but greater
  than or equal to 4.50:1.00          1.25%                        2.25%
--------------------------------------------------------------------------------
 Less than 4.50:1.00                  1.00%                        2.00%
--------------------------------------------------------------------------------

             (ii) Nothing in Section 1.05(b) shall be deemed to constitute a waiver of the requirements of Section 5.01, default under which will result in an Event of Default and the application of the default rate of interest specified in Section 1.05(f).

             (iii) As used in Section 1.05, the first "Pricing Period" shall commence on July 1, 2000 and end on August 14, 2000 and, thereafter, the term "Pricing Period" shall mean each period commencing on (A) the last date as of which the Borrower is required, under Section 6.05(b) and Section 6.05(d), to deliver financial statements and a Compliance Report indicating the applicable Pricing Ratio, being February 15, May 15, August 15 and November 15 of each year (in each case, a "Compliance Report Delivery Date"), and ending on (B) the day preceding next following Compliance Report Delivery Date.

             (iv) The determination of the Applicable Margin for any Pricing Period shall be based on the quarterly financial statements and Compliance Report required to be delivered on the first date of such Pricing Period, as provided above (except with respect to the first Pricing Period, for which the Applicable Margin will be based on the quarterly financial statements and Compliance Report delivered for the fiscal quarter ending March 31, 2000, adjusted to reflect any Acquisitions, Dispositions, incurrence of Indebtedness or other material transactions effected from April 1, 2000 through June 30,
         2000). Notwithstanding the preceding sentence, in the event of any discrepancy between the computation based on such financial statements and Compliance Report and the related audited financial statements furnished pursuant to Section 6.05(a) (the "Audited Financial Statements") or any information disclosed in connection therewith, the computation based upon the Audited Financial Statements shall govern, retroactive to the first day of the applicable Pricing Period. In the event of a retroactive correction in the determination of the Applicable Margin in favor of the Borrower, the amount of interest thereby refundable to the Borrower shall be applied on the date of such retroactive correction, to prepay interest payable on the Notes. If the retroactive correction is in favor of the Lenders, the amount of interest due to the Lenders shall be paid in full to the Agent within five (5) days after written notice of such correction is provided to the Borrower.

             (v) Notwithstanding the foregoing, no downward adjustment of the Applicable Margin hereunder shall be permitted (A) unless the Compliance Report for the relevant fiscal period delivered to the Agent includes a request by the Borrower for such adjustment or (B) during the existence of any Default.

         (c) Determination of Applicable Margin for Term Loans. The Applicable Margin for Term Loans shall be 2.50%, with respect to Base Rate Loans, and 3.50%, with respect to LIBOR Loans.

         (d) Computations. Interest on Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a 365 or 366-day year, as applicable (unless such interest is based upon the Federal Funds Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a 360-day year). Interest on LIBOR Loans shall be computed on the basis of the actual number of days elapsed over a 360-day year.

         (e) Interest Payment Dates. Interest on the Loans shall be payable in arrears, without setoff, deduction or counterclaim, as follows:

             (i) Interest on each Base Rate Loan shall be due and payable on the Quarterly Dates, commencing March 31, 2000 and at maturity, whether by reason of acceleration, prepayment, payment or otherwise, provided that interest accrued on any Base Rate Loan which is converted to a LIBOR Loan shall be paid on the Quarterly Date following the date of such conversion (or, if accrued on a Base Rate Loan which is so converted on a Quarterly Date, on such Quarterly Date). The interest rate on Base Rate Loans shall change on the date of any change in the applicable Base Rate without any prior notice thereof being provided to the Borrower.

             (ii) Interest on each LIBOR Loan shall be due and payable on the last day of the Interest Period applicable to such Loan and, if such Interest Period exceeds three (3) months, every three (3) months after the beginning thereof, until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.

         (f) Effect of Defaults, Etc.

             (i) During the existence of any Event of Default, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Loan Documents (including without limitation Reimbursement Obligations) shall bear interest, from and including the date such Event of Default occurred until such Event of Default is waived in writing as provided herein, at a rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) equal to two percent (2.00%) above (a) the interest rate or rates then applicable to Base Rate Loans and overdue interest, fees and other expenses, or (b) with respect to any LIBOR Loans then in effect (and only until the end of the Interest Period applicable to such LIBOR Loans) the interest rate or rates then applicable to such LIBOR Loans.

             (ii) Nothing in this Section 1.05(f) shall affect the rights of the Agent or the Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

         Section 1.06. Loan Requests; Type of Loan.

         (a) Loan Requests. Each request by the Borrower for Loans under the Revolvers or for Term Loans (other than the initial Loans, if made concurrently herewith) shall be made not later than (i) 11:00 A.M. (New York time) on the Business Day prior to the proposed Borrowing Date, if such Loans are Base Rate Loans, or (ii) 11:00 A.M. (New York time) on the third Business Day prior to the proposed Borrowing Date, if any of such Loans are LIBOR Loans, by a written Loan Request, in the form of Schedule 1.06(a) (each, a "Loan Request"), signed by an Authorized Officer and indicating (i) the date of such Loans, (ii) whether such Loans shall be Base Rate Loans or LIBOR Loans or a combination of the two types of Loans and, if so, the Interest Period for such LIBOR Loans, and (iii) the use of proceeds thereof, to the extent any such proceeds are not being used for working capital purposes. The Agent shall promptly notify the Lenders of such Loan Request and the information contained therein. Such Loan Request shall be irrevocable and binding on the Borrower.

         (b) Conversion to a Different Type of Loan. The Borrower may elect from time to time to convert any outstanding Loans to Base Rate Loans or LIBOR Loans, as the case may be, provided that (i) with respect to any such conversion of LIBOR Loans to Base Rate Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time) on the date of such proposed conversion; (ii) with respect to any such conversion of Base Rate Loans to LIBOR Loans, the Borrower shall provide the appropriate Interest Rate Option Notice by 11:00 A.M. (New York time ) at least three Business Days' prior to the date of such proposed conversion; (iii) with respect to any such conversion of LIBOR Loans into Base Rate Loans, such conversion shall only be made on the last day of the related Interest Period; (iv) no Loans may be converted into LIBOR Loans when any Default has occurred and is continuing, unless the Required Lenders shall consent to such conversion; (v) the Borrower may have no more than six (6) LIBOR Loans outstanding at any time; (vi) any conversion of less than all of the outstanding Base Rate Loans into LIBOR Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000; and (vii) any conversion of less than all of the outstanding LIBOR Loans into Base Rate Loans shall be in a minimum aggregate principal amount of $1,000,000 and, if greater, an integral multiple of $100,000. The Agent shall promptly notify the Lenders of such Interest Rate Option Notice and the information contained therein.

         (c) Continuance of an Interest Rate Option. The Borrower may continue any LIBOR Loans as such upon the expiration of the related Interest Period by providing to the Agent (i) an Interest Rate Option Notice in compliance with the notice provisions set forth in Section 1.06(b) or (ii) standing written instructions authorizing the automatic continuation of such Loans, which instructions shall be effective until written notice to the Agent by the Borrower, signed by an Authorized Officer, revoking the same (such notice to take effect no sooner than three Business Days after receipt by the Agent); provided that no LIBOR Loans may be continued when any Default has occurred and is continuing, but shall be automatically converted to Base Rate Loans on the last day of the first applicable Interest Period which ends during the continuance of such Default. Base Rate Loans shall be deemed to continue as such until receipt of an Interest Rate Option Notice requesting conversion thereof to LIBOR Loans.

         (d) Form of Notice. Each Interest Rate Option Notice shall be substantially in the form of Schedule 1.06(d) and shall specify: (i) the aggregate principal amount of Loans to be continued or converted; (ii) the proposed date thereof; (iii) the Interest Period for such LIBOR Loans; and (iv) whether such Loans shall be LIBOR Loans or Base Rate Loans.

         Section 1.07. Loan Disbursements. The Loans shall be made by the applicable Lenders pro rata as provided in Section 1.17. Not later than 12:00 noon (New York time), in the case of LIBOR Loans, or 2:00 P.M. (New York time), in the case of Base Rate Loans, on the Credit Extension Date for any Loans, each applicable Lender shall make available to the Agent the portion of the Loans to be made by it on such date, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same in immediately available funds in the appropriate account or accounts of the Borrower and by disbursing such funds as indicated in writing in the related Loan Request prior to the Credit Extension Date for such Loans.

         Section 1.08. Voluntary Prepayments and Voluntary Termination or Reduction of the Commitments.

         (a) Voluntary Reductions of Commitments and Prepayments. At any time prior to the Expiration Date, upon at least three (3) Business Days' written notice to the Agent in the form of Schedule 1.08(a) (each, a "Commitment Reduction Notice") signed by an Authorized Officer, the Borrower may permanently terminate or permanently reduce the Commitments, provided as follows:

             (i) any such reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof;

             (ii) after giving effect to any such reduction of the Commitments, the aggregate unutilized portion of the aggregate Available Commitments shall equal or exceed $15,000,000;

             (iii) any such reduction shall apply to each Lender's Commitment pro rata as provided in Section 1.17; and

             (iv) simultaneously with each such reduction, as applicable, the Borrower (A) shall pay to the Agent, for the ratable account of each Lender, any then accrued unpaid Commitment Fee on the terminated or reduced portion of the respective Commitments, (B) shall pay any indemnification payments due in accordance with Section 1.14 in respect of LIBOR Loans so prepaid and (C) shall repay such amount of the aggregate principal amount of the related Notes as shall cause the outstanding principal balance thereunder to be less than or equal to the aggregate Available Commitments, after giving effect to such reduction, provided that any such prepayment shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple of $250,000, in the case of LIBOR Loans so prepaid, or $250,000 or, if greater, integral multiples thereof, with respect to Base Rate Loans so prepaid.

Each Commitment Reduction Notice shall specify the date fixed for such termination or reduction, the aggregate principal amount thereof and the aggregate principal amount of the Notes required to be repaid hereunder on such date. Upon receipt of any Commitment Reduction Notice, the Agent shall promptly notify each affected Lender thereof.

         (b) Voluntary Prepayments of Term Loans. The Borrower may at any time and from time to time prepay the Term Loans, in whole or in part, without premium or penalty, upon written notice to the Agent in the form of Schedule 1.08(b) (each, a "Prepayment Notice") at least three (3) Business Days prior thereto, provided as follows:

             (i) any such reduction shall apply to each Lender's Initial Term Note or Incremental Term Note, if any, pro rata as provided in Section 1.17;

             (ii) simultaneously with each such prepayment, the Borrower shall pay any indemnification payments due in accordance with Section 1.14 in respect of LIBOR Loans so prepaid; and

             (iii) any such prepayment shall be an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple of $250,000, in the case of LIBOR Loans so prepaid, or $250,000 or, if greater, integral multiples thereof, with respect to Base Rate Loans so prepaid.

Each Prepayment Notice shall specify the date fixed for such prepayment and the aggregate principal amount thereof whether the prepayment is of LIBOR Loans or Base Rate Loans. Upon receipt of any Prepayment Notice, the Agent shall promptly notify each affected Lender thereof.

         (c) Application of Reductions and Prepayments. Voluntary reductions of the Commitments shall be applied to scheduled reductions thereof in inverse order of maturity and voluntary prepayments of the Term Loans shall be applied pro rata to the Initial Term Loans and the Incremental Term Loans (if any are outstanding) and to the respective installments thereof in inverse order of maturity. Voluntary reductions of the Commitments shall be permanent and irrevocable and voluntary prepayments of Term Loans may not be reborrowed. Notwithstanding the foregoing, during the existence of any Default, voluntary prepayments of the Loans shall be applied as determined by the Required Lenders, in their sole discretion.

         Section 1.09. Mandatory Commitment Reductions and Prepayments.

         (a) Casualty Events. Subject to the provisions of Section 6.02, within one hundred eighty (180) days following the receipt by the Borrower or any of the Subsidiaries of any Insurance Proceeds in respect of any Casualty Event (or upon such earlier date as the Borrower or any Subsidiary shall have determined not to restore, repair or replace the asset or property affected by such Casualty Event), which Insurance Proceeds, together with all other such Insurance Proceeds theretofore received in respect of Casualty Events and not so applied, exceed $1,000,000 in the aggregate, (i) the Commitments shall be automatically reduced and the Notes shall be prepaid in an aggregate amount, if any, equal to the aggregate amount of such proceeds not theretofore applied to the repair or replacement of such asset or property under Section 6.02(b), as provided in Section 1.09(e). Nothing in this Section 1.09(a) shall be deemed (i) to limit any obligation of the Companies pursuant to the Security Agreements to remit to the Collateral Account the Insurance Proceeds received in respect of any Casualty Event, (ii) to obligate the Agent to release any of such proceeds from the Collateral Account to the Borrower or any Subsidiary during the existence of any Default or (iii) to apply to temporary prepayments of the Revolving Notes from Insurance Proceeds pending completion of repairs, replacements and restoration within the one hundred eighty (180) day period referred to above.

         (b) Excess Cash Flow. On or before May 1 of each year, commencing May 1, 2002, the Commitments shall be automatically reduced and/or the Borrower shall prepay the Revolving Notes and/or the Term Notes in an aggregate amount equal to Adjusted Excess Cash Flow for the immediately preceding fiscal year, as provided in Section 1.09(e).

         (c) Debt Issuances. Without limiting the obligation of the Borrower to obtain any required consent thereto of the Required Lenders under Section 7.01, upon any issuance of additional debt securities of the Borrower not permitted under such Section, the Borrower shall prepay the Notes in an aggregate amount equal to the net cash proceeds thereof, as provided in Section 1.09(e).

         (d) Dispositions of Assets.

             (i) Prepayment of the Notes. Without limiting the obligation of the Borrower under Section 7.03 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, the Borrower agrees (A) two (2) Business Days prior to the occurrence of any Disposition, to deliver to the Agent (in sufficient copies for each Lender) a statement, certified by an Authorized Officer of the Borrower and in reasonable detail, of the estimated amount of the Net Cash Proceeds of such Disposition and (B) that in the event such Disposition is completed, the Commitments shall be automatically reduced and/or the Notes shall be prepaid as follows and as provided in Section 1.09(e):

                 (1) on the date of such Disposition, in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition received by the Borrower or any of the Subsidiaries on the date of such Disposition; and

                 (2) thereafter, quarterly, on the date of the delivery to the
             Agent pursuant to Section 6.05 hereof of the financial statements for each fiscal quarter or (if earlier) the date which is forty-five (45) days after the end of such fiscal quarter, to the extent the Borrower or any Subsidiary shall receive Net Cash Proceeds during such fiscal quarter under deferred payment arrangements or investments entered into or received in connection with any Disposition, an amount equal to 100% of the aggregate amount of such Net Cash Proceeds, provided that if, prior to the date upon which the Borrower would otherwise be required to make a prepayment under this paragraph (B) with respect to any fiscal quarter, all such Net Cash Proceeds received in cash shall aggregate an amount that will require a prepayment of $250,000 or more under this paragraph (B) with respect to such fiscal quarter, then the Borrower shall immediately make a prepayment under this paragraph (B) in an amount equal to such required prepayment.

             (ii) Redeployment of Net Cash Proceeds. Notwithstanding the foregoing, provided that no Default exists as of the date of any such Disposition, no reduction of the Commitments or prepayment of the Notes shall be required under this Section 1.09(d) with respect to the Net Cash Proceeds from any Disposition permitted under Section 7.03(d) or
         (e), in the event that the Borrower advises the Agent at the time the Net Cash Proceeds from such Disposition (or the last in any such series of Dispositions) are received that it intends to reinvest such Net Cash Proceeds in replacement assets pursuant to one or more Permitted Acquisitions and/or apply a portion thereof to make Capital Expenditures, so long as:

                 (A) the first $100,000,000 of such Net Cash Proceeds are (1)
             held by the Agent in the Collateral Account, in which event the Agent shall release such funds from time to time upon written request of the Borrower to be used to finance Permitted Acquisitions or for any other corporate purpose for which Loan proceeds are permitted to be used under Section 2.02 and otherwise in compliance with this Agreement, (2) applied by the Borrower to the prepayment of the Revolving Notes, without permanent reduction of the Commitments in such amount, or (3) held and applied in any combination of clauses (1) and (2) above;

                 (B) Net Cash Proceeds in excess of $100,000,000 in the
             aggregate are (1) held by the Agent in the Collateral Account pending such reinvestment, in which event the Agent need not release such Net Cash Proceeds except upon presentation of evidence satisfactory to it that such Net Cash Proceeds are to be so reinvested in compliance with the provisions of this Agreement, (2) applied by the Borrower to the prepayment of the Revolving Notes, with such prepayment to be reflected in the Commitment Reserve, without permanent reduction of the Commitments in such amount (in which event the Borrower agrees to advise the Agent in writing at the time of such prepayment of Notes that such prepayment is being made from the proceeds of a Disposition) or (3) held and applied in any combination of clauses (1) and (2) above; and

                 (C) the Net Cash Proceeds from any such Disposition referred to in subparagraph (ii)(B) above are in fact so reinvested prior to the earlier to occur of (1) 180 days following the date of such Disposition, unless one or more definitive agreements with respect to such Permitted Acquisition(s) utilizing Net Cash Proceeds shall have been entered into within such period, or (2) in such event, 360 days following such Disposition, it being understood that, in the event Net Cash Proceeds from more than one Disposition are paid into the Collateral Account or applied to the prepayment of the Notes as provided in subparagraph (i)(1) above, such Net Cash Proceeds shall be deemed to be released in the same order in which such Dispositions occurred.

Accordingly, any such Net Available Proceeds so held and any portion thereof reflected in the Commitment Reserve (as provided in subparagraph (ii)(B) above) for more than the 180 or 360 day period, as applicable, referred to in subparagraph (ii)(C) above shall be forthwith applied to the prepayment of the Notes and/or the permanent reduction of the Commitments (by an amount equal to the portion of such prepayments applied to the Notes and/or the portion thereof reflected in the Commitment Reserve) as provided in Section 1.09(e). Nothing in this Section 1.09(d) shall be deemed to obligate the Agent to release any Net Cash Proceeds from the Collateral Account (whether deposited under subparagraph
(ii)(A) or (ii)(B)) to the Borrower or any Subsidiary for any purpose as aforesaid during the existence of any Default.

         (e) Application of Reductions and Prepayments; Cash Collateral, Etc.

             (i) Subject to Section 1.09(d)(ii) and 1.09(e)(iv), upon the occurrence of any of the events described in the above paragraphs of this Section 1.09, the amount required to be applied to the Commitments and to prepayment of the Notes shall be allocated as follows:

                 (A) First, pro rata to scheduled reductions of the Commitments, scheduled prepayments of the Initial Term Loans and scheduled payments of the Incremental Term Loans, in each case in inverse order of maturity, until the aggregate Commitments shall have been reduced to $150,000,000; and

                 (B) Thereafter, to prepayments of Term Loans, allocated
             proportionately between the Initial Term Loans and the Incremental Term Loans, until all principal thereunder has been paid in full, and then to further reductions in the Commitments, in each case in the inverse order of maturity.

             (ii) Simultaneously with any termination of the Commitments or any mandatory automatic reduction of the Commitments under Section 1.01(e) or this Section 1.09, the Borrower shall (A) pay to the Agent, for the ratable account of each Lender, any then accrued unpaid Commitment Fee on the reduced portion of the Commitments, (B) repay such amount of the aggregate principal amount of the Revolving Notes as shall cause the Aggregate Exposure to be less than or equal to the aggregate Commitments, after giving effect to such termination or reduction and
         (C) pay any indemnification payments due in accordance with Section
         1.14 in respect of LIBOR Loans so prepaid.

             (iii) If and to the extent that the repayment in full of all outstanding Loans is insufficient to cause the Aggregate Exposure to be less than or equal to the aggregate Commitments, the Borrower shall, without notice or demand, immediately make payment to the Agent, for deposit in the Collateral Account, as cover for the Letter of Credit Exposure, as described in Section 1.02(g).

             (iv) All voluntary and mandatory prepayments of the Notes under this Section 1.09 (A) shall be made without set-off, deduction or counterclaim and (B) shall be applied first, to overdue interest, fees and expenses hereunder, second, to pay principal of the Notes as provided above, and third, to the extent of any excess remaining after application as provided above, to pay any outstanding Reimbursement Obligations and, thereafter, to cash collateralize the Letter of Credit Exposure as provided in Section 1.02(g), provided, in each case, that
         (1) payments of principal of the Notes shall be applied to the Lenders' respective Notes pro rata as provided in Section 1.17, unless otherwise agreed to by the Lenders and (2) applications of prepayments to principal shall be made first to Base Rate Loans and then to LIBOR Loans. Notwithstanding the foregoing, during the existence of any Default mandatory prepayments of the Notes shall be applied as provided in Section 1.17.

         (f) Refusal of Prepayments by Term Note Holders. Notwithstanding anything to the contrary set forth above in this Section 1.09, with respect to the amount of any mandatory prepayment that is allocated to the Term Loans (in each case, the "Term Loan Prepayment Amount"), at any time when the Available Commitments equal or exceed $150,000,000 in the aggregate, the Borrower will, in lieu of applying such amount to the prepayment of Term Loans as provided in
Section 1.09 above, on the date of such prepayment, give the Agent telephonic notice (promptly confirmed in writing) requesting that the Agent prepare and provide to each Lender holding a Term Note a notice (each, a "Prepayment Option Notice") as described below. As promptly as practicable after receiving such notice from the Borrower, the Agent will send to each such Lender a Prepayment Option Notice, which shall be in the form of Schedule 1.09, and shall include an offer by the Borrower to prepay on the date (each a "Mandatory Prepayment Date") that is ten (10) Business Days after the date of the Prepayment Option Notice, the relevant Term Loans of such Lender by an amount equal to the portion of the prepayment amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Term Loans. Each Lender shall give written notice to the Agent at least one (1) Business Day prior to the Mandatory Prepayment Date indicating whether and to what extent it wishes to accept such prepayment of the Term Loans held by such Lender. On the Mandatory Prepayment Date, (i) the Borrower shall pay to the Agent, for the accounts of the relevant Lenders, the aggregate amount necessary to prepay that portion of the outstanding relevant Term Loans in respect of which such Lenders have accepted prepayment by notice to the Agent, as described above (such Lenders being referred to as the "Accepting Lenders"), applied as provided in Section 1.09(e)(ii) above and (ii) the Borrower shall pay to the Agent, for the accounts of the Lenders holding Revolving Notes, an amount equal to the portion of the Prepayment Amount not accepted by the relevant Lenders, which amount shall be applied to the scheduled reductions of the Commitments in the inverse order of maturity.

         Section 1.10. Commitment Fee.

         (a) The Borrower shall pay to the Agent, for the ratable account of each Lender, a non-refundable fee (the "Commitment Fee") on the aggregate daily unutilized portion of the Commitments from the Closing Date to and including the earlier of the termination of the Commitments or the Expiration Date, at the Commitment Fee Rate (computed on the basis of the actual number of days elapsed over a 365 -366-day year), payable quarterly in arrears on each Quarterly Date, commencing March 31, 2000, without setoff, deduction or counterclaim, with a final payment at the maturity of the Revolving Notes, whether by payment, prepayment, acceleration or otherwise.

         (b) The Commitment Fee Rate shall be (i) .75% per annum, so long as the sum of the aggregate principal balance under the Revolving Notes plus the aggregate Letter of Credit Exposure is less than or equal to fifty percent (50%) of the Commitments and (ii) .50% per annum so long as such sum exceeds fifty percent (50%) of the Commitments.

         Section 1.11. Requirements of Law.

         (a) In the event that any Regulatory Change shall:

             (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or any Notes in respect of any Loans, including without limitation LIBOR Loans made by it or any Letters of Credit issued or participated in by it (other than taxes imposed on the overall net income of such Lender in its jurisdiction of organization or in the jurisdiction where its lending office is located);

             (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Article
         XIV); or

             (iii) impose any other conditions affecting this Agreement in respect of Loans, including without limitation LIBOR Loans and Letters of Credit (or any of such extensions of credit, assets, deposits or liabilities);

and the result of any of the foregoing shall be to increase such Lender's costs of making or maintaining any Loans, including without limitation LIBOR Loans, or any Commitment or of issuing or maintaining (or participating in) any Letters of Credit, or to reduce any amount receivable by such Lender hereunder in respect of any of its LIBOR Loans or any Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate or Base Rate applicable to such Loans or the Letter of Credit Fee applicable to such Letters of Credit, then the Borrower shall pay on demand to such Lender, through the Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.

         (b) If at any time after the date of this Agreement any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of the existence of its obligations hereunder (whether with respect to the Commitments, the Loans, any Letter of Credit or any other Obligation) to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to the Borrower as provided in paragraph
(c) of this Section, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender, through the Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction, provided that to the extent that any or all of the Borrower's liability under this Section arises following the date of the adoption of any such Regulatory Change (the "Effective Date"), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to the Borrower (unless such notice is given within sixty (60) days after the Effective Date, in which case such compensation shall be payable in respect of all periods before and after the Effective Date).

         (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to the Borrower shall be delivered to the Borrower and the other Lenders promptly after the initial incurrence of such additional amounts and shall be conclusive in the absence of manifest error. The covenants contained in this Section shall survive for six months following the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder.

         Section 1.12. Limitations on LIBOR Loans; Illegality.

         (a) Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any applicable Interest Period, the Agent shall determine (which determination shall be conclusive absent manifest error) that:

             (i) by reason of any event affecting United States money markets or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

             (ii) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article XIV, on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period; then the Agent shall give the Borrower prompt notice thereof (and shall thereafter give the Borrower prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBOR Loans or to convert Base Rate Loans into LIBOR Loans and the Borrower shall, on the last day(s) of the then current Interest Period(s) for any outstanding LIBOR Loans, either prepay such LIBOR Loans in accordance with Sections 1.01 and 1.08 or convert such Loans into Base Rate Loans in accordance with Section 1.06.

         (b) Notwithstanding any other provision herein, if for any reason a Lender shall be unable to make or maintain LIBOR Loans as contemplated by this Agreement, such Lender shall provide prompt written notice to the Borrower and
(i) such Lender's commitment hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall thereupon terminate and
(ii) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, and if the reason for such Lender's inability to make or maintain LIBOR Loans as contemplated by this Agreement is a Regulatory Change, then the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 1.14.

         Section 1.13. Taxes.

         (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"); provided, however, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on the Agent or any Lender, as the case may be, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Agent or such Lender other than that arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes or the Letter of Credit Documents, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes or in the Letter of Credit Documents, as the case may be. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes or the Letter of Credit Documents, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. If, after any payment of Taxes by the Borrower under this Section, any part of any Tax paid by the Agent or any Lender is subsequently recovered by the Agent or such Lender, the Agent or such Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of the Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Agent and the Lenders shall use reasonable efforts to notify the Borrower of their attempts, if any, to obtain abatements of any such Taxes and the receipt by the Agent or the Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Lender, if any, that is not incorporated under the laws of the United States or a state thereof agrees that prior to the date any payment is required to be made to it hereunder it will deliver to the Borrower and the Agent either (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and an Internal Revenue Service Form W-8 or W-9 or successor applicable form or (ii) in the case of a Lender that is not legally entitled to deliver either form listed in clause (b), (A) a certificate of such Lender to the effect that such Lender is not (1) a "bank" within the meaning of Section 881(c)(3)(A) of the

Code, (2) a "10 percent shareholder" of the Borrower within the meaning of
Section 881(c)(3)(B) of the Code, or (3) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (B) two duly completed copies of Internal Revenue Service Form W-8BEN or applicable successor form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

         Section 1.14. Indemnification. The Borrower shall pay to the Agent, for the account of each Lender, upon the request of such Lender delivered to the Agent and thereafter delivered by the Agent to the Borrower, such amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

         (a) any payment or prepayment or conversion of any LIBOR Loan held by such Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment, prepayment or conversion required under Section 1.01, 1.03, 1.04, 1.06, 1.08 or 1.09); or

         (b) any failure by the Borrower to borrow, convert into or continue a LIBOR Loan on the date for such borrowing specified in the relevant Loan Request or Interest Rate Option Notice under Section 1.06 or otherwise.

Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Agent (and thereafter delivered by the Agent to the Borrower), containing such Lender's calculation thereof in reasonable detail, shall be conclusive in the absence of manifest error.

         Section 1.15. Payments Under the Notes.

         (a) All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement and, with respect to fees payable to the Agent and its affiliates, the Fee Agreements, including without limitation the Commitment Fee and any payments under Sections 1.11, 1.13 and 1.14, shall be made in immediately available funds to the Agent (as specified in Section 13.03) for the accounts of the Lenders as provided in Section 1.17 and otherwise herein not later than 2:00 P.M. (New York
Time), on the date on which such payment shall become due. The failure by the Borrower to make any such payment by such hour shall not constitute a Default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York Time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Agent the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payments in such manner as the Required Lenders may direct or, absent such direction, as it determines to be appropriate, subject to the provisions of Section 1.17).

         (b) Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. The Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any deposit account of the Borrower with the Agent or such Lender, as the case may be. Each payment received by the Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.

         Section 1.16. Set-Off, Etc. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have and in addition to the debit right afforded in
Section 1.15, each Lender (and each subsequent holder of any Note) shall be entitled, at its option, to offset balances held by it, or by any of its respective branches or agencies, for the account of the Borrower at any of its or their offices, in Dollars or in any other currency, against any principal of or interest on the Notes held by such Lender (or subsequent noteholder) or other fees or charges owed to such Lender (or subsequent noteholder) hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower and regardless of whether the Lenders are otherwise fully secured), in which case it shall promptly notify the Borrower and the Agent thereof, provided that such Lender's (or subsequent noteholder's) failure to give such notice shall not affect the validity thereof and (as security for any Indebtedness hereunder) the Borrower hereby grants to the Agent and the Lenders a continuing security interest in any and all balances, credit, deposits, accounts or moneys of the Borrower maintained with the Agent and any Lender now or hereafter. If a Lender (or subsequent noteholder) shall obtain payment of any principal, interest or other amounts payable under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or otherwise or pursuant to the debit right provided in Section 1.15, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Note(s) held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata based upon the unpaid principal amounts of and interest on the Note(s) held by each of them. To such end, the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender or any other Person which purchases a participation (or direct interest) in the Note(s) held by any or all of the Lenders (each being hereinafter referred to as a "Participant") may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that the Borrower was notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of the Borrower, other than the Borrower's indebtedness and obligations under this Agreement.

         Section 1.17. Pro Rata Treatment; Sharing; Payments after Default.

         (a) Except to the extent otherwise provided in this Agreement and, with respect to fees payable to the Agent, the Syndication Agent, the Documentation Agent and their affiliates, the Fee Agreements, and except as otherwise agreed by the Lenders: (i) each borrowing from the Lenders under the Commitments shall be made from the Lenders and each payment of the Commitment Fee under Section
1.10 shall be made to the Lenders pro rata according to the amounts of their respective unutilized Commitments; (ii) the principal amount of LIBOR Loans made by each Lender shall be determined on a pro rata basis in accordance with its respective Commitment (when making Loans), or the outstanding principal amount of the applicable Loans owed to such Lender (in the case of conversions to or continuations of Loans as LIBOR Loans); (iii) each Lender's share of each Letter of Credit under Section 1.02 and of the Letter of Credit Fee shall be determined pro rata according to the amounts of the Lenders' respective Commitments; (iv) each payment and prepayment of principal of any Notes and repayments of Letter of Credit Disbursements shall be allocated to the Lenders holding such Notes pro rata in accordance with the unpaid principal amounts of the respective Notes held by such Lenders; (v) each payment of interest on the Notes shall be allocated to the Lenders pro rata in accordance with the unpaid principal amounts of their respective Loans evidenced by such Notes; (vi) each payment of any other sums and charges payable for the Lenders' account under this Agreement (except for the Issuance Fee, which shall be retained by the Issuing Bank, and the fees payable under the Fee Agreements, which are payable solely in accordance therewith) shall be allocated to the Lenders pro rata in accordance with the respective unpaid principal amounts of the aggregate Loans made by each of them; (vii) each payment under Section 1.11, 1.13 or 1.14 shall be made to each Lender in the amount required to be paid to such Lender to adequately indemnify or compensate such Lender for losses suffered or costs incurred by such Lender as provided in such Section; and (viii) notwithstanding the foregoing, after and during the continuance of a Default, each payment or distribution of cash, property, securities or other value received by the Agent or any Lender, directly or indirectly, in respect of the Borrower's Indebtedness hereunder, whether pursuant to this Article I or any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise, after payment of collection and other expenses as provided herein and in the Security Documents, shall be apportioned among the Lenders pro rata based upon the respective aggregate unpaid principal amount of all Loans owed to each of them and their respective shares of the aggregate Commitments, which Commitments shall be permanently reduced in such pro rated amount, together with any applicable prepayments of the Revolving Notes and any other payments required under Section 1.09(e)(iv).

         (b) Notwithstanding the foregoing, if any Lender (a "Recovering Party") shall receive any such distribution referred to in Section 1.17 (a)(viii) above (a "Recovery") in respect thereof, such Recovering Party shall pay to the Agent for distribution to the Lenders as set forth herein their respective pro rata shares of such Recovery, based on the Lenders' pro rata shares of all Loans outstanding at such time, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its pro rata share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the pro rata share of each Lender shall be rounded to the nearest whole dollar.

         (c) The Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to Section 1.17(b) and shall make such recovery payment, the Borrower shall be deemed to have satisfied its obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Lenders. The obligations of the Borrower in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed to each such other Lender by the Recovering Party.

         Section 1.18. Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified in writing by a Lender or the Borrower prior to the date on which such Lender or the Borrower is scheduled to make payment to the Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of the Borrower) a payment to the Agent for the account of any or all of the Lenders hereunder (such payment being herein referred to as a "Required Payment"), which notice shall be effective upon actual receipt, that it does not intend to make such Required Payment to the Agent, the Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, or with respect to payment received by the Borrower, within three (3) Business Days after such receipt repay to the Agent for the Agent's own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under Section 1.05, with respect to interest paid by the Borrower.

         Section 1.19. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and (a) in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower (provided, however, that if the holder of such Note is the original holder of such Note or a financial institution with net capital, capital surplus and undivided profits in excess of $50,000,000 its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

         Section 1.20. Replaced Lenders.

         (a) Upon the occurrence of any event requiring the payment of additional sums by the Borrower pursuant to Section 1.11, 1.13 or 1.14 with respect to any Lender, such Lender will, if requested by the Borrower, use commercially reasonable efforts to designate another lending office for any Loans or such Lender's interest in any Letters of Credit affected by such event.

         (b) Upon the occurrence of any event giving rise to the operation of
Section 1.11, 1.13 or 1.14 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being charged generally by the other Lenders, or upon the occurrence of a Lender Default which is not addressed to the reasonable satisfaction of the Borrower within ten (10) Business Days, the Borrower shall have the right, so long as no Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more new lenders (each, a "New Lender") reasonably acceptable to the Agent, provided that:

             (i) at the time of any replacement pursuant to this paragraph, the New Lender shall enter into one or more Assignment and Acceptances pursuant to paragraph (b) of Article XII (with all fees payable pursuant to such paragraph (b) to be paid by the New Lender), pursuant to which the New Lender shall acquire the Commitment and outstanding Loans of, and all of the interest in obligations and rights with respect to Letters of Credit of, the Replaced Lender, and in connection therewith shall pay to the Replaced Lender an amount equal to the principal amount of, and all accrued interest on, all outstanding Loans of the Replaced Lender; and

             (ii) all obligations of the Borrower owing to the Replaced Lender under the Loan Documents (other than those expressly described in the preceding subparagraph (i) in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender by the Borrower concurrently with such replacement.

Upon the execution of the respective Assignment and Acceptance, the payment of the amounts referred to in subparagraphs (i) and (ii) above and delivery to the New Lender of the appropriate replacement Notes executed by the Borrower, the New Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

         II. SECURITY; SUBORDINATION; USE OF PROCEEDS.

         Section 2.01. Security for the Obligations; Subordination; Etc.

         (a) Collateral. Except as specified in Schedule 2.01(a) the Borrower's obligations hereunder, under the Notes and in respect of any Rate Hedging Obligations entered into with any Hedging Lenders shall be secured at all times by:

             (i) the unconditional guaranty of each of the Subsidiaries (including the Finance Subsidiaries but excluding the Special Purpose Subsidiary) and the Parent (provided that the Parent's guaranty shall be non-recourse, except to the extent of the Collateral required to be provided by the Parent under subparagraph (v) below);

             (ii) a first priority perfected security interest in and lien upon all presently owned and hereafter acquired tangible and intangible personal property and fixtures of each of the Borrower and the Subsidiaries (including the Finance Subsidiaries but excluding the Special Purpose Subsidiary), including without limitation the MCT Note Documents and any other intercompany notes, obligations or agreements, subject only to (A) any prior Permitted Liens and (B) the exclusion of any FCC License or CATV Franchise, except to the extent (if any) that such a security interest is permitted or not prohibited by the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC or the laws governing such CATV Franchise, as applicable (but including, to the maximum extent permitted by law, all rights incident or appurtenant to any such FCC License or CATV Franchise including without limitation the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer thereof);

             (iii) first mortgages on all presently owned and hereafter acquired real estate owned by each of the Borrower and the Subsidiaries, subject only to any prior Permitted Liens, together with mortgagee's title insurance policies acceptable to the Lenders;

             (iv) first priority perfected collateral assignments of or leasehold mortgages on all real estate leases in which any of the Borrower and the Subsidiaries now has or may in the future have an interest, subject only to any prior Permitted Liens, and such third party consents, lien waivers, non-disturbance agreements and estoppel certificates as the Agent shall reasonably require, together with mortgagee's title insurance policies acceptable to the Agent;

             (v) a first priority perfected collateral assignment and/or pledge of all of the issued and outstanding ownership interests of each of the Borrower and the Subsidiaries and all warrants, options and other rights to purchase such ownership interests; and

             (vi) without limiting the generality of Section 2.01(a)(i), first priority perfected collateral assignments of (i) all NRTC Member Agreements and any other satellite broadcasting distribution agreements, (ii) all CATV Franchises and (iii) all such management agreements, programming agreements, network affiliation agreements and agreements as the Agent shall reasonably deem necessary to protect the interests of the Lenders, together with such third party consents, lien waivers and estoppel certificates as the Agent shall reasonably require.

         (b) Subordination.

             (i) All existing and hereafter arising indebtedness of the Borrower and the Subsidiaries, if any, to Sellers which constitutes Permitted Seller Subordinated Debt shall be subordinated to any Indebtedness of the Companies to the Agent or the Lenders pursuant to subordination agreements substantially in the form of Schedule 2.01(b) with any material changes thereto to be satisfactory to the Required Lenders, in their sole discretion (each, a "Seller Subordination Agreement", and collectively, the "Seller Subordination Agreements"). Notwithstanding the foregoing, the consent of the Agent (in its sole discretion) shall be sufficient (without further approval by the Lenders) to approve revisions to such form necessary (i) to permit the issuance to any subordinated Seller of Junior Reorganization Securities and (ii) to waive the requirement that the promissory notes evidencing such Seller's Permitted Seller Subordinated Debt be pledged and delivered to the Agent as security.

             (ii) Without limiting the generality of Section 7.01, all existing and hereafter arising indebtedness of the Borrower and the Subsidiaries to the Parent and its other subsidiaries, including without limitation the Manager, shall be subordinated to any Indebtedness of the Companies to the Lenders pursuant to subordination agreements satisfactory in form and substance to the Required Lenders (each, an "Affiliate Subordination Agreement", and collectively, the "Affiliate Subordination Agreements").

         (c) Security Documents. All agreements and instruments described or contemplated in this Section 2.01, together with any and all other agreements and instruments heretofore or hereafter securing the Notes, the Rate Hedging Obligations and the other Obligations or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the

"Security Documents" and each individually as a "Security Document". The Borrower agrees to execute and deliver any and all Security Documents, in form and substance satisfactory to the Agent, and take such action as the Lenders may reasonably request from time to time in order to cause the Agent and the Lenders to be secured at all times as described in this Section.

         Section 2.02. Use of Proceeds. As of the Closing Date, the aggregate Letter of Credit Exposure will be $41,681,402.21. The proceeds of the Loans shall be used (a) to repay all existing Indebtedness under the Original Agreement, including accrued interest and fees; (b) for distributions to PCC permitted under Sections 5.04(b)(v), (vi) and (vii); (c) to repay existing Indebtedness of DTS under the DTS Credit Agreement; (d) to repurchase or redeem the Original Subordinated Notes; (e) to support the issuance of Letters of Credit; (f) for working capital, Capital Expenditures and general corporate purposes; and (g) subject to availability, to finance Permitted Acquisitions, including Transaction Costs. Attached as Schedule 2.02 hereto is the Borrower's current projection, as of the date hereof, of its sources and uses of proceeds as of the Closing Date.

         III. CONDITIONS OF MAKING THE LOANS.

         Section 3.01. Conditions to this Agreement, the First Loans and Additional Letters of Credit. The obligations of the Lenders to enter into this Agreement, to make Loans to the Borrower and to issue Letters of Credit on the Closing Date are subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Borrower and its Affiliates set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and on the Closing Date and the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the Closing Date.

         (b) Loan Documents and Organizational Documents. The Borrower shall have executed and/or delivered to the Agent (or shall have caused to be executed and delivered to the Agent by the appropriate Persons), the following:

             (i) The Notes;

             (ii) All of the Security Documents, including without limitation all Uniform Commercial Code Financing Statements and Termination Statements and all Mortgages, amendments thereto, lessor consents and waivers and related title insurance policies, if any, required by the Agent or its counsel, in connection with the Borrower's compliance with the provisions of Section 2.01;

             (iii) Certified copies (attached as required in Part A of the form attached as Schedule 3.01) of the resolutions of the Board of Directors or other governing body of each Company, or of each Company's equityholders, managers, officers and/or corporate general partner, as the case may be, authorizing the execution and delivery of the Loan Documents to which it is a party;

             (iv) Copies of the Organizational Documents of each Company and each corporate general partner or manager of each Company, with any amendments thereto, certified (as applicable) by the appropriate Secretary of State and by the Secretary or an Assistant Secretary of such Company, general partner or manager (in each case, attached as required in Part A of the form attached as Schedule 3.01);

             (v) For each Company, certificates of legal existence and good standing (both as to corporate law, if applicable, and, if available, tax matters) issued as of a reasonably recent date by such Company's state of organization or formation and any other state in which such Company is authorized or qualified to transact business;

             (vi) No later than three (3) Business Days prior to the Closing Date, to the extent requested by the Agent, true and correct copies of all CATV Franchises, FCC Licenses, NRTC Member Agreements and other DBS Agreements, all other material governmental licenses, franchises and permits, all material CATV Franchise Consents, FCC Consents, NRTC Consents and other third party consents and all other material leases, contracts, agreements, instruments and other documents specified in Schedules 4.04, 4.07, 4.08, 4.12, 4.13, 4.20 and 4.23;

             (vii) Such Uniform Commercial Code, Federal tax lien and judgment searches with respect to the Companies and any other third parties as the Agent shall require, the results thereof to be satisfactory to the Agent;

             (viii) The Opening Balance Sheet;

             (ix) The Environmental Site Assessments and similar diligence referenced in Section 4.24 and Schedule 4.24;

             (x) Certificates of insurance evidencing the insurance coverage and policy provisions required in this Agreement; and

             (xi) Such other supporting documents and certificates as the Agent or the Lenders may reasonably request from time to time.

         (c) The DTS Merger. The Agent shall have received satisfactory evidence of the consummation of the DTS Merger, including without limitation true and complete copies of all relevant documents and evidence of all required filings with Governmental Authorities.

         (d) Officer's Certificates as to Compliance, Documents, Etc. The Borrower shall have provided to the Agent a compliance certificate substantially in the form of Part B of the form attached as Schedule 3.01 hereto or such other form as shall be satisfactory to the Agent, duly executed on behalf of the Borrower by its chief executive officer or chief financial officer, certifying as to satisfaction by the Borrower of the conditions to lending set forth in this Section 3.01 and in Sections 3.02 and 3.03, if and as applicable, and, specifically, as to certain matters specified therein.

         (e) No Material Adverse Change. As of the date hereof and as of the Closing Date, and since December 31, 1998, no event or circumstance shall have occurred which could have a Material Adverse Effect.

         (f) Company Counsel Opinions. The Agent shall have received:

             (i) the favorable written opinion of Drinker Biddle & Reath LLP (including opinions with respect to matters of local Pennsylvania law), counsel to the Parent and the Companies, dated as of the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to the Agent in scope and substance;

             (ii) the favorable written opinions of special communications counsel to the Parent and the Companies with respect to both cable and broadcast matters, each dated as of the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to the Lenders in scope and substance; and

             (iii) the favorable written opinions of special local counsel to the Companies in the States of Florida, Georgia, Maine, Mississippi, Tennessee, and the Commonwealth of Puerto Rico dated as of the Closing Date, addressed to the Agent and the Lenders and reasonably satisfactory to the Lenders in scope and substance.

         (g) Legal and Other Fees. As of the date hereof and as of the Closing Date, all fees owed to the Agent, the Lenders and their respective Affiliates under the Fee Agreements and all legal fees and expenses of counsel to the Agent incurred through such date shall have been paid in full.

         (h) Review by Agent's Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Agent.

         Section 3.02. Acquisition Loans. Without in any way limiting the discretion of the Required Lenders to approve or withhold approval (if required hereunder) of any Acquisition or to impose additional conditions upon their consent (if required hereunder) to such Acquisitions, the obligations of the Lenders to make any Loans to finance any Permitted Acquisition (collectively, "Acquisition Loans") are subject to the following conditions, in addition to those set forth in Section 3.03:

         (a) Revolver Availability. After giving effect to any such Acquisition Loans, the unutilized portion of the aggregate Adjusted Available Commitments shall equal or exceed $25,000,000.

         (b) Acquisition Closing. The transactions contemplated by the applicable Acquisition Agreement shall have been consummated (except for the payment of that portion of the purchase price thereunder being paid with the proceeds of Loans) substantially in accordance with the terms thereof and, in any event, in a manner reasonably satisfactory to the Agent, including without limitation the valid assumption by the acquiring Company of all liabilities of the applicable Seller(s) in respect of the assets and properties transferred under such Acquisition Agreement, other than liabilities not subject to assumption under such Acquisition Agreement which are otherwise addressed in a manner reasonably satisfactory to the Agent.

         (c) Conditions to Acquisition. All conditions set forth in Section 7.05(b) applicable to such Permitted Acquisition, including all conditions imposed by the Required Lenders in giving their consent (if required hereunder) to such Permitted Acquisition, shall have been satisfied and the Acquisition Compliance Certificate required thereunder shall have been duly completed, executed and delivered.

         (d) Pro Forma No Default. After giving effect to such Loans and the application of the proceeds thereof, both as of the Credit Extension Date and, on a pro forma basis, as of the last day of the most recently ended fiscal quarter for which financial statements are required to be delivered to the Lenders, and have been so delivered, under Section 6.05 of the Credit Agreement, no Default shall have occurred (under Article V or otherwise) and be continuing.

         (e) General and Local Counsel Opinions.

             (i) In connection with an Acquisition involving the purchase or formation of a new Subsidiary and/or the execution of additional Security Documents or any other Loan Document, or otherwise, if reasonably required by the Agent, the Agent shall have received the favorable written opinions of (A) Drinker Biddle & Reath LLP and (B) special FCC counsel to the Companies (in the case of acquisitions of cable and broadcast television properties), in each case dated the date of such Loans, addressed to the Agent and the Lenders and substantially in the forms attached as Schedules 3.02(e)(i) and (ii) (subject to changes approved by the Agent), respectively.

             (ii) Only if reasonably requested in connection with the recording of any mortgages or similar instruments or any material issues of state law raised in connection with such Loans or the related Permitted Acquisition, the Agent shall have received the favorable opinion of local counsel to the Companies, dated the date of such Loans, addressed to the Agent and the Lenders and substantially in the form attached as
         Schedule 3.02(e)(iii) (subject to changes approved by the Agent).

         (f) Legal Fees. All reasonable legal fees and expenses of counsel to the Agent incurred through the date of such Loans shall have been paid in full.

         (g) Review by Agent's Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Agent.

         Section 3.03. All Loans. The obligations of the Lenders to make any Loans (including Loans made on the Closing Date, if any, and in respect of Permitted Acquisitions consummated thereafter) and the obligation of the Issuing Bank to issue any Letters of Credit are, in each case, subject to the following conditions:

         (a) (i) All warranties and representations set forth in this Agreement shall be true and correct in all material respects as of the applicable Credit Extension Date, except to the extent they relate specifically to an earlier specified date or are affected by transactions or events occurring after the Closing Date and permitted or not prohibited hereunder;

             (ii) No Default shall have occurred and be continuing; and

             (iii) After giving effect to such Loans or to the issuance of such Letter of Credit and since December 31, 1998, no event shall have occurred and no circumstance shall exist that has had, or could reasonably be expected to have, a Material Adverse Effect.

Each telephonic or written request for Loans or for the issuance of a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing.

         (b) After giving effect to such Loans or the issuance of such Letter of Credit, no Default shall have occurred and be continuing.

         (c) The Agent shall have received a properly completed Loan Request or Letter of Credit Request, and, if requested by the Agent, all such certified financial calculations as the Agent shall reasonably require to substantiate the current and pro forma certifications of leverage and no Default referred to in such Loan Request or Letter of Credit Request and, if applicable, in Section 3.02(e).

         Section 3.04. Lender Approvals. For purposes of determining compliance with the conditions precedent referred to in Sections 3.01, 3.02 and 3.03, on the date of the first Loans hereunder, each of the Lenders shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender's consideration under any of the provisions of such Sections, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the first Loans hereunder specifying its objection thereto and such Lender shall have failed to make available to the Agent such Lender's ratable share of the first Loans.

         IV. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and the Lenders (which representations and warranties shall give effect to the consummation of all of the transactions referred to in
Section 3.01 and shall survive the delivery of the Notes, the making of the Loans and the issuance of all Letters of Credit) that:

         Section 4.01. Financial Statements. The Borrower has heretofore furnished to the Lenders:

         (a) the various audited and unaudited balance sheets and related statements of operations, equity and cash flow of the Parent, the Borrower and the Borrower's Subsidiaries required to be delivered through the date hereof under Section 6.05 of the Original Agreement (the "Financial Statements"); and

         (b) the September 30, 1999 Consolidated balance sheet of the Borrower and the Subsidiaries showing their pro forma financial condition after the consummation of any and all transactions contemplated to have occurred as of the Closing Date, as if they occurred on such date, attached as Schedule 4.01(a) (the "Opening Balance Sheet").

         The Financial Statements have been prepared in accordance with GAAP. Since December 31, 1998, there has been no material adverse change in the assets, properties, business or condition (financial or otherwise) of the Parent or any of the Companies and, other than distributions permitted under the Original Agreement, no dividends or distributions have been declared or paid by the Parent or any of the Companies. Neither the Parent nor any of the Companies has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specified in such Financial Statements and except for the Offering. The Opening Balance Sheet fairly represents the pro forma financial condition of the Companies as of its date. All financial projections submitted to the Lenders by the Borrower (including all projections set forth in the Budget) are believed by the Borrower to be reasonable in light of all information presently known by the Borrower. Except as set forth on
Schedule 4.01(b), as of the date of this Agreement, the Parent has no Indebtedness. (Notwithstanding the foregoing, the representations set forth above with respect to the Parent are made and, shall be deemed made, solely as of the date hereof and the Closing Date.)

         Section 4.02. Organization, Qualification, Etc. Each of the Companies
(a) is a corporation, limited partnership or limited liability company, duly organized or formed, validly existing and in good standing under the laws of its state of organization or formation, all as specified in Schedule 4.02, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes and the Security Documents and all other Loan Documents contemplated hereby and (d) is duly qualified to transact business in the jurisdictions specified in such Schedule 4.02 and in each other jurisdiction where the nature of its activities requires such qualification. As of the date of this Agreement none of the Companies has any Subsidiaries, except as described in Schedule 4.23.

         Section 4.03. Authorization; Compliance; Etc. The execution and delivery of, and performance by the Companies of their respective obligations under, this Agreement, the Notes, the Security Documents, the Acquisition Agreements and the other agreements and instruments relating thereto (all of the foregoing being hereinafter referred to collectively as the "Transaction Documents") have been duly authorized by all requisite corporate, partnership and membership action and will not violate any provision of law (including without limitation the Communications Act of 1934, as amended, the Copyright Revisions Act of 1976, as amended, the Rate Regulation Act, the Rate Regulation Rules and all other rules, regulations, administrative orders and policies of the FCC, the FAA and the Copyright Office), any order, judgment or decree of any court or other agency of government, the Organizational Documents of any Company or any indenture, agreement or other instrument to which any Company or the Parent is a party, or by which any Company or the Parent is bound (including without limitation the PCC Exchange Indenture, the PCC Exchange Notes, the PCC 1997 Indenture, the PCC 1997 Senior Notes, the PCC 1998 Indenture, the PCC 1998 Senior Notes, the Subordinated Debt Documents, the PCC Preferred Stock Designation and any DBS Agreement), or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Company or the Parent pursuant to, any such indenture, agreement or instrument. Each of the Transaction Documents constitutes the valid and binding obligation of each of the Companies and their Affiliates party thereto, enforceable against such party in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

         Section 4.04. Governmental and Other Consents, Etc.

         (a) Except for filings and recordings required under Section 2.01 and the Security Documents and except as set forth in Schedule 4.04, none of the Companies or the Parent is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority (including without limitation, any Specified Authority), the NRTC, DirecTV, any Seller or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. Except as set forth in such
Schedule 4.04, all consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.

         (b) Notwithstanding the foregoing, (i) from time to time, the Companies may be required to obtain certain authorizations of or to make certain filings with the FCC and local franchising authorities which are required in the ordinary course of business, (ii) copies of certain documents, including without limitation certain Transaction Documents, may be required to be filed with the FCC pursuant to 47 C.F.R. ss.73.3613 and with local franchising authorities,
(iii) the FCC must be notified of the consummation of any assignments or transfers of control of FCC authorizations for any television broadcast stations and ownership reports are required to be filed with the FCC after such consummation pursuant to 47 C.F.R. ss.73.3615, and similar requirements of local franchising authorities exist under state and local law, and (iv) prior to the exercise of certain rights or remedies under the Loan Documents by the Agent or the Lenders, FCC consents and notifications and similar actions with respect to local franchising authorities with respect to such exercise may be required to be timely obtained or made.

         Section 4.05. Litigation. Except as specified in Schedule 4.05, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority (including without limitation any Specified Authority) now pending or, to the knowledge of the Borrower, threatened (nor is any basis therefor known to the Borrower), (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect, or (b) against or affecting any Company or the Parent which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.

         Section 4.06. Compliance with Laws and Agreements. Except as disclosed in this Agreement, none of the Companies is a party to any agreement or instrument or subject to any corporate, partnership or other restriction which could have a Material Adverse Effect. None of the Companies or the Parent is in violation of any provision of its Organizational Documents or of any material indenture, agreement or instrument to which it is a party or by which it is bound (including without limitation the PCC Exchange Indenture, the PCC Exchange Notes, the PCC 1997 Indenture, the PCC 1997 Senior Notes, the PCC 1998 Indenture, the PCC 1998 Senior Notes, the Subordinated Debt Documents, the PCC Preferred Stock Designation and any DBS Agreement) or, to the best of the Borrower's knowledge and belief, of any provision of law (including without limitation the Communications Act of 1934, as amended, the Copyright Revisions Act of 1976, as amended, the Rate Regulation Act, the Rate Regulation Rules and all other rules, regulations, administrative orders and policies of the FCC, the FAA and the Copyright Office), the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other Governmental Authority (including without limitation any Specified Authority). Without limiting the generality of the foregoing, all of the Obligations (a) are permitted under, and do not and will not violate, the PCC Preferred Stock Designation, the PCC Exchange Indenture, the PCC Exchange Notes, the PCC 1997 Indenture, the PCC 1997 Senior Notes, the PCC 1998 Indenture, the PCC 1998 Senior Notes and the Subordinated Debt Documents, (b) constitute "Senior Debt" and, with the exception of Rate Hedging Obligations, "Designated Senior Debt" under the Subordinated Indenture, (c) constitute "Eligible Indebtedness" under the PCC Exchange Indenture, the PCC 1997 Indenture and the PCC 1998 Indenture and (d) with the exception of Rate Hedging Obligations, are hereby designated as "Designated Senior Debt" under the Subordinated Indenture.

         Section 4.07. Franchises.

         (a) Schedule 4.07 sets forth a complete and correct list of all CATV Franchises (identified by issuing authority, Franchise Area, franchisee and expiration date) granted, issued or assigned to any Company as of the Closing Date. The Companies possess all such CATV Franchises and all copyrights, licenses, trademarks, service marks, trade names and other contract rights, including licenses and permits granted by the FCC, agreements with public utilities and microwave transmission companies, pole or conduit attachment, use, access or rental agreements, utility easements and agreements the delivery of pay programming to subscribers that are necessary for the operation and planned expansion of the Systems, free and clear of any Liens other than Permitted

Liens, except to the extent the absence thereof could not reasonably be expected to have a Material Adverse Effect. Each of such CATV Franchises, copyrights, licenses, patents, trademarks, service marks, trade names and other rights and agreements is in full force and effect and no material default has occurred and is continuing thereunder.

         (b) No approval, application, filing, registration, consent or other action of any Governmental Authority (including any Specified Authority) is required to enable any Company to take advantage of the rights and privileges intended to be conferred by the CATV Franchises, except for approvals, applications, filings, registrations, consents or other actions that (if not made or obtained) could not reasonably be expected to have a Material Adverse Effect. None of the Companies has received any notice with respect to any breach of any covenant under, or any default with respect to, any CATV Franchise. Complete and correct copies of all CATV Franchises have heretofore been delivered to the Agent.

         Section 4.08. Licenses. Schedule 4.08 accurately and completely lists all Licenses (identified by issuing authority, licensee, Station call letters and expiration date) granted, issued or assigned to any Company as of the date hereof. Each FCC License is held by a License Company. The Companies hold all such Licenses and all copyrights, licenses, trademarks, service marks, trade names and other contract rights, including agreements with public utilities, use, access or rental agreements, utility easements, network affiliation agreements, film rental agreements and talent employment agreements that are necessary for the operation of the Stations, free and clear of any Liens other than Permitted Liens, except to the extent the absence thereof could not reasonably be expected to have a Material Adverse Effect. Each of such Licenses, copyrights, licenses, patents, trademarks, service marks, trade names and other rights and agreements is in full force and effect and no material default by any Company has occurred and is continuing thereunder. As of the date hereof, except as limited by the provisions of the Communications Act of 1934, as amended, and the FCC's rules and regulations and as otherwise specified on the face of any FCC License, none of the FCC Licenses is subject to any restriction or condition that would limit in any material respect the operation of the business as it is now conducted. Except as specified in Schedule 4.08, (a) there is not, as of the date hereof, pending or to, the knowledge of the Borrower threatened any action by or before the FCC to revoke, cancel, rescind or modify (including a reduction in coverage area) any of the FCC Licenses (other than proceedings to amend FCC rules of general applicability) or refuse to renew the FCC Licenses, and (b) there is not now issued or outstanding, pending or, to the knowledge of the Borrower threatened by or before the FCC, any order to show cause, notice of violation, notice of apparent liability, or notice of forfeiture or complaint against Borrower and or any of its Subsidiaries with respect to any of the FCC Licenses. Except as specified in Schedule 4.08, none of the FCC Licenses is the subject of a pending license renewal application and the Borrower has no reason to believe that any of the FCC Licenses will be revoked or will not be renewed in the ordinary course.

         Section 4.09. The Systems.

         (a) Each of the Companies and the Systems are in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation the Telecommunications Act of 1996, the Communications Act of

1934, as amended, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992, the Copyright Revisions Act of 1976, and the rules and policies of the FCC, the FAA and the Copyright Office, including without limitation rules, regulations and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage and subscriber privacy, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect):

             (i) the communities included in the Franchise Areas have been registered with the FCC;

             (ii) all of the annual performance tests on the Systems required under the rules and policies of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

             (iii) the Companies have filed all material reports and other submissions required to be filed with the FCC with respect to the Systems and their operations;

             (iv) the Systems currently meet or exceed the technical standards set forth in the rules and policies of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section 76.605(a)(11);

             (v) the channel capacities of the MCT Systems have a capacity of 60-channels; the San German System has a capacity of 50 channels; the Aguadilla System has a capacity of 62 channels; and each System is fully addressable or capable thereof and delivers picture quality that complies in all material respects with applicable FCC requirements and the requirements of the applicable CATV Franchises;

             (vi) the Systems are being operated in compliance with the provisions of 47 C.F.R. Sections 76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index);

             (vii) the Systems are being operated in compliance with the requirements of the applicable CATV Franchises;

             (viii) where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in the Systems and the Systems are presently being operated in compliance with such authorizations;

             (ix) all of the existing towers used in the operation of the Systems are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA and appropriate notification to the FAA has been filed for each such tower where required by the Rules and policies of the FCC, and all other required certificates, permits and clearances from Governmental Authorities, including the FAA, with respect to all towers, earth stations, business radios and frequencies utilized and carried by the Systems have been obtained; and

             (x) all notices to subscribers of the Systems required by the rules and policies of the FCC have been provided.

         (b) All notices, statements of account, supplements and other documents required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of off-air signals by the Systems have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and each System qualifies for the compulsory license under Section 111 of the Copyright Act of 1976, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         (c) The carriage of all off-air signals by the Systems to be owned by the Companies is permitted by valid transmission consent agreements or by must-carry elections by broadcasters, except to the extent the failure to obtain any of the foregoing could not (either individually or in the aggregate) reasonably by expected to have a Material Adverse Effect.

         (d) Each of the Companies has complied with its respective obligations with regard to protecting the privacy rights of any past or present customers of the Systems, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

         (e) None of the Companies which owns the Systems has been denied EEO certification by the FCC, and no FCC proceedings against any such Company in respect of EEO violation are pending or, to the Borrower's best knowledge, threatened, which, if resolved adversely to the Companies, could reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

         (f) The assets of the Systems are adequate and sufficient in all material respects for all of the current operations of the Systems.

         Section 4.10. Rate Regulation. Each of the Companies has reviewed and evaluated in detail the FCC rules currently in effect (the "Rate Regulation Rules") implementing the rate regulation provisions of the Cable Television Consumer Protection and Competition Act of 1992 as amended by the Telecommunications Act of 1996 (as so amended, the "Rate Regulation Act"). Based upon such review and completion by the Companies of all applicable worksheets contemplated by the Rate Regulation Rules for each System, and except as set forth in Schedule 4.10:

         (a) The Systems are in material compliance with the Rate Regulation Act and the Rate Regulation Rules applicable to them; and

         (b) The Systems are owned by Companies which are "small cable operators" as defined by the Telecommunications Act of 1996. As such, the Cable Programming Services Tier rates of the Systems have been deregulated and the Basic Service Tier rates of the Systems with Basic-only rates have likewise been deregulated. Schedule 4.10 lists all pending rate proceedings before the FCC and any local franchising authorities that have jurisdiction over the Company.
Schedule 4.10 also sets forth FCC and local franchising authority orders approving the Companies' rates.

         Section 4.11. The Stations.

         (a) Each of the Companies and the Stations is in compliance with all applicable federal, state and local laws, rules and regulations, including without limitation, the Telecommunications Act of 1996, the Communications Act of 1934, as amended, and the rules and policies of the FCC and all rules and laws governing equal employment opportunity, except to the extent that the failure to so comply could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect):

             (i) the Companies have filed all material reports and other submissions required to be filed with the FCC by the Companies or any of them with respect to the Stations and their operations;

             (ii) the operation of the Stations is in compliance in all material respects with ANSI Standards C95.1-1982 to the extent required under applicable rules and regulations;

             (iii) all of the existing towers used in the operation of the Stations are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the FAA and appropriate notification to the FAA has been filed for each such tower where required by the rules and policies of the FCC;

             (iv) the Stations are in compliance with Part V of Title VI of the Communications Act of 1934, as amended, as well as any and all rules and policies adopted by the FCC to implement said Part V;

             (v) the Stations are being operated in compliance with the applicable Licenses; and

             (vi) the Stations are in compliance with the provisions of the Communications Decency Act of 1996 in effect, as well as any and all FCC rules and policies in effect to implement such Act.

         (b) No FCC proceedings against any of the Companies in respect of EEO violations are pending or, to the Borrower's best knowledge, threatened.

         (c) The assets of the Stations are adequate and sufficient for all of the current operations of the Stations as contemplated as of the date hereof.

         Section 4.12. DBS Rights. Schedule 4.12 accurately and completely lists all DBS Agreements, including without limitation all NRTC Member Agreements, to which any Company is a party as of the date hereof, and all areas in which any Company distributes DIRECTV and other DBS services thereunder. The DBS Subsidiaries possess all such DBS Agreements, all exclusive DBS Rights and all copyrights, licenses, trademarks, service marks, trade names and other contract rights necessary for the operation of the Companies' DBS businesses, including the distribution of DBS services, free and clear of any Liens other than Permitted Liens, except to the extent the absence of such rights could not reasonably be expected to have a Material Adverse Effect. Each of such DBS Agreements, copyrights, licenses, trademarks, service marks, trade names and other contract rights is in full force and effect and no material default has occurred and is continuing thereunder.

         Section 4.13. Title to Properties; Condition of Properties.

         (a) Schedule 4.13 sets forth a description of all real properties owned or leased by the Companies. The Companies have good title to all of their properties and assets free and clear of all Liens (other than FCC restrictions on the transfer of equity interests or FCC Licenses) of any kind, except Permitted Liens.

         (b) Schedule 4.13 accurately and completely lists, and sets forth a description of, all agreements between any Company and any Person relating to the location of (i) headend sites used in the operation of the Systems (the "Headend Site Leases"), (ii) tower and transmitter sites used in the operation of the Stations (the "Tower Site Leases") and (iii) offices, studios and other facilities, and the same constitute the only Headend Site Leases, Tower Site Leases and other leases necessary in connection with the conduct by the Companies of their businesses as presently conducted. Each of the Companies enjoys quiet possession under all leases (including without limitation the Headend Site Leases and the Tower Site Leases) to which it is a party as lessee, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee.

         (c) Except as specified in such Schedule 4.13, none of the improved real property owned or leased by any Company that is required to be mortgaged under Section 2.01(a) is situated in a flood zone designated as type "A", "B" or "V" by the U.S. Department of Housing and Urban Development.

         Section 4.14. Interests in Other Businesses. Except as reflected in
Schedule 4.14 or Schedule 4.23 hereto, none of the Companies holds or owns any of the issued and outstanding capital stock, partnership interests, membership interests or similar equity interests, or any rights to acquire the same, of any corporation, partnership, limited liability company, firm or entity other than as specified or permitted in this Agreement.

         Section 4.15. Solvency.

         (a) The aggregate amount of the full saleable value of the assets and properties of each Company exceeds the amount that will be required to be paid on or in respect of such Company's existing debts and other liabilities (including contingent liabilities) as they mature.

         (b) No Company's assets and properties constitute unreasonably small capital for such Company to carry out its business as now conducted and as proposed to be conducted, including such Company's capital needs, taking into account the particular capital requirements of such Company's business and the projected capital requirements and capital availability thereof.

         (c) The Companies do not intend to, nor will the Companies, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash reasonably anticipated to be received by each Company and the amounts of cash reasonably anticipated to be payable on or in respect of each Company's obligations. The Companies' aggregate cash flow, after taking into account all anticipated sources and uses of cash, will at all times be sufficient to pay all such amounts on or in respect of their indebtedness when such amounts are required to be paid.

         (d) The Borrower believes that no reasonably anticipated final judgment in a pending action or, to its knowledge, any threatened actions for money damages will be rendered at a time when, or in an amount such that, any Company will be unable to satisfy such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgments might be rendered). The cash available to each Company, after taking into account all other anticipated uses of cash (including the payment of all such Company's indebtedness) is anticipated to be sufficient to pay any such judgments promptly in accordance with their terms.

         (e) No Company is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against any Company.

         Section 4.16. Full Disclosure. No statement of fact made by or on behalf of any Person other than the Lenders in this Agreement, the Security Documents or in any certificate or schedule furnished to the Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to the Borrower which has not been disclosed to the Lenders in writing which has had or, as far as the Borrower can reasonably foresee, could have a Material Adverse Effect, other than facts and circumstances generally known within the cable television, broadcast television and DBS industries.

         Section 4.17. Margin Stock. The Companies do not own or have any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "Margin Stock").

         Section 4.18. Tax Returns. Each of the Companies has filed all federal, state and local tax and information returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

         Section 4.19. Pension Plans, Etc.

         (a) Except as described in Schedule 4.19, neither the Borrower nor any member of the Controlled Group has any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee.

         (b) Neither the Borrower nor any member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans, (ii) as the result of the termination of a defined benefit plan under Title IV of ERISA, (iii) under
Section 4201 of ERISA for withdrawal or partial withdrawal from a multiemployer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.

         Section 4.20. Material Agreements. Except for matters disclosed in
Schedule 4.07, 4.08, 4.12, 4.13 and 4.23, Schedule 4.20 hereto accurately and completely lists all agreements, if any, among the equityholders of the Borrower or any of the Subsidiaries and all material, acquisition, construction, engineering, management, consulting, film rental, time brokerage, local marketing network affiliation, employment and other agreements, if any, which are reasonably necessary for the operation of the business of the Borrower and the Subsidiaries, including without limitation the acquisition, construction, extension and/or operation of the Systems and the Stations and the distribution of DBS services. Each of the foregoing agreements is in full force and effect; no material default by any party thereto has occurred and is continuing thereunder; and the Borrower has provided true and complete copies thereof to the Agent and its counsel. In addition, the Companies are in compliance with all requirements set forth in the definition of "Permitted LMA" and applicable to each LMA to which any Company is a party.

         Section 4.21. Projections. Attached as Schedule 4.21 are projections of the operation of the Companies' businesses through December 31, 2005 (the "Projections").

         Section 4.22. Brokers, Etc. None of the Companies has dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions contemplated by this Agreement or is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions.

         Section 4.23. Capitalization. Attached as Schedule 4.23 is a description of the ownership relationships among the Companies, the Parent and the other Parent Affiliates, showing, as to the Companies, accurate ownership percentages of the equityholders of record and accompanied by a statement of authorized and issued Equity Securities for each such entity as of the date hereof. Such Schedule 4.23 also states, as of the date hereof (a) which Equity Securities, if any, carry preemptive rights; (b) to the best of the Borrower's knowledge whether there are any outstanding subscriptions, warrants or options to purchase any Equity Securities; (c) whether any Company is obligated to redeem or repurchase any of its Equity Securities, and the details of any such committed redemption or repurchase; and (d) any other agreement, arrangement or plan to which any Company is a party or participant or of which any Company has knowledge which will directly or indirectly affect the capital structure of the Companies. All such Equity Securities of the Companies are validly issued and fully paid and non-assessable, and owned as set forth on such Schedule 4.23. All such Equity Securities of the Companies are owned, legally and beneficially, free of any Lien, except for Permitted Liens and restrictions on transfer imposed by applicable securities laws indicated on the certificates evidencing such shares or as may be imposed by the FCC or local franchising authorities.

         Section 4.24. Environmental Compliance.

         (a) To the best of the Borrower's knowledge, all real property leased, owned, controlled or operated by the Companies (the "Properties") and their existing and, to the best of the Borrower's knowledge, prior uses and activities thereon, including, but not limited to, the use, maintenance and operation of each of the Properties and all activities in conduct of business related thereto comply and have at all times complied in all material respects with all Environmental Laws.

         (b) None of the Companies and, to the best of the Borrower's knowledge, no previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials the removal of which is required or the maintenance of which is prohibited or penalized.

         (c) To the best of the Borrower's knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which materially violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law.

         (d) No notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties has been received by any Company or, to the best of the Borrower's knowledge, any prior owner or occupant of any of the Properties which has not been fully satisfied and complied with in a timely fashion so as to bring such Property into full compliance with all Environmental Laws.

         (e) The Companies have all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority on account of any or all of its activities on any of the Properties, except to the extent that the absence of any such permit or license has had, or could have, a Material Adverse Effect, and are in material compliance with the terms and conditions of such permits and licenses. To the best of the Borrower's knowledge, no change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exist, and such permits and licenses are in full force and effect.

         (f) No portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any Federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.

         (g) The Borrower, at its expense, has provided to the Agent and the Lenders a governmental environmental records search for each of the Properties designated on Schedule 4.24 (collectively the "Environmental Data Reports"), prepared by an environmental consulting firm of national reputation reasonably satisfactory to the Agent. Each of the Environmental Data Reports provided to the Agent and the Lenders is, to the best of the Borrower's knowledge, true and accurate in all material respects. In addition, if requested by the Agent, the Borrower has provided to the Agent and the Lenders true and accurate responses to the Agent's Environmental Questionnaire (each an "Environmental Questionnaire") as to each of the other Properties.

         Section 4.25. Investment Company Act. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 4.26. Labor Matters. No Company is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which has had, or could reasonably be expected to have, a Material Adverse Effect; there is no such strike, dispute, slow down or work stoppage threatened against any Company, to the best of the Borrower's knowledge, none of the Companies is subject to any collective bargaining or similar arrangements.

         Section 4.27. Delaware Code Provisions. None of the Organizational Documents of the Companies contains any provision similar to those set forth in
Section 102(b)(2) of Title 8 of the Delaware Code.

         Section 4.28. Year 2000 Compliance.

         (a) The Borrower has taken all actions necessary to ensure that the Year 2000 Risk will not have a Material Adverse Effect. All of the Companies are Year 2000 Compliant. As used in this Section,

             (i) the "Year 2000 Risk" shall mean the risk that computer applications used by the Companies and/or their suppliers, vendors and customers may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999;

             (ii) "At-Risk Equipment" shall mean all computer systems and other material equipment containing embedded microchips, if such systems or other equipment is owned or operated by the Companies or any of them or used or relied upon in the conduct of any Company's business, including any such computer systems and other equipment supplied by others or with which any Company's computer systems interface; and

             (iii) "Year 2000 Compliant" shall mean, with regard to the Companies, that all At-Risk Equipment is able to interpret and manipulate data on and involving all calendar dates correctly, including in relation to dates on and after January 1, 2000, and without having a Material Adverse Effect or resulting in a Default.

         (b) Any and all reprogramming required to address the Year 2000 Risk and assure the proper functioning (to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) on and after January 1, 2000 of all At-Risk Equipment and the testing of all reprogrammed At-Risk Equipment, has been completed.

         (c) The costs which the Companies have incurred to reprogram and test the At-Risk Equipment and to address the reasonably foreseeable consequences to the Companies of any improper functioning of the At-Risk Equipment due to the Year 2000 Risk have not resulted, and could not reasonably be expected to result, in a Default and have not had, and could not reasonably be expected to have, a Material Adverse Effect. Except for any reprogramming referred to above, the Companies' computer systems are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, appropriate for the conduct of the Companies' businesses as currently conducted in all material respects.

         V. FINANCIAL COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, the Borrower and its Subsidiaries (other than the Special Purpose Subsidiary, except with respect to Section 5.05) will (on a Consolidated basis):

         Section 5.01. Leverage.

         (a) PCC Leverage. At all times, maintain a PCC Leverage Ratio which is less than 7.00:1.00.

         (b) Borrower Leverage. At all times during each period indicated below, maintain a ratio of Total Funded Debt to Annualized EBITDA (the "Borrower Leverage Ratio") for the most recently ended fiscal quarter for which financial statements have been, or are required to have been, delivered under Section 6.05(b) of not more than the following:

              Period                                           Maximum Ratio
              ------                                           -------------
The Closing Date through June 29, 2001                          4.00:1.00
June 30, 2001 through December 30, 2001                         3.75:1.00
December 31, 2001 through June 29, 2002                         3.50:1.00
June 30, 2002 through December 30, 2002                         3.00:1.00
December 31, 2002 through June 29, 2003                         2.50:1.00
June 30, 2003 through December 30, 2003                         2.00:1.00
December 31, 2003 and thereafter                                1.50:1.00

For purposes of this covenant, Annualized EBITDA shall be determined on a pro forma basis after giving effect to all Acquisitions and Dispositions made by the Companies at any time during the applicable fiscal periods, in each case as if such Acquisitions and Dispositions had occurred at the beginning of such fiscal period and calculated in a manner reasonably satisfactory to the Agent..

         (c) Churn Adjusted Borrower Leverage Ratio. At all times during each period indicated below, maintain a ratio of (i) Total Funded Debt to (ii) (A) Annualized EBITDA for the most recently ended fiscal quarter for which financial statements have been, or are required to have been, delivered under Section 6.05(b), minus (B) Cost of Churn for the most recently ended period of four (4) fiscal quarters for which financial statements have been, or are required to have been, delivered under Section 6.05(b) (the "Churn Adjusted Borrower Leverage Ratio"), of not more than the following:

              Period                                           Maximum Ratio
              ------                                           -------------
The Closing Date through June 29, 2001                          5.25:1.00
June 30, 2001 through December 30, 2001                         4.75:1.00
December 31, 2001 through June 29, 2002                         4.50:1.00
June 30, 2002 through December 30, 2002                         4.00:1.00
December 31, 2002 through June 29, 2003                         3.50:1.00
June 30, 2003 through December 30, 2003                         3.00:1.00
December 31, 2003 and thereafter                                2.50:1.00

For purposes of this covenant, Annualized EBITDA shall be determined on a pro forma basis after giving effect to all Acquisitions and Dispositions made by the Companies at any time during the applicable fiscal periods, in each case as if such Acquisitions and Dispositions had occurred at the beginning of such fiscal period and calculated in a manner reasonably satisfactory to the Agent.

         Section 5.02. Interest Coverage. For each fiscal quarter ending on the Quarterly Dates indicated below, maintain a ratio of EBITDA to Total Interest Expense (the "Interest Coverage Ratio") of at least the following:


         Quarterly Date                                       Minimum Ratio
         --------------                                       -------------
March 31, 2000 through September 30, 2000                       2.50:1.00
December 31, 2000 through September 30, 2001                    3.25:1.00
December 31, 2001 through September 30, 2002                    4.00:1.00
December 31, 2002 through September 30, 2003                    4.75:1.00
December 31, 2003 and each Quarterly Date thereafter            5.50:1.00

         Section 5.03. Fixed Charge Coverage. For each period of four (4) fiscal quarters ended on the Quarterly Dates indicated below, maintain a ratio of Annualized EBITDA to Fixed Charges (the "Fixed Charge Coverage Ratio") of at least the following:


         Quarterly Date                                       Minimum Ratio
         --------------                                       -------------
December 31, 2000 through September 30, 2001                    1.00:1.00
December 31, 2001 through September 30, 2002                    1.25:1.00
December 31, 2002 through September 30, 2003                    1.60:1.00
December 31, 2003 through June 30, 2004                         1.90:1.00
September 30, 2004 and each Quarterly Date thereafter           1.05:1.00

         Section 5.04. Restricted Payments. Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor except as follows:

         (a) The Companies may pay monthly Management Fees to the Manager; provided that (i) such payments shall be subject to the applicable Affiliate Subordination Agreement and (ii) such payments shall not exceed, during any period of twelve (12) consecutive months, the actual cost of providing management and administrative support services to the Companies for such period.

         (b) Subject to the provisions of the Affiliate Subordination
Agreements:

             (i) The Subsidiaries may (A) pay dividends and make distributions to the Borrower or other Subsidiaries holding equity interests in the payor, (B) repay indebtedness owed to the Borrower or to Subsidiaries other than MCT and MCT Cablevision, Ltd. and (C) make intercompany loans to one another subject to the limitations set forth in Section 7.05.

             (ii) The Subsidiaries may repay Indebtedness owed to the Borrower or to Subsidiaries.

             (iii) The Subsidiaries may pay lease payments to Pegasus Towers, Inc. in respect of the tower leases in effect on the date hereof, and any renewals thereof.

             (iv) The Borrower may (A) make regularly scheduled payments (but not prepayments) of interest under the Original Subordinated Notes and
         (B) repurchase or redeem the Original Subordinated Notes in full as provided in Section 2.02 with the proceeds of Loans permitted under
         Section 3.03 or equity contributions made to the Borrower by the Parent, provided that no Default shall exist as of the date of any such payment or repurchase or after giving effect thereto (calculated both as of such date and on a pro forma basis as of the end of and for the fiscal period(s) most recently ended prior thereto for which financial statements are required to be provided under Section 6.05) and, with respect to such repurchase or redemption (1) the aggregate Available Commitments shall equal or exceed $25,000,000 after giving effect to such repurchase and the Loans made in connection therewith; and (2) if the Churn Adjusted Borrower Leverage Ratio is greater than or equal to 4.00:1.00 after giving effect to such repurchase, the Borrower shall have obtained at least $85,000,000 in additional cash equity contributions from the Parent and Incremental Term Loans made under
         Section 1.04.

             (v) From and after the date audited financial statements are delivered pursuant to Section 6.05(a) for the year ended December 31, 2001 and each year thereafter, the Borrower may pay annual or semi-annual dividends or distributions to the Parent solely for the purpose of financing dividends due or interest due and payable under the PCC Preferred Stock Designation in respect of the PCC Preferred Stock or the PCC Subordinated Notes, respectively (collectively, the "PCC Preferred Stock Dividends"), provided that (A) no Default shall exist as of the date of the proposed payment or after giving effect thereto and (B) the aggregate amount of such dividends paid in any fiscal year shall not exceed the lesser of (1) Excess Cash Flow for the prior fiscal year or (2) the aggregate PCC Preferred Stock Dividends due and payable in such fiscal year. For purposes of the preceding sentence, a dividend or distribution paid to the Parent in respect of the PCC Preferred Stock Dividend Payment due January 1 of any fiscal year shall be treated as having been paid in the preceding fiscal year.

             (vi) The Borrower may pay annual or semi-annual dividends or distributions to the Parent solely for the purpose of financing interest due and payable under the PCC 1997 Senior Notes, the PCC 1998 Senior Notes and the PCC Exchange Notes, provided that no Default shall exist as of the date of the proposed payment or after giving effect thereto (calculated both as of such date and on a pro forma basis as of the end of and for the fiscal period(s) most recently ended prior thereto for which financial statements are required to be provided under Section 6.05).

             (vii) In addition to the foregoing, the Borrower may pay further dividends or distributions to the Parent from time to time, provided that (i) no Default shall exist as of the date of the proposed payment or after giving effect thereto (calculated both as of such date and on a pro forma basis as of the end of and for the fiscal period(s) most recently ended prior thereto for which financial statements are required to be provided under Section 6.05) and (ii) the aggregate amount of all such dividends paid from and after the date hereof minus the aggregate amount of all cash equity contributions made to the Borrower from and after the date hereof (other than equity contributions made as provided under Section 5.04(b)(iv) above) shall not exceed $50,000,000.

             (viii) The Borrower may make Tax Sharing Payments to the Parent provided that the same shall reflect adjustments for all credits and deductions enjoyed by the Parent.

         VI. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees to and with each of the Lenders that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or hereafter arising, the Borrower and each of the Subsidiaries shall:

         Section 6.01. Preservation of Assets; Compliance with Laws, Etc.

         (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate, partnership or limited liability company existence, as the case may be, all material rights, licenses, permits and franchises (including all material CATV Franchises, FCC Licenses and DBS Agreements) and comply in every material respect with all laws and regulations applicable to it (including without limitation the Communications Act of 1934, as amended, the Copyright Revisions Act of 1976, as amended, the Rate Regulation Act, the Rate Regulation Rules and all other rules, regulations, administrative orders and policies of the FCC, the FAA and the Copyright Office) and all material agreements to which it is a party, including without limitation all material CATV Franchises and DBS Agreements, and all agreements with its equityholders the violation of which could have a Material Adverse Effect;

         (b) at all times maintain, preserve and protect all material trade names and proprietary rights;

         (c) at all times maintain in full force and effect a License Agreement between each Subsidiary holding Station assets and the related License Subsidiary, and provide a true and complete copy thereof to the Agent; and

         (d) preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course in a manner substantially consistent with past practices.

         Section 6.02. Insurance.

         (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability, business interruption, broadcasters' liability and workers' compensation insurance insuring such Company to the extent customary with respect to companies conducting similar businesses, all by financially sound and reputable insurers and furnish to the Lenders satisfactory evidence of the same (including certification by an Authorized Officer of the Borrower of timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall be included in the next succeeding Compliance Report delivered pursuant to
Section 6.05(d)); notify each of the Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of the Lenders satisfactory evidence of any such change; maintain insurance with respect to its headend, tower, transmission and/or studio facilities and related equipment in an amount equal to the full replacement cost thereof; provide that each insurance policy pertaining to any of its insurable properties shall:

             (i) name the Agent, on behalf of the Lenders, (A) as loss payee pursuant to a so-called "standard mortgagee clause" or "Lender's loss payable endorsement", with respect to property coverage, or (B) as additional insured, with respect to general liability coverage;

             (ii) provide that no action of any Company shall void any such policy as to the Agent or the Lenders; and

             (iii) provide that the insurer(s) shall notify the Agent of any proposed cancellation of such policy at least thirty (30) days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least ten (10) days in advance thereof) and that the Agent or the Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation.

         (b) Promptly following the occurrence of any Casualty Event affecting any asset or property of any Company (whether or not such property constitutes Collateral) (the "Damaged Property") resulting in Insurance Proceeds aggregating $ 1,000,000 or more, give prompt notice thereof to the Agent and cause such Insurance Proceeds to be paid to the Agent for deposit into the Collateral Account, as additional collateral security for the payment of the Obligations, pending disbursement thereof as hereinafter provided. If, on or before the last day of the applicable Restoration Period, the Borrower or any Subsidiary shall not have restored, repaired or replaced the Damaged Property (or, if earlier, on the date such Company shall have determined not to restore, repair or replace the Damaged Property) the Insurance Proceeds so deposited in the Collateral Account shall be applied to repay the Notes, to the extent required in Section 1.09(e).

         (c) In the event of a Casualty Event affecting any Damaged Property, whether or not subject to Section 6.02(b), and provided that no Event of Default shall have occurred and be continuing, the Agent or the Lenders will deliver to the Borrower (for the benefit of such Company) any Insurance Proceeds therefrom, if the Borrower so elects following notice thereof provided by the Agent, provided that (i) such Company shall use such proceeds for the restoration or replacement of the Damaged Property within the applicable Restoration Period,
(ii) the Borrower shall have demonstrated to the reasonable satisfaction of the Lenders that the Damaged Property will be restored to substantially its previous condition or will be replaced by substantially identical property or assets and
(iii) if the Agent, on behalf of the Lenders, had a security interest in and lien upon the Damaged Property, the Lenders shall have received, at their request, a favorable opinion from the Borrower's counsel, in form and substance satisfactory to the Agent, as to the perfection of the Agent's security interest in and lien upon such restored or replaced property or asset and such evidence satisfactory to the Agent as to the priority of such security interest and liens. If the Borrower fails to elect the disbursement of such Insurance Proceeds as provided in the foregoing sentence within thirty (30) days following receipt of the Agent's notice, the Borrower shall be deemed to have elected that such Insurance Proceeds be applied to the prepayment of the Loans and, if the related Casualty Event was subject to Section 6.02(b), the permanent reduction of the Commitments provided in such Section and in Section 1.09.

         (d) If the Borrower receives any disbursements of Insurance Proceeds as contemplated by Section 6.02(c), but fails to restore or replace the Damaged Property within the applicable Restoration Period, as required under Section 6.02(c), then the Borrower shall return all such disbursements to the Agent for application, together with the balance of any related Insurance Proceeds not so disbursed, to the prepayment of the Loans and, if the related Casualty Event was subject to Section 6.02(b), the permanent reduction of the Commitments provided in such Section and in Section 1.09.

         (e) The Agent may, if directed by the Required Lenders upon the occurrence and during the existence of any Default, elect to apply any Insurance Proceeds paid into the Collateral Account or otherwise received by the Agent pursuant to this Section 6.02 to the replacement, restoration and/or repair of the Damaged Property, in lieu of effecting the prepayment of the Loans required under Section 1.09(b) or 6.02(d).

         (f) If the Borrower or the Agent elects to replace, restore and/or repair the Damaged Property as provided in Section 6.02(c) or (e), the related Insurance Proceeds (and any earnings thereon) held in the Collateral Account shall be applied to the replacement, restoration and repair of the Damaged Property and advanced by the Agent in periodic installments upon compliance by the Borrower with such reasonable conditions to disbursement as may be imposed by the Agent, including, but not limited to, reasonable retention amounts and receipt of lien releases and, if a Casualty Event results in the Agent's receipt of Insurance Proceeds aggregating $1,000,000 or more, disbursement of such Insurance Proceeds jointly to the Borrower and any contractors, subcontractors and materialmen to whom payment is owed in connection with such repair, replacement and/or restoration.

         (g) Following the occurrence and the continuance of any Default, the Agent shall have no obligation to release any proceeds from the Collateral Account to the Borrower as provided above and all such proceeds shall be subject to the provisions of the Security Agreements. All Insurance Proceeds remaining in the Collateral Account after application to the repair, replacement and/or restoration of Damaged Property pursuant to this Section may, at the option of the Agent, be applied to the prepayment of the Loans or (if consented to by the Required Lenders) released to the Borrower.

         (h) With respect to any Casualty Event resulting in Insurance Proceeds aggregating $1,000,000 or more, the Agent shall be entitled at its option to participate in any compromise, adjustment or settlement in connection with any claims for damage or destruction under any policy or policies of insurance, and the Borrower shall, within five (5) Business Days after request therefor, reimburse the Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and disbursements) incurred by the Agent in connection with such participation. None of the Companies shall make any compromise, adjustment or settlement in connection with any such claim without the approval of the Agent.

         (i) To the extent, if any, that any improved real property (whether owned or leased) of the Companies that is mortgaged as required under Section 2.01(a) is situated in a special flood hazard zone, as defined in 12 CFR ss. 22 or 339, in which flood insurance is available, obtain and maintain flood insurance in coverage and amount satisfactory to the Agent.

         Section 6.03. Taxes, Etc. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that no Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

         Section 6.04. Notice of Proceedings, Defaults, Adverse Change, Etc. Promptly (and in any event within five (5) days after the discovery by the Borrower thereof) give written notice to each of the Lenders of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local (including without limitation any Specified Authority), which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by any Company (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises, including any FCC License or CATV Franchise, or under any DBS Agreement or other material agreement to which it is a party, or (ii) any alleged default with respect to, or redemption or acceleration or other action under, the PCC Preferred Stock Designation, the Subordinated Debt Documents, any Permitted Seller Debt or Permitted Seller Subordinated Debt, any material Acquisition Agreement or any evidence of material Indebtedness of any Company or any mortgage, indenture or other agreement relating thereto; (c) (i) any notice of any material violation or administrative or judicial complaint or order filed or to be filed against any Company and/or any real property owned or leased by it alleging any violations of any law, ordinance and/or regulation or requiring it to take any action in connection with the release and/or clean-up of any Hazardous Materials, or (ii) any notice from any governmental body or other Person alleging that any Company is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (d) any change in the condition, financial or otherwise, of any Company or the Parent which has, or could have, a Material Adverse Effect; or (e) the occurrence of any Default.

         Section 6.05. Financial Statements and Reports. Furnish to the Agent (with multiple copies for each of the Lenders, which the Agent shall promptly provide to the respective Lenders):

         (a) As soon as available but, in any event, within one hundred twenty
(120) days after the end of each fiscal year, (i) the Consolidated balance sheets and statements of income, equity and cash flows of PCC and (ii) the Consolidated and Consolidating balance sheets and statements of income, equity and cash flows of the Borrower and its Subsidiaries, together with supporting schedules in form and substance satisfactory to the Lenders (and accompanied by an unaudited breakdown of revenues, expenses and EBITDA for each Company), audited by, and delivered with the opinion of, independent certified public accountants selected by the Borrower and reasonably acceptable to the Required Lenders (the "Accountants"), which opinion (A) shall not be qualified as to going concern or scope of audit, (B) shall be to the effect that such financial statements present fairly the Consolidated financial condition and results of operation of PCC or the Companies, as the case may be, as of the dates and for the periods indicated, in accordance with GAAP applied on a basis consistent with that of the preceding year, and shall otherwise be in form reasonably satisfactory to the Required Lenders, and (C) shall be accompanied by a report by the Accountants to the effect that the Accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default has occurred under Article V (or, if such an event has occurred, a statement explaining its nature and extent); provided, however, that in issuing such statement, the Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above;

         (b) Within forty-five (45) days after the end of each quarter in each fiscal year, (i) the Consolidated balance sheets and statements of income, equity and cash flows of PCC and (ii) the Consolidated and Consolidating balance sheets and statements of income, equity and cash flows of the Borrower and its Subsidiaries, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by PCC or the Borrower, as the case may be, in accordance with GAAP (except for the absence of notes) and certified by an

Authorized Officer of PCC or the Borrower, as the case may be, such balance sheets to be as of the close of such quarter, and such statements of income, equity and cash flow to be for the quarter then ended and the period from the beginning of the then current fiscal year to the end of such quarter (in each case subject to normal audit and year-end adjustments) and to include, in the case of the Companies' financial statements, (i) a comparison of actual results to results for the comparable period of the preceding fiscal year (if available) and projected results set forth in the Budget for such period, (ii) a breakdown of Location Cash Flow for the DBS Subsidiaries and for the Borrower's other Subsidiaries and (iii) if and to the extent prepared by the Borrower, a breakdown of revenues, expenses and EBITDA for each Company;

         (c) Within forty-five (45) days after the end of each month, the Consolidated and Consolidating balance sheets and statements of income of the Borrower and its Subsidiaries, together with supporting schedules, prepared by the Borrower in accordance with GAAP (except for the absence of notes) and certified by an Authorized Officer of the Borrower, such balance sheets to be as of the end of such month and such income statements to be for the period from the beginning of the then current fiscal year to the end of such month (subject to normal audit and year-end adjustments);

         (d) Concurrently with the delivery of any annual financial statements required by Section 6.05(a) and any quarterly financial statements required by
Section 6.05(b), a certified report (hereafter, a "Compliance Report") in the form of Schedule 6.05 attached hereto (or otherwise in a form satisfactory to the Agent), with appropriate calculations, including a detailed breakout of Subscriber Acquisition Costs, signed on behalf of the Borrower by an Authorized Officer of the Borrower, setting forth the calculations contemplated in Article V of this Agreement and certifying as to the fact that such Person has examined the provisions of this Agreement and that no Default has occurred and is continuing (or if a Default exists, a statement explaining its nature and extent);

         (e) (i) On or before February 15 of each fiscal year, an updated quarterly budget approved by the Board of Directors of the Parent, including planned Capital Expenditures and projected borrowings for such fiscal year, with updated Projections showing financial covenant compliance (collectively, the "Budget"), for the operation of the Companies' businesses during the current fiscal year, setting forth in detail reasonably satisfactory to the Lenders the projected results of operations of the Companies and stating underlying assumptions, and (ii) within five (5) days after the effective date thereof, notice of any material changes or modifications in the Budget (which shall not include changes resulting from non-material adjustments to the timing of any proposed borrowings);

         (f) As soon as reasonably possible and in any event within forty-five
(45) days after the end of each fiscal quarter and each month, one or more certificates of a responsible officer of the Borrower (collectively, the "Subscriber Reports"), setting forth in reasonable detail, the following:

             (i) as to each of the Systems, (A) the numbers of basic subscribers, as at the end of such month, (B) net changes in numbers of each such category of basic subscribers (including numbers of disconnects and connects within each such category), (C) the average monthly revenues per subscriber as at the end of such month, (D) rate changes, if any, and (E) the numbers of subscribers more than forty-five (45) days delinquent measured from the date of original billing; and

             (ii) as to the operations of the DBS Subsidiaries, (A) each of the DBS Subscriber Areas and the number of homes, subscribers and Paying Subscribers in each, as of the most recent month end, (B) the penetration percentage and Churn for the most recently ended month and the most recently ended period of six (6) consecutive months for which such information is available, (C) the average monthly aggregate revenues per subscriber as at the end of such month, (D) rate changes, if any, on core programming packages and (E) the number of subscribers more than forty-five (45) days delinquent measured from the date of original billing;

         (g) Promptly upon their becoming available, and in any event within ten
(10) Business Days after receipt thereof, all Nielsen and other rating reports, if any, received by any Company;

         (h) Within ten (10) days after the receipt or filing thereof by any Company, as applicable, copies of any periodic or special reports filed by any Company with the FCC or any state or local governmental body having jurisdiction over any System, Station, CATV Franchise or FCC License, and copies of any material notices and other material communications from the FCC or any such state or local governmental body which specifically relate to any Company, any

System or Station or any CATV Franchise or FCC License, but in each case only if such reports or communications indicate any material adverse change in such Company's standing before the FCC, in the Franchise Areas or in respect of any CATV Franchise or FCC License or if copies thereof are requested by the Agent;

         (i) Promptly, and in any event within five (5) days, after the Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are or may not be sufficient assets to convert the plan's benefit liabilities as required by
Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;

         (j) Promptly upon receipt or issuance thereof, and in any event within five (5) Business Days after such receipt, copies of all audit reports submitted to any Company by its accountants in connection with each yearly, interim or special audit of the books of any Company made by such accountants, including any material related correspondence between such accountants and the Borrower's management;

         (k) Promptly upon circulation thereof, and in any event within five (5) Business Days after such circulation, copies of any material written reports issued by the Borrower or any Subsidiary to any of its equityholders or material creditors relating to the Notes or any material change in any Company's financial condition;

         (l) Within ten (10) days after the receipt or filing thereof by any Company, the Parent or any other Affiliate of the Borrower, copies of (i) any registration statements, prospectuses and any amendments and supplements thereto, and any regular and periodic reports (including without limitation reports on Form 10-K, Form 10-Q or Form 8-K), if any, filed by any Company, the Parent or such Affiliate with any securities exchange or with the United States Securities and Exchange Commission (the "SEC"); and (ii) any letters of comment or correspondence with respect to filings or compliance matters sent to any Company, the Parent or such Affiliate by any such securities commission or the SEC in relation to any Company, the Parent or such Affiliate and its respective affairs; and

         (m) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition or regarding any of the Companies or (to the extent available to the Borrower without undue effort and expense) their equityholders or other Affiliates (including without limitation the Parent Affiliates) as any Lender may reasonably request, including without limitation copies of any and all material agreements to which any Company is a party from time to time.

         Section 6.06. Inspection. Permit employees, agents and representatives of the Lenders to inspect, during normal business hours, its premises and any other facilities and systems of the Companies and its books and records and to make abstracts or reproductions thereof, including without limitation those which any Lender may wish to inspect in connection with the Year 2000 Risk and the Companies' representation that each of the Companies is Year 2000 Compliant. In connection with any such inspections, the Lenders will use reasonable efforts to avoid an unreasonable disruption of the Companies' businesses and, to the extent possible or appropriate absent any Default, will give reasonable notice thereof.

         Section 6.07. Accounting System. Maintain a system of accounting in accordance with generally accepted accounting principles and maintain a fiscal year ending December 31 for each of the Companies.

         Section 6.08. Additional Assurances. From time to time hereafter:

         (a) without limiting the generality of Section 2.01(a), execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent or the Lenders shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents, including without limitation (i) the items set forth in Schedules 2.01(a) and 4.24 which require action after the date hereof, as stated in each such Schedule, and (ii) only if reasonably requested by the Agent, the execution and delivery to the Agent of a mortgage or deed of trust or collateral assignment of lease or leasehold mortgage in form and substance satisfactory to the Agent (in a recordable form and in such number of copies as the Agent shall have requested) covering any real properties acquired by the Companies, together with any necessary consents relating thereto;

         (b) without limiting the generality of Section 2.01, at the request and direction of the Agent, cooperate with the Agent and the Lenders from time to time in preparing, executing and/or filing and recording such (i) timely continuation statements under the Uniform Commercial Code with respect to financing statements filed under Section 2.01(a), (ii) new financing statements and (iii) conforming amendments to the Security Documents as shall be necessary from time to time to reflect the passage of time and other changed circumstances and to assure continued compliance with the Loan Documents and with Section 2.01; and

         (c) upon the exercise by the Agent or the Lenders of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority (including any Specified Authority), execute and deliver all applications, certifications, instruments and other documents and papers that the Agent or Lenders may be so required to obtain.

Nothing contained in this Section 6.08 shall constitute a waiver of any Event of Default arising from the Borrower's failure to locate, deliver and/or file or record any Security Document, any consent of any Governmental Authority or other Person or any other document required under Section 2.01, Article III or otherwise under this Agreement.

         Section 6.09. Renewal of DBS Agreements, FCC Licenses, and CATV Franchises.

         (a) Renew all DBS Agreements and FCC Licenses in a timely manner and in accordance with all applicable provisions thereof.

         (b) Comply with the provisions of all applicable federal and local laws relating to the renewal of Significant Franchises, including without limitation pursuing proceedings for the renewal of such Significant Franchises in accordance with those procedures customarily followed by holders of similar franchises. Without limiting the foregoing, the Companies will seek renewal of all Significant Franchises within the time periods prescribed by, and otherwise in compliance with, Section 546 of the Cable Communications Policy Act of 1984 (47 U.S.C. Section 546).

         Section 6.10. Compliance with Environmental Laws.

         (a) Comply, and cause all tenants or other occupants of any of the Properties to comply in all material respects with all Environmental Laws and not generate, store, handle, process, dispose of or otherwise use and not permit any tenant or other occupant of any of the Properties to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in a manner that could lead or potentially lead to imposition on any Company or the Agent or any Lender or any of the Properties of any liability or lien of any nature whatsoever under any Environmental Law.

         (b) Notify the Agent promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to the Agent copies of any notices received by any Company relating to any alleged violation of any Environmental Law and promptly pay when due any fine or assessment against the Lenders, any Company or any of the Properties relating to any Environmental Law.

         (c) If at any time it is determined that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, then, within thirty (30) days after receipt of notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) or from the Lenders, take, at its sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Laws. Nothing herein shall prohibit the Borrower from asserting any good faith defenses against the government in any governmental demands.

         (d) If a lien is filed against any of the Properties by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of any Company or for which any Company is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, then, within thirty (30) days from the date that such Company is first given notice such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Lenders and is sufficient to effect a complete discharge of such lien on the Properties.

         (e) At the Borrower's expense, if and as reasonably requested by the Agent in connection with any Property now or hereafter owned, acquired or leased by any Company, (i) conduct and deliver to the Agent and the Lenders, an Environmental Site Assessment prepared by an environmental consulting firm of national reputation reasonably satisfactory to the Agent, together with a letter from such firm to the Agent authorizing the Agent and the Lenders to rely thereon, or (ii) prepare and deliver to the Agent and the Lenders true and accurate responses to the Agent's Environmental Questionnaire as to such Property. Each Environmental Site Assessment and completed Environmental Questionnaire shall be, to the best of the Borrower's knowledge, true and accurate in all material respects.

         (f) Conduct any further diligence recommended under any Environmental Data Report or Environmental Site Assessment and perform any and all Remedial Work necessary under all Environmental Laws applicable (now or in the future) to the Companies or their businesses, whether as recommended under any Environmental Site Assessment or otherwise.

         Section 6.11.  Interest Rate Protection.

         (a) Within ninety (90) days after the Closing Date, enter into, and, thereafter, maintain in full force and effect, one or more Rate Hedging Agreements containing terms and conditions reasonably satisfactory to the Agent and sufficient to ensure that at least fifty percent (50%) of the aggregate principal amount of the Initial Term Loans then outstanding is protected at all times against increases in the applicable Base Rate or LIBOR Rate for a term extending for at least three (3) years.

         (b) Within sixty (60) days after the Credit Extension Date for any Incremental Term Loans, enter into, and, thereafter, maintain in full force and effect, one or more Rate Hedging Agreements containing terms and conditions reasonably satisfactory to the Agent and sufficient to ensure that at least fifty percent (50%) of the aggregate principal amount of the Incremental Term Loans then outstanding is protected at all times against increases in the applicable Base Rate or LIBOR Rate for a term extending for at least three (3) years.

         (c) Deliver to the Agent copies of each such Rate Hedging Agreement, including any and all amendments thereto and substitutions thereof, and such other documentation relating thereto as the Agent or the Lenders may from time to time request.

         VII. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, unless the Required Lenders shall otherwise consent in writing in accordance with the terms of Article XI, none of the Companies will, directly or indirectly:

         Section 7.01. Indebtedness and Guarantees. Incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or Guarantee except:

         (a) Indebtedness of the Borrower to the Lenders hereunder under the Notes and in respect of the Letters of Credit;

         (b) the guaranties of the Subsidiaries required under Section 2.01;

         (c) any Rate Hedging Obligation with terms and conditions reasonably acceptable to the Agent;

         (d) Indebtedness existing on the date hereof and described in Schedule 7.01, provided however, that the terms of such indebtedness shall not be modified or amended in any material respect, nor shall payment thereof be modified, without the prior written consent of the Required Lenders;

         (e) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business;

         (f) Guarantees by the Borrower of Indebtedness and other obligations incurred by its Subsidiaries and permitted by this Section 7.01;

         (g) Indebtedness under Capital Leases and purchase money Indebtedness relating to the purchase price of real estate and equipment to be used in the businesses of the Borrower and its Subsidiaries (other than the Special Purpose Subsidiary) which does not exceed $10,000,000 in the aggregate outstanding at any time;

         (h) customary indemnities set forth in the Acquisition Agreements;

         (i) intercompany loans permitted under Section 7.05;

         (j) trade payables incurred in the ordinary course of business;

         (k) Permitted Seller Debt not exceeding $50,000,000 in the aggregate outstanding at any time, in addition to the Permitted Seller Debt specified in
Schedule 7.01;

         (l) Permitted Seller Subordinated Debt, not exceeding $20,000,000 in the aggregate outstanding at any time;

         (m) Indebtedness to the Subordinated Noteholders under the Subordinated Debt Documents; and

         (n) unsecured Indebtedness of the Borrower and the Subsidiaries (other than the Special Purpose Subsidiary and the Specified Subsidiaries) of a type not covered by any of the other provisions of this Section 7.01 and which does not exceed $10,000,000 in the aggregate outstanding at any time.

         Section 7.02. Liens. Create, incur, assume, suffer or permit to exist any Lien of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than the following (collectively, "Permitted Liens"):

         (a) liens securing the payment of taxes, assessments or government charges or levies either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

         (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds arising in the ordinary course of business;

         (c) liens existing on the date hereof and described on Schedule 7.02 attached hereto;

         (d) liens against the Companies imposed by law, such as vendors', carriers', lessors', warehousers' or mechanics' liens, incurred in the ordinary course of business;

         (e) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (m) or (n) of Article VIII;

         (f) liens in favor of the Agent or the Lenders (and any Hedging Lenders) securing the Notes or the other obligations of the Companies to the Lenders hereunder or under Rate Hedging Obligations entered into with any Lender or any Lender's affiliate;

         (g) liens against the Companies under or securing Capital Leases and liens or mortgages securing purchase money Indebtedness described in Section 7.01(g), provided that the obligation secured by any such lien shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of the acquisition of the property covered thereby and that each such lien or mortgage shall at all times be limited solely to the item or items of property so acquired; and

         (h) restrictions, easements and minor irregularities in title which do not and will not interfere in any material respect with the occupation, use and enjoyment by any Company of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.

         Section 7.03. Disposition of Assets; Mergers, Etc. Merge or enter into a consolidation or sell, lease, exchange, sell and lease back, sublease or otherwise dispose of any of its assets (hereinafter a "Disposition") (including without limitation the transfer of any assets to the Special Purpose Subsidiary or any Specified Subsidiary and Dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps"), except the following:

         (a) Dispositions of (i) inventory and cash equivalents in the ordinary course of business and (ii) tangible assets to be replaced in the ordinary course of business within twelve (12) months by other tangible assets of equal or greater value (provided that the Agent's and the Lenders' lien upon such newly acquired assets shall have the same priority as the Agent's and the Lenders' lien upon the replaced assets subject to any prior Liens permitted by Sections 7.02(g) or (iii) tangible assets that are no longer used or useful in the business of any Company.

         (b) Any wholly owned Subsidiary of the Borrower may merge or be liquidated into the Borrower or any other wholly owned Subsidiary of the Borrower so long as, after giving effect to any such merger to which the Borrower is a party, the Borrower shall be the surviving or resulting Person, provided that Pegasus Satellite Television of Virginia, Inc. may merge with and into PST.

         (c) Licensing of and leasing of intangible assets for fair value in the ordinary course of business.

         (d) The Disposition of the Puerto Rico Systems, free from the Liens of the Security Documents, in a manner reasonably satisfactory to the Required Lenders, provided that the Borrower shall comply with the provisions of Section 1.09(d).

         (e) The Disposition of any other assets having a fair market value of not more than $25,000,000 in the aggregate (all of which Dispositions may be made free from the Liens of the Security Documents); provided, however, that (i) the selling Subsidiaries shall have received payment in cash or cash equivalents of at least eighty-five percent (85%) of gross proceeds from any such disposition of assets (other than like-kind exchanges under Section 1031 of the Code), (ii) all rights of the Companies under any escrow or similar agreements entered into in connection with like-kind exchanges under Section 1031 of the Code shall have been collaterally assigned to the Agent and (iii) the Borrower shall have complied with the provisions of Section 1.09(d), if applicable.

         Section 7.04. Fundamental Changes.

         (a) Form any subsidiary (other than the Finance Subsidiaries) or otherwise change the corporate structure or organization of the Borrower or the Subsidiaries from that set forth in Schedule 4.23, except (i) pursuant to mergers permitted under Section 7.03, (ii) pursuant to repurchases of Equity Securities permitted under Section 7.09 and (iii) in connection with, and in accordance with the conditions to, any Permitted Acquisition.

         (b) Permit or suffer any amendment of its Organizational Documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such Organizational Documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section).

         Section 7.05. Investments and Acquisitions.

         (a) Permitted Investments. Acquire, have outstanding or hold any Investment (including any Investment consisting of the acquisition of any business), except the following:

             (i) Existing Investments of the Borrower in its Subsidiaries and of the Borrower's Subsidiaries in other Subsidiaries, as reflected in
         Schedule 4.23;

             (ii) Intercompany loans and advances from any wholly owned Subsidiary of the Borrower to the Borrower, but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management;

             (iii) Intercompany loans and advances from the Borrower to its Subsidiaries other than the Specified Subsidiaries and the Special Purpose Subsidiary, from the proceeds of the Loans, to the extent necessary to fund working capital, Capital Expenditures and other operating expenses permitted hereunder and described in Section 2.02, provided that no more than $2,000,000 in the aggregate in additional loans and advances to Pegasus San German and MCT shall be permitted hereunder;

             (iv) Investments in Cash Equivalents;

             (v) Short-term loans to employees and advances to employees in the ordinary course of business for the payment of bona fide, properly documented, business expenses to be incurred on behalf of the Borrower and its Subsidiaries, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $500,000 in the aggregate at any time;

             (vi) Guarantees permitted by Section 7.01;

             (vii) equity investments by PSTH in the Special Purpose Subsidiary made solely for the purpose of funding SAC Payments and subject to the Special Purpose Subsidiary's obligations to distribute SAC Commissions and Excess SAC Cash to the Finance Subsidiaries and contribute the Equity Securities in the Finance Subsidiaries to PSTH under Section 7.09;

             (viii) equity investments by the Borrower in PSTH made solely for the purpose of funding the equity investments referred to in clause
         (vii) above; and

             (ix) Any Acquisition (including without limitation the transfer of assets by the Parent to the Borrower, for further transfer to a Subsidiary, and in each case as a capital contribution, free and clear of any Liens, other than Permitted Liens) made in accordance with the conditions set forth in Section 7.05(b) below (in each case, a "Permitted Acquisition").

         (b) Conditions to Acquisitions. Not consummate any Acquisition unless the following conditions shall have been satisfied in full:

             (i) The prior written approval of the Required Lenders, in their sole and absolute discretion, shall be required for (A) any such Acquisition of DBS territories involving consideration in excess of $50,000,000 and (B) any such Acquisition of broadcast television or cable television properties involving consideration in excess of $20,000,000.

             (ii) If such Acquisition involves the purchase of stock or other ownership interests, the same shall be effected in such a manner as to assure that the acquired entity becomes a direct or indirect Subsidiary of the Borrower and that the parent of such Subsidiary shall own all of such ownership interests.

             (iii) If such Acquisition involves the acquisition of broadcast television properties, each of the related FCC Licenses shall be held after the Acquisition in a License Subsidiary and each such License Subsidiary shall enter into an appropriate License Agreement with the Subsidiary holding the operating assets for the related Station.

             (iv) The Borrower shall have delivered to the Agent (in sufficient copies for all the Lenders) the following:

                 (A) no later than thirty (30) days (or such shorter period as may be reasonably practicable, if approved by the Agent) prior to the consummation of any such Acquisition or, if earlier, ten (10) business days after the execution and delivery of the related Acquisition Agreement, copies of executed counterparts of such Acquisition Agreement, together with all Schedules thereto, the forms of any additional agreements or instruments to be executed at the closing thereunder (to the extent available), and all applicable financial information, including (1) as soon as practicably available following any fiscal quarter with respect to which the aggregate consideration paid or payable with respect to Permitted Acquisitions in such fiscal quarter exceeds $50,000,000, new Projections through December 31, 2005 (updated to reflect such Acquisition and any related transactions and showing compliance with all financial covenants), and (2) Subscriber Reports;

                 (B) promptly following a request therefor, copies of such other information or documents relating to such Acquisition as any Lender shall have reasonably requested; and

                 (C) promptly following the consummation of such Acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same has been executed and delivered at the closing under such Acquisition Agreement.

             (v) The aggregate amount of all consideration payable by the Borrower or any Subsidiary or Subsidiaries in connection with such Acquisition (other than noncompetition and consulting agreements, earn-outs and customary post-closing adjustments, escrows, holdbacks and indemnities and Indebtedness permitted under Section 7.01) shall be payable on the date of such Acquisition.

             (vi) Neither the Borrower nor any Subsidiary shall, in connection with any such Acquisition, assume or remain liable with respect to any indebtedness (including any material tax or ERISA liability) of the related Seller(s), except (i) to the extent permitted under Section
         7.01 and (ii) obligations of such Seller(s) incurred in the ordinary course of business and necessary or desirable to the continued operation of the underlying properties, and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Companies hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition.

             (vii) All other assets and properties acquired in connection with any such Acquisition shall be free and clear of any Liens other than Permitted Liens.

             (viii) The Borrower shall have complied as applicable with all of the provisions of Sections 2.01, 6.08 and 6.10 with respect to any acquired entity or assets, including the execution and delivery of such additional agreements, instruments, certificates, documents, consents, environmental site assessments, opinions and other papers as the Agent may reasonably require.

             (ix) Immediately prior to any such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing.

             (x) Without limiting the generality of the foregoing, after giving effect to such Acquisition the Borrower shall be in compliance with the provisions of Article V, (A) calculated on a pro forma basis as of the last day of the most recently ended fiscal quarter for which financial statements are required to be provided, and have been so delivered, under Section 6.05 and (B) under the Borrower's updated Projections referred to in Section 7.05(b)(iv), if required to be provided thereunder. The Borrower shall provide to the Agent a certificate signed on behalf of the Borrower by an Authorized Officer demonstrating such compliance in reasonable detail.

             (xi) On or before the consummation of each such Acquisition, the Borrower shall deliver to the Agent (in sufficient copies for all the Lenders) and to the Agent's counsel a compliance certificate, substantially in the form of Schedule 7.05(a) hereto or such other form as shall be satisfactory to the Agent (each, an "Acquisition Compliance Certificate"), duly executed by an Authorized Officer of the Borrower, certifying as to the matters set forth above with respect to such Acquisition. In the event that such Acquisition is financed, in whole or in part, with the proceeds of Loans hereunder, the foregoing requirement shall be deemed satisfied upon delivery of the compliance certificate required under Section 3.02, in the form of Schedule 3.02(d), in connection with such Loans.

             (xii) On or before the consummation of each such Acquisition involving the purchase or formation of a new Subsidiary and/or the execution of additional Security Documents or any other Loan Document, or otherwise, if reasonably required by the Agent, the Agent shall have received the favorable written opinions of (i) general counsel or regularly employed outside counsel to the Companies and (ii) special FCC counsel to the Companies (in the case of Acquisitions of cable television and broadcast television properties), in each case dated the date of such Loans, addressed to the Agent and the Lenders and substantially in the forms attached as Schedules 7.05(b) and (c) hereto.

             (xiii) Only if reasonably requested in connection with the recording of any mortgages or similar instruments or any material issues of state law raised in connection with such Acquisition, the Agent shall have received the favorable opinion of local counsel to the Companies, dated the date of such Acquisition, addressed to the Agent and the Lenders and substantially in the form attached as Schedule 7.05(d) hereto.

         Section 7.06. Local Marketing Agreements, Etc. Enter into any LMA or other similar arrangement, other than Permitted LMAs.

         Section 7.07. Management. Turn over the management of its properties, assets, rights, licenses and franchises to any Person other than the Manager or a full-time employee of the Companies.

         Section 7.08. Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property; provided, however, that the Borrower and the Subsidiaries may engage in such transactions to the extent structured as Capital Leases and subject to the limitations in
Section 7.01(g).

         Section 7.09. Repurchase or Issuance of Equity Securities.

         (a) Repurchase or redeem any Equity Securities, except for repurchases and redemptions by the Companies of Equity Securities in the Subsidiaries which do not result in any Default (under Section 2.01 or otherwise); or

         (b) Issue any additional Equity Securities, except for securities (A) in respect of which the issuing Company has no obligation to redeem or to pay cash distributions or dividends, (B) which are pledged and, if certificated, delivered to the Agent in accordance with Section 2.01 and the applicable Security Document and (C) the issuance of which does not result in any Default.

         Section 7.10. Change in Business, Limits on Activities of Special Purpose Subsidiary. Engage, directly or indirectly, in any business other than the businesses in which it is currently engaged. Without limiting the generality of the foregoing, no Specified Subsidiary shall undertake any transactions or hold any assets or properties in addition to its existing assets, if any, until it shall have executed and delivered to the Agent all Security Documents required under Section 2.01 (without giving effect to any exceptions to such requirements set forth in Schedule 2.01(a)). In addition, the Special Purpose Subsidiary shall not engage, directly or indirectly, in any business other than that of paying, or reimbursing the DBS Subsidiaries for, Subscriber Acquisition Costs incurred by the DBS Subsidiaries (such payments or reimbursements being referred to collectively herein as the "SAC Payments") in exchange for commissions payable by the DBS Subsidiaries for each affected subscriber to DBS Services (collectively, the "SAC Commissions"), and shall

         (a) hold no assets other than such funds;

         (b) not incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, any Indebtedness or liability (other than liabilities to make SAC Payments accrued in the ordinary course);

         (c) not create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned;

         (d) not make any payments or engage in any other transactions, other than SAC Payments and distributions to the Finance Subsidiaries and PSTH;

         (e) not maintain cash on hand and other liquid investments exceeding $3,500,000 in the aggregate at any time;

         (f) distribute to the Finance Subsidiaries (i) all SAC Commissions on a regular basis (and, in any event, no less frequently than every third month) and
(ii) any cash or other liquid investments exceeding $3,500,000 ("Excess SAC Cash"), no later than thirty (30) Business Days after such excess shall arise; and

         (g) concurrently with the distributions required under paragraph (f) above, contribute the Equity Securities in the Finance Subsidiaries to PSTH.

         Section 7.11. Accounts Receivable. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by any Company, with or without recourse, except for collection (including endorsements) in the ordinary course of business and except to the extent permitted under Section 7.03.

         Section 7.12. Transactions with Affiliates. Except for the payment of permitted Management Fees and the License Agreements, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service with or to any Affiliate of any Company, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to such Company than it could obtain in a comparable arm's-length transaction with a third party other than such Affiliate.

         Section 7.13. Amendment of Certain Agreements, Negative Pledges, Etc.

         (a) (i) Amend, modify, reform or terminate or permit the amendment, modification, reform or termination of, or waive compliance with any provision of or consent to any variance from the requirements of any CATV Franchise or FCC License, the MCT Note Documents, any DBS Agreement, the Subordinated Debt Documents, any agreement or instrument evidencing Permitted Seller Debt, Permitted Seller Subordinated Debt or other Subordinated Debt or any material agreement to which any Company is a party, in each case, if the effect thereof would be (i) to confer additional rights upon the other parties thereto which could have a Material Adverse Effect, (ii) to reduce the compensation payable by any party to any Company thereunder if the same could have a Material Adverse

Effect, (iii) to increase materially the obligations of any Company thereunder if the same could have a Material Adverse Effect or (iii) with respect to Subordinated Debt, to effect any material change to the terms or conditions thereof which is adverse to the obligor thereunder or to the Lenders or the Agent.

         (b) In any event, subject to applicable law, elect to terminate or amend any License Agreement.

         (c) Except for this Agreement, enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make distributions or extensions of credit to the Borrower (directly or indirectly through another Subsidiary).

         (d) Enter into any agreement (excluding this Agreement or any other Loan Document) prohibiting (a) any Company from amending or otherwise modifying this Agreement or any other Loan Document or (b) the creation or assumption of any Lien in favor of the Agent, the Lenders or their successors as holders of senior indebtedness upon the properties, revenues or assets of any Company, whether now owned or hereafter acquired.

         (e) Renew or enter into any material agreement without using commercially reasonable efforts to obtain the written consents of such third parties necessary to effect the collateral assignment thereof in accordance with
Section 2.01.

         (f) Enter into any agreement to effect a transaction that is prohibited under this Agreement or any other Loan Document, unless such agreement is expressly subject to the written consent of the Required Lenders hereunder.

         Section 7.14. ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan, or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.

         Section 7.15. Margin Stock. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

         VIII. DEFAULTS. In each case of happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

         (a) any representation or warranty made by or on behalf of any Company or any of its Affiliates (including without limitation those of the Parent Affiliates which are parties to any Loan Documents) in this Agreement or any other Loan Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed;

         (b) default in the payment or mandatory prepayment of any installment of the principal of any Note or any payment of any installment of the principal of any other indebtedness of any Company to the Agent or any Lender, or any payment in respect of any Reimbursement Obligation, or any payment in respect of any Rate Hedging Obligations entered into with the Agent or any Lender, when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

         (c) default in the payment of any interest on any Note, or any premium, fee or other indebtedness of any Company to the Agent or any Lender for more than five (5) calendar days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

         (d) default by any Person other than the Agent or any Lender in the due observance or performance of, or compliance with, any covenant or agreement contained in Article III or V, Sections 6.02, 6.03 (but only if the same involves any seizure or property), 6.04, 6.05, 6.06, 6.07, 6.09 and 6.11 or

Article VII of this Agreement; provided, however, that a default in the delivery of financial or other information under paragraphs (b) through (e) of Section
6.05 shall not constitute an Event of Default unless and until the same continues unremedied for thirty (30) days after (i) written notice thereof from the Agent or any Lender to the Borrower or (ii) if earlier, the occurrence thereof (provided that such thirty (30) day period shall be available for the remedy of any such default only once in any period of twelve (12) consecutive months and three (3) times during the term of this Agreement);

         (e) default by any Person other than the Agent or any Lender in the due observance or performance of, or compliance with, any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement or pursuant to the terms of any Security Document or any Rate Hedging Obligation entered into with the Agent or any Hedging Lender, which default is not referred to in paragraphs (a) through (d), inclusive, of this Article VIII and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's discovery of such default, or (ii) written notice thereof from the Agent or any Lender to the Borrower, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;

         (f) (i) any Subordinated Indenture Default or (ii) any default with respect to any Indebtedness of any Company (other than to the Lenders hereunder) for borrowed money, or default under any agreement giving rise to monetary remedies, in each case which, when aggregated with all other such defaults of the Companies, exceeds $2,000,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

         (g) (i) any Company shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer a material adverse amendment to any CATV Franchise at any time held by it, the loss, termination, suspension, revocation or amendment of which could adversely affect the Borrower's ability to perform its obligations under this Agreement or the Notes, including without limitation the obligations set forth in Section
5.01 (a "Significant Franchise") or any material FCC License; (ii) any governmental regulatory authority shall conduct a hearing on the renewal of any Significant Franchise or any material FCC License and the result thereof is reasonably likely to be the termination, revocation, suspension or material adverse amendment of such Significant Franchise or FCC License; or (iii) any governmental regulatory authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any Significant Franchise or any material FCC License and the result thereof is likely to be the termination, suspension, revocation or material adverse amendment of such Significant Franchise or FCC License;

         (h) the cable television operations of any System(s) served pursuant to one or more Significant Franchises or the on-the-air television operation of any Stations(s) shall be interrupted at any time for more than (x) seventy-two (72) consecutive hours, unless such interruption occurs by reasons of force majeure, or (y) in the event of force majeure, fourteen (14) days, in each case, unless (and only so long as) all damages, liabilities and other effects of such interruption of service (including any adverse effect on the Borrower's ability to perform its obligations under this Agreement and the Notes) are fully covered by business interruption insurance;

         (i) (i) any NRTC Member Agreement or other DBS Agreement shall be terminated, shall expire or shall be amended in a manner reasonably likely to have a Material Adverse Effect, (ii) any DirecTV Agreement (including the HCG Agreement) shall terminate, shall expire or shall be amended in a manner reasonably likely to have a Material Adverse Effect or (iii) any default shall occur under the HCG Agreement, and NRTC shall take action to terminate the HCG Agreement;

         (j) the loss, termination, suspension, revocation or amendment (in a manner reasonably likely to have a Material Adverse Effect) of any license issued to HCG, any Company or DirecTV or any other party by the FCC in connection with the delivery of DIRECTV or other DBS Rights under any DirecTV Agreement or any NRTC Member Agreement;

         (k) DBS services provided to any of the Subscribers shall be interrupted or terminated, whether due to satellite damage or destruction or other circumstances, if the same has or could have a Material Adverse Effect;

         (l) any default with respect to any Indebtedness of the Parent which, when aggregated with all other such defaults of the Parent, exceeds $15,000,000, if the effect of such default is to permit the holder of such Indebtedness to accelerate the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;

         (m) any Company or group of Companies generating in the aggregate more than five percent (5%) of EBITDA for any period shall discontinue its or their respective business(es) or the Parent, any Company or the Manager shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

         (n) there shall be filed against any Company, the Parent or the Manager an involuntary petition seeking reorganization of such company or the appointment of a receiver, trustee, custodian or liquidator of such company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within sixty (60) days thereof;

         (o) final judgment for the payment of money which, when aggregated with all other outstanding judgments against any of the Companies, exceeds $5,000,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) shall be rendered against any Company, and the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Required Lenders) for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

         (p) the occurrence of any attachment of any deposits or other property of any Company in the hands or possession of the Agent or any of the Lenders, or the occurrence of any attachment of any other property of any Company in an amount which, when aggregated with all other attachments against the Companies, exceeds $1,000,000 and which shall not be discharged within sixty (60) days of the date of such attachment;

         (q) for any reason, (i) the Borrower shall cease to own directly or indirectly all of the issued and outstanding capital stock of each of its Subsidiaries (other than the Permitted Preferred Stock); (ii) the Parent shall cease to own all of the issued and outstanding shares of capital stock of the Borrower; or (iii) a "Change of Control" (as defined in the Subordinated Indenture, the PCC Preferred Stock Designation, the PCC Exchange Indenture, the PCC 1997 Indenture or the PCC 1998 Indenture) shall occur; or

         (r) for any reason (other than the gross negligence of the Agent or the Lenders, but without limiting in any way the Borrower's obligations under
Section 6.08(b), any material Security Document or other Loan Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest(s) or lien(s) granted pursuant thereto which is, or are in the aggregate, material shall fail to be perfected, or any party thereto other than the Agent or the Lenders shall contest the validity of any material lien(s) granted under, or shall disaffirm its obligations under, any material Security Document or other Loan Document;

then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Required Lenders as provided in Article XI, the Commitments shall terminate and the Notes and any and all other Indebtedness of the Borrower to the Lenders shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (m) or (n) of this Article VIII which, under applicable law, would result in the automatic acceleration of the Borrower's Indebtedness, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable).

         IX. REMEDIES ON DEFAULT, ETC. In case any one or more Events of Default shall occur and be continuing, the Agent and the Lenders may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of Article XI. IN THE EVENT THAT THE AGENT SHALL APPLY FOR THE APPOINTMENT OF, OR TAKING POSSESSION BY, A TRUSTEE, RECEIVER OR LIQUIDATOR OF THE BORROWER OR ANY OF ITS SUBSIDIARIES OR OF ANY OTHER SIMILAR OFFICIAL, TO HOLD OR LIQUIDATE ALL OR ANY SUBSTANTIAL PART OF THE PROPERTIES OR ASSETS OF THE BORROWER OR SUCH SUBSIDIARY FOLLOWING THE OCCURRENCE OF A DEFAULT IN PAYMENT OF ANY AMOUNT OWED TO THE AGENT OR ANY LENDER HEREUNDER, THE BORROWER, FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES (WITH ALL DUE AND PROPER AUTHORIZATION OF THE BOARDS OF DIRECTORS, PARTNERS OR MEMBERS, AS THE CASE MAY BE, OF EACH OF THE SUBSIDIARIES), HEREBY JOINTLY AND SEVERALLY CONSENT TO SUCH APPOINTMENT AND TAKING OF POSSESSION AND AGREE TO EXECUTE AND DELIVER ANY AND ALL DOCUMENTS REQUESTED BY THE AGENT RELATING THERETO (WHETHER BY JOINING IN A PETITION FOR THE VOLUNTARY APPOINTMENT OF, OR ENTERING NO CONTEST TO A PETITION FOR THE APPOINTMENT OF, SUCH AN OFFICIAL OR OTHERWISE, AS APPROPRIATE UNDER APPLICABLE
LAW). No right conferred upon the Agent or the Lenders hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         X. THE AGENT.

         Section 10.01. Appointment, Powers and Immunities.

         (a) Each Lender hereby irrevocably (subject to Section 10.08) designates and appoints Bankers Trust Company, which designation and appointment is coupled with an interest, as the Agent of such Lender under this Agreement and the other Loan Documents, acting in the capacity of an administrative agent, and each such Lender irrevocably authorizes Bankers Trust Company, as the Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.

         (b) The Agent (which term as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 shall include reference to its affiliates and its own and such affiliates' officers, directors, employees and agents) shall not: (i) have any duties or responsibilities to be a trustee or other fiduciary for any Lender; (ii) be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by either of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by any Company or any other Person to perform any of its obligations hereunder or thereunder; (iii) be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders; and (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

         (c) The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact it selects with reasonable care.

         (d) Subject to the foregoing, to Article XI and to the provisions of any intercreditor agreement among the Lenders in effect from time to time, the Agent shall, on behalf of the Lenders, (i) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (ii) exercise any and all rights, powers and remedies of the Lenders under this Agreement, the Security Documents and the other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Article XI; (iii) execute, deliver and file UCC Financing Statements, Mortgages, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (iv) in the event of acceleration of the Borrower's Indebtedness hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of the Lenders hereunder and under the Security Documents.

         (e) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination or expiration of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition expressly permitted hereunder or under any other Loan Document or to which the Required Lenders have consented as provided herein or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this Section.

         Section 10.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on the Lenders.

         Section 10.03. Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default (other than the non-payment of principal of or interest on the Notes) unless it has received written notice from any Lender or the Borrower specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Agent shall (subject to Section 10.07) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under Article XI, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action on behalf of the Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Lenders.

         Section 10.04. Rights as a Lender. With respect to its Commitment and the Loans made by Bankers Trust Company hereunder, Bankers Trust Company shall have the same rights and powers hereunder as any other Lenders and may exercise the same as though it were not acting as the Agent. The Agent and its affiliates may, without having to account therefor to the Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its Affiliates as if it were not acting as an Agent and as if it were not a Lender, and the Agent may accept fees and other consideration from any Company, the Parent or any other Parent Affiliate for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 10.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section l3.02, but without limiting the obligations of the Borrower under such Section 13.02), ratably in accordance with the aggregate principal amount of the Notes and Commitments held by the Lenders (or, if no such principal or interest is outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent any way relating to or arising out of this Agreement or any other Loan Document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which the Borrower is obligated to pay under Section 13.02) or the enforcement of any of the terms of this Agreement or of any other Loan Document or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

         Section 10.06. Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Companies and its own decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Companies of this Agreement or any other Loan Document or to inspect the properties or books of the Companies. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Companies (or any of their

Affiliates) which may come into the possession of the Agent or any of its affiliates. Notwithstanding the foregoing, the Agent will provide to the Lenders any and all information reasonably requested by them and reasonably available to the Agent promptly upon such request.

         Section 10.07. Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.08. Resignation of Agent. Bankers Trust Company (or any other Agent hereunder), may resign as the Agent at any time by giving ten (10) days' prior written notice thereof to the Lenders and the Borrower. Any such resignation shall take effect at the end of such ten (10) day period or upon the earlier appointment of a successor Agent by the Required Lenders as provided below. Upon any resignation of Bankers Trust Company (or any other Agent hereunder), and subject to the Borrower's approval (which approval shall not be unreasonably withheld or delayed and shall not be required with respect to any such appointment made during the existence of any Event of Default) the Required Lenders shall appoint a successor agent from among the Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent. In the event that there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due to the Agent hereunder and under the Notes, and the other Loan Documents if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the resigning Agent or, after such resignation, the Lenders, and to provide copies of each certificate or other document required to be furnished to the Agent hereunder, if any, directly to each Lender.

         Section 10.09. Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and the Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and the Agent with such information and documentation as such other Lenders or the Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by the Borrower; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against the Borrower or otherwise in respect of the Collateral by the Agent in the name and on behalf of the Lenders.

         Section 10.10. Documentation Agent, Syndication Agent and Co-Arrangers. Except as expressly provided in this Agreement and the Fee Agreements, the Documentation Agent, the Syndication Agent and the Co-Arrangers shall not have any rights or obligations under this Agreement or any of the other Loan Documents other than in their respective capacities as Lenders hereunder and thereunder.

         XI. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY THE LENDERS.

         (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by any Company therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as hereafter provided, the consent of the Required Lenders shall be required and sufficient (i) to amend, with the consent of the Borrower, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes, (B) the termination of the Commitments, (C) the exercise of the Agent's and the Lenders' remedies hereunder and under the Security Documents and (D) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents; provided that no such amendment, waiver, consent or other action shall, without the prior written consent of each Lender (other than a Defaulting Lender and, with respect to matters addressed in clause (1) below, only such Lenders holding Obligations directly affected thereby),

                 (1) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Expiration Date (it being understood that no waiver or modification of any condition precedent, covenant or Default shall constitute any such extension), or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof;

                 (2) release all or substantially all of the Collateral (except as expressly provided in this Agreement or the Security Documents) under the Security Documents;

                 (3) amend, modify or waive any provision of Section 1.09(e) or this Article XI;

                 (4) reduce any percentage specified in the definition of
             Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments are included on the Closing Date); or

                 (5) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement;

and provided, further, that no such amendment, waiver, consent or other action shall

             (x) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that (aa) no waiver or modification of any condition precedent, covenant or Default or of any mandatory reduction in the aggregate Commitments shall constitute an increase in the respective Commitment of any Lender and (bb) an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the respective Commitment of such Lender);

             (y) without the consent of the Issuing Bank or the DTS Agent, amend, modify or waive any provision of Section 1.02 applicable thereto or alter its respective rights or obligations with respect to the Letters of Credit or the DTS Letters of Credit, respectively; or

             (z) without the consent of the Agent, amend, modify or waive any provision of Article X as same applies to the Agent or any other provision of any Loan Document as same relates to the rights or obligations of the Agent.

         (b) If, in connection with any such proposed amendment, waiver, consent or other action under any of the provisions of this Agreement as contemplated by clauses (1) through (5), of subsection (a) above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right (so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below), to either (i) replace such non-consenting Lender or Lenders with one or more Replacement Lenders, so long as at the time of such replacement each such Replacement Lender consents to the proposed amendment, waiver, consent or other action or (ii) terminate such non-consenting Lender's Commitment (if such Lender's consent is required as a result of its Commitment) and repay all outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent and/or cash collateralize its Letter of Credit Exposure, in accordance with Sections 1.02(g) and 1.09(e), provided that, unless the Commitments which are terminated and the Loans which are repaid pursuant the preceding clause (ii) are immediately replaced in full at such time through the addition of one or more new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (which in each case must specifically consent thereto), then in the case of any action pursuant to the foregoing clause (ii), the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, and provided, further, that the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to subsection (a) of this Article XI.

         (c) Any amendment or waiver effected in accordance with this Article XI shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lenders' failure to insist

(directly or through the Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents or other Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lenders of any such term, condition or other provision or Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such Default shall not affect or alter this Agreement, any Note or any of the Security Documents or other Loan Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents or other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default in connection therewith. An Event of Default hereunder and under any Note or Security Document shall be deemed to be continuing unless and until cured or waived in writing by the applicable Lenders, as provided in subsection (a) above.

         XII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and permitted assigns, and all subsequent holders of any of the Notes or any portion thereof.

         (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in the Notes and the Security Documents as security therefor, provided as follows:

             (i) Any such assignment, other than an assignment in whole, made other than to (A) another Lender, (B) a separately organized branch of a Lender or (C) a Related Lender Party, shall reflect an assignment of such assigning Lender's Notes and Commitments which is in an aggregate principal amount of at least $2,500,000, unless each of the Borrower and the Agent otherwise consents to a lesser amount.

             (ii) Notwithstanding any provision of this Agreement to the contrary, (A) each Lender may at any time pledge all or any portion of its rights under this Agreement and each of the other Loan Documents, including without limitation its Loans and the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States) in support of borrowings made by such Lender from such Federal Reserve Bank and (B) any Lender that is a fund that invests in bank loans may, without the consent of the Agent or the Borrower, pledge all or any portion of its Notes or Loans to any holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments. No pledge pursuant to this subsection (ii) shall release the transferor Lender from any of its obligations and liabilities under the Loan Documents.

             (iii) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the "Assignment and Acceptance") substantially in the form of Schedule 12 and the parties to each such assignment shall execute and deliver to the Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof unless otherwise permitted by the Agent, (A) the assignee thereunder shall become a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with applicable Commitments as set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.

             (iv) The Agent, on behalf of the Borrower, shall maintain at the address of the Agent referred to in Section 13.03 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, and any Notes evidencing the Loans owned by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (v) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note or Notes subject to such assignment (or a standard indemnity letter from the respective assigning Lender in respect of any lost Note or Notes) and payment by the assigning Lender or the assignee to the Agent of registration and processing fees of $3,500 in the aggregate (except with respect to assignments (A) to any Related Lender Party or another Lender or (B) by the Agent, the Syndication Agent or the Documentation Agent, in their capacities as Lenders), the Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. Such Assignment and Acceptance and the assignment evidenced thereby shall only be effective upon appropriate entries with respect to the information contained therein being made in the Register pursuant to subparagraph (iv) above.

             (vi) Within five (5) Business Days after receipt of such notice, the Borrower shall execute and deliver to the Agent in exchange for evidence of the delivery to the Agent of a copy of each such surrendered Note, marked "Superseded"), one or more new Notes payable to the order of such assignee in an amount equal to the portion of the applicable Commitment assumed and/or Loans purchased by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the applicable Commitment(s) and/or Loans retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in
         Section 1.01. Copies of the superseded Notes shall be delivered to the Borrower upon execution and delivery of such new Notes and the original superseded Notes shall be returned to the assignors thereof.

             (vii) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Notes held by
         it); provided, however, that, no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document, except to the extent such amendment or waiver would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Expiration Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that no waiver or modification of any condition precedent, covenant or Default or of any mandatory reduction in the aggregate Commitments shall constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (A)), (B) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (C) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

             (viii) Except for an assignment made to (i) another Lender, (ii) a separately organized branch of a Lender or (iii) a Related Lender Party, and except during the existence of a Default, no assignment referred to above shall be permitted without the prior written consent of the Agent and the Borrower, which consent shall not be unreasonably withheld or delayed.

             (ix) The Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

             (x) To the extent that an assignment of all or any portion of a Lender's Commitment and outstanding Loans pursuant to subsection (b) of
         Article XI or this Article XII would, due to circumstances existing at the time of such assignment, result in costs under Sections 1.11, 1.13 or 1.14 which are increased from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

             (xi) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Companies and the Parent Affiliates furnished to such Lender by or on behalf of the Borrower and such assignee or participant shall treat such information as confidential.

         XIII. MISCELLANEOUS.

         Section 13.01. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lenders of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or any Lender has any obligation to advance funds to the Borrower or any other Company hereunder. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, including without limitation the provisions of Sections 1.11, 1.13, 1.14, 10.05, 13.02 and 13.14, shall survive the payment in full of all Loans, the termination or expiration of the Commitments and any termination of this Agreement or of any other Loan Document.

         Section 13.02. Fees and Expenses; Indemnity; Etc. The Borrower agrees

         (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to the Agent, and (ii) such agents of the Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Agent or by the Borrower at the request of the Agent (collectively, "Third Parties");

         (b) to pay or reimburse the Agent for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Agent and (ii) Third Parties;

         (c) following the occurrence of an Event of Default hereunder, to pay or reimburse the Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lender's rights under this Agreement or any other Loan Documents relating to such Event of Default;

         (d) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other Loan Documents; and

         (e) to pay, indemnify, and hold each Lender and the Agent (and their respective directors, officers, employees, agents and other affiliates) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Company or any other party other than the Lender or the Agent to any Loan Document (all the foregoing in this clause (e), collectively, the "indemnified liabilities");

provided, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

         Section 13.03.  Notice.

         (a) All notices, requests, demands and other communications provided for hereunder (including without limitation Loan Requests) shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

         If to the Agent:

             Bankers Trust Company
             One Bankers Trust Plaza
             130 Liberty Street - 34th Floor
             New York, New York  10006
             Attention:  Gregory P. Shefrin
             Telecopy No.:  (212) 250-7218

and if to any Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under Article XII, at the address designated by such assignee in a written notice to the other parties hereto.;

         in each case (except for routine communications), with a copy to:

             Elizabeth H. Munnell, Esq.
             Edwards & Angell, LLP
             101 Federal Street
             Boston, Massachusetts 02110
             Telecopy No.:  (617) 439-4170

         If to the Borrower:

             Mr. Marshall W. Pagon
             Pegasus Media & Communications, Inc.
             c/o Pegasus Communications Management Company
             225 City Line Avenue
             Bala Cynwyd, Pennsylvania  19004
             Telecopy No.:  (610) 934-7072

         with a required copy to Ted S. Lodge, Esq. at the immediately foregoing address

                  and

         with a copy (except for routine communications) to:

             Michael B. Jordan, Esq.
             Drinker Biddle & Reath LLP
             One Logan Square
             18th and Cherry Street
             Philadelphia, Pennsylvania  19103-6996
             Telecopy No.:  (215) 988-2757
         or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

         (b) The address of the Agent for payment hereunder is as follows:

             Bankers Trust Company
             One Bankers Trust Plaza
             130 Liberty Street - 14th Floor
             New York, New York 10006
             ABA: 021001033
             For credit to Commercial Loan Division,
             Account No.:  99401268
             Re: Pegasus Media & Communications, Inc.
             Telecopy No.: (212) 250-7351
             Attention: Gaelle J. Vaval

         Section 13.04. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York (without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction).

         Section 13.05. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THE BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, THE BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.

         (b) WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

         Section 13.06. Severability. Any provision of this Agreement, the Notes or any of the Security Documents or other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 13.07. Section Headings, Etc. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 13.08. Several Nature of Lenders' Obligations. Notwithstanding anything in this Agreement, the Notes or any of the Security Documents to the contrary, all obligations of the Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, the Borrower shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of Article XII, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 13.09. Counterparts. This Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

         Section l3.10. Knowledge and Discovery. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include, without limitation, any such knowledge of, or discovery by, the Borrower or any executive officer of the Borrower.

         Section 13.11. Amendment of Other Agreements. All references in this Agreement to other documents and agreements to which the Lenders are not parties (including without limitation the Acquisition Agreements, the PCC Preferred Stock Designation, the PCC Exchange Indenture, the PCC 1997 Indenture, the PCC 1998 Indenture, the Management Agreement, the Affiliate Agreements, the Subordinated Debt Documents, the NRTC Member Agreements and any other DBS Agreements) shall be deemed to refer to such documents and agreements as presently constituted and, except for any amendments and modifications not prohibited under Section 7.12, not as hereafter amended or modified unless the Lenders shall have expressly consented in writing to such amendment(s) or modification(s).

         Section 13.12. FCC and Municipal Approvals. Notwithstanding anything herein or in any of the Security Documents to the contrary, but without limiting or waiving in any way the Borrower's obligations under Section 2.01, the Agent's and the Lenders' rights hereunder and under the Security Documents are subject to all applicable rules and regulations of the FCC and other Specified Authorities. The Agent and the Lenders will not take any action pursuant to this Agreement or the Security Documents which would constitute or result in any assignment or transfer control of any FCC License or CATV Franchise, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FCC), the prior approval of the FCC or other Specified Authority, without first obtaining such approval. The Agent and the Lenders specifically agree that
(a) voting rights in the ownership interests of the Companies will remain with the holders thereof even in an Event of Default unless any required prior consent of the FCC or other Specified Authority shall be obtained to the transfer of such voting rights; (b) in an Event of Default, there will be either a private or public sale of the ownership interests of the Companies; and (c) prior to the exercise of member or other equityholder rights by a purchaser at such sale, the prior consent of the FCC, pursuant to 47 U.S.C. ss. 310(d), in each case only if required, will be obtained prior to such exercise. The Borrower agrees to take any action which the Agent or any Lender may reasonably request in order to cause the Agent and the Lenders to obtain and enjoy the full rights and benefits granted to by this Agreement and the other Loan Documents, including specifically, at the cost and expense of the Borrower, the use of its best efforts to assist in obtaining approval of the FCC or any state or municipality or other governmental authority for any action or transaction contemplated by this Agreement or any Security Document which is then required by law, and specifically, without limitation, upon request following an Event of Default, to prepare, sign and file (or cause to be filed) with the FCC or such state or municipality or other governmental authority the assignor's, transferor's or controlling person's portion of any application or applications for consent to (i) the assignment of any FCC License or transfer or control thereof, (ii) any sale or sales of property constituting any Collateral by or on behalf of the Lenders or (iii) any assumption by the Agent or the Lenders or their designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement.

         Section 13.13. Disclaimer of Reliance. The Borrower has not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of the Agent or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

         Section 13.14. Environmental Indemnification. Without limiting the generality of Section 13.02, in consideration of the execution and delivery of this Agreement by the Lenders and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lenders and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Environmental Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

         (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by any Company of any Hazardous Material; or

         (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Company of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expense or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Company;

except, in each case, for any such Environmental Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Environmental Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full or the Commitments have been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

         XIV. DEFINITIONS.

         As used herein the following terms have the following respective meanings:

         Accepting Lenders.  See Section 1.09.

         Accountants.  See Section 6.05.

         Acquisition. The acquisition by the Borrower or any Subsidiary, whether by way of the purchase of assets or stock, by merger or consolidation or otherwise, of (i) exclusive (or, with the prior written consent of the Required Lenders, non-exclusive) DBS Rights for the delivery of DIRECTV, (ii) any broadcast television business or (iii) any cable television business, including without limitation a swap of any such existing DBS Rights or business for any other such DBS Rights or any other such business or an equity contribution of any such DBS Rights or business to a Subsidiary by any Affiliate of any Company.

         Acquisition Agreements. With respect to any Permitted Acquisition, the respective acquisition, purchase or other agreement which sets forth the terms and conditions of such acquisition.

         Acquisition Compliance Certificate.  See Section 7.05.

         Acquisition Loans.  See Section 3.02.

         Adjusted Available Commitments. As of any date, the aggregate amount of the Commitments then in effect minus the Letter of Credit Exposure, minus that portion of the Permitted Seller Debt Outstandings not secured by Letters of Credit plus the amount by which the NRTC Letter of Credit Exposure as of such date exceeds the actual amount then owed to the NRTC by the Companies under the NRTC Member Agreements.

         Adjusted Excess Cash Flow. For any period, Excess Cash Flow for such period minus Restricted Payments made to fund PCC Preferred Stock Dividends under Section 5.04(b)(v).

         Affiliate(s). With respect to any Person, any other Person that would be considered to be an affiliate of any Company under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Company were issuing securities.

         Affiliate Subordination Agreements.  See Section 2.01.

         Agent.  See the Preamble.

         Aggregate Exposure.  See Section 1.01.

         Agreement.  See the Preamble.

         Aguadilla System. The cable television systems owned and operated by Pegasus San German in the communities of Aguadilla, Aguada Moca, Isabella and Quebradillas, Puerto Rico.

         Annualized EBITDA. For any fiscal quarter, (a) Location Cash Flow derived from the DBS Subsidiaries for such fiscal quarter, multiplied by four (4), plus (b) Location Cash Flow derived from the other Subsidiaries for such fiscal quarter and the immediately preceding three (3) fiscal quarters minus (c) corporate overhead charges for all of the Borrower's Subsidiaries for such fiscal quarter and the immediately preceding three (3) fiscal quarters (including Management
         Fees), all determined on a Consolidated basis in accordance with GAAP.

         Applicable Margin.  See Section 1.05.

         Approved Institution.  See the definition of "Cash Equivalents".

         Assignment and Acceptance.  See Article XII.

         At Risk Equipment.  See Section 4.28.

         Audited Financial Statements.  See Section 1.05.

         Authorized Officer. With respect to any certificate, agreement or other document to be executed by or on behalf of the Borrower or any Subsidiary or by the Parent, the chairman, president, chief executive officer, chief operating officer, chief financial officer, vice president, treasurer or director (serving as an officer) of such entity, who shall, in any event, be an officer duly authorized by all required action of such entity to execute and deliver such document.

         Available Commitments.  See Section 1.01.

         Average Subscriber Acquisition Cost. For any period, Subscriber Acquisition Costs divided by Gross Subscriber Additions.

         Base Rate. As of any date, the fluctuating interest rate per annum equal to the greater of (a) the rate established by Bankers Trust Company from time to time at its office in New York City as its "Base Rate" for commercial loans in United States Dollars, and (b) the Federal Funds Rate plus 1.00%; in each case, including any applicable adjustments for reserves or Federal Deposit Insurance Corporation requirements. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Bankers Trust Company in connection with extensions of credit.

         Base Rate Loans. Loans bearing interest at a rate determined on the basis of the Base Rate.

         Borrower.  See the Preamble.

         Borrower Leverage Ratio.  See Section 5.01.

         Borrowing Date. With respect to any Loans requested hereunder, the date such Loans are to be made.

         Budget.  See Section 6.05.

         Business Day. (a) For all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are open for the transaction of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) and that is also (i) a day when on which banks in London, England are open for the transaction of a substantial part of their commercial banking business and (ii) a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

         Capital Expenditures. For any period, the aggregate amount of payments made by the Companies during such period (including the aggregate amount of Capital Lease Obligations incurred during such period) for the rental, lease, purchase, construction or use of any fixed or capital assets (other than Permitted Acquisitions and Permitted Investments).

         Capital Lease. Any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board would be capitalized on the lessee's balance sheet.

         Capital Lease Obligations. All obligations of the Companies to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on any such Company's balance sheet under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         Cash Equivalents. (a) Investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof; (b) investments (of 90 days or less) in certificates of deposit of the Lenders or any other domestic commercial bank of recognized standing having capital, surplus and undivided profits in excess of $100,000,000, membership in the Federal Deposit Insurance Corporation ("FDIC") and senior debt carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution"); (c) investments (of 90 days or less) in commercial paper given one of the two highest ratings by an Approved Institution; (d) investments redeemable at any time without penalty in money market instruments placed through a Lender or an Approved Institution;(e) repurchase agreements fully collateralized by United States government securities; and (f) deposits fully insured by the FDIC.

         Casualty Event. Any loss of, or damages to, or any condemnation or other taking of any assets or property of the Companies for which any Company receives insurance proceeds, proceeds of a condemnation award or other compensation.

         CATV Franchise. All franchises, licenses, authorizations or rights by contract or otherwise to construct, own, operate, promote, extend and/or otherwise exploit any System operated or granted by any state, county, city, town, village or other local or state government authority or by the FCC. The term "Franchise" shall include each of the CATV Franchises set forth on Schedule 4.07.

         CATV Franchise Consents. In connection with any Acquisition of cable television properties, all consents of the applicable franchising authorities to the collateral assignment of the related CATV Franchises to the Agent, on behalf of the Lenders, the grant of security interests in such cable television properties and the execution and delivery of the related Security Documents required hereunder.

         CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, et. seq.).

         Churn Adjusted Borrower Leverage Ratio.  See Section 5.01.

         Churned Subscribers. For any period, subscribers to the DBS services offered by the DBS Subsidiaries as of the first day of such period which cease to be subscribers during such period (including any such subscribers whose service has been discontinued for non-payment, but excluding any such subscribers discontinued in connection with a Disposition) minus any subscribers which resubscribe to such DBS services during such period.

         CIBC.  Canadian Imperial Bank of Commerce.

         Closing Date. The date on which this Agreement becomes effective and the first new Loans are made or the first new Letter of Credit is issued.

         Co-Arrangers.  See the Preamble.

         Code. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         Collateral. Collectively, any and all collateral referred to herein and in the Security Documents.

         Collateral Account. The "Collateral Account", as defined in the Security Agreements.

         Commitment and Commitments.  See Section 1.01.

         Commitment Fee.  See Section 1.10.

         Commitment Fee Rate.  See Section 1.10.

         Commitment Reduction Notice.  See Section 1.08.

         Commitment Reserve. As of any date, the aggregate amount by which the Revolving Notes shall have been temporarily prepaid from the Net Cash Proceeds of any Disposition, as provided under Section 1.09(d)(1) in anticipation of the redeployment of such funds for purposes of financing Capital Expenditures and/or any Permitted Acquisition. With respect to any such Disposition, the amount so prepaid and deemed part of the Commitment Reserve shall be available for borrowing under Sections 1.01 and 3.03 subject to the terms and within the time periods provided in Section 1.09(d)(2) and, if not so borrowed for reinvestment as contemplated therein, shall be applied to permanent reductions of the Commitments under Section 1.09(e).

         Companies.  Collectively, the Borrower and its Subsidiaries.

         Compliance Report.  See Section 6.05.

         Compliance Report Delivery Date.  See Section 1.05.

         Consolidated and Consolidating. When used with reference to financial or accounting terms, that term as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries, or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

         Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.

         Copyright Office. The United States Copyright and Trademark Office or any other federal government agency which may hereafter perform its functions.

         Cost of Churn. For any fiscal period, the number of Churned Subscribers for such period multiplied by the Average Subscriber Acquisition Costs for such period.

         Credit Extension Date. With respect to any Loans or Letter of Credit requested hereunder, the date such Loans are to be made or such Letter of Credit is issued.

         Current Assets. On any date, all assets of the Companies (other than the Special Purpose Subsidiary) on such date which, in accordance with GAAP, would be classified on a Consolidated balance sheet of the Companies as "current assets".

         Current Liabilities. On any date, all liabilities of the Companies (other than the Special Purpose Subsidiary) on such date which, in accordance with GAAP, would be classified on a Consolidated balance sheet of the Companies as "current liabilities" (other than the current portion of long-term Indebtedness).

         Damaged Property.  See Section 6.02.

         DBS.  See the Recitals.

         DBS Agreements. The NRTC Member Agreements and any and all other agreements entered into by the Borrower or any of the Subsidiaries from time to time (as amended from time to time with the Lenders' consent, if required under this Agreement), to license the right to deliver DBS Services.

         DBS Rights. Any rights to market, sell, deliver and retain revenues from direct broadcast television programming initially transmitted over satellite frequencies, and all rights to distribute services of the type known as "DBS Services" under the NRTC Member Agreements, including without limitation all such rights with respect to DIRECTV and DBS under the DirecTV Agreements or the NRTC Member Agreements.

         DBS Subscriber Areas. On any date, all of the geographic areas in which the Companies, or any of them, have the right to distribute DIRECTV and other DBS services, as described in the NRTC Member Agreements.

         DBS Subsidiaries. Any Subsidiary of the Borrower which now or hereafter holds DBS Rights.

         Default. (a) An Event of Default or (b) an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         Defaulting Lender. Any Lender with respect to which a Lender Default is in effect.

         DirecTV. DirecTV, Inc., an affiliate of HCG, and any successor thereof.

         DIRECTV. The video, audio and data services provided over satellite frequencies by DirecTV.

         DirecTV Agreements. The HCG Agreement (as defined in the NRTC Member Agreements) whether or not assigned to DirecTV by HCG, and any other material agreements under which NRTC has obtained rights to distribute DBS services covered by any of the NRTC Member Agreements or has obtained any other DBS Rights granted to any of the Companies by NRTC.

         Disposition.  See Section 7.03.

         Documentation Agent. See the Preamble.

         Dollars and $. Lawful money of the United States of America.

         DTS.  See the Recitals.

         DTS Agent.  See the Recitals.

         DTS Credit Agreement. See the Recitals.

         DTS Indiana. Digital Television Services of Indiana, LLC, a Georgia limited liability company.

         DTS Lenders.  See the Recitals.

         DTS Letters of Credit.  See Section 1.02.

         DTS Management. DTS Management, LLC, a Georgia limited liability company.

         DTS Merger. The merger of DTS with and into PST, with PST being the surviving corporation and, following such merger, the sole equityholder in DTS Management and DTS Indiana.

         EBITDA. For any period, Net Income for such period, plus, to the extent deducted in the determination of Net Income and not otherwise restored in accordance with the definition of such term, (a) Subscriber Acquisition Costs, (b) Total Interest Expense, (c) depreciation, (d) amortization, (e) taxes in respect of income and profits expensed during such period, including without limitation but without duplication payments paid under the Tax Sharing Agreement as permitted in Section 5.04, (f) Transaction Costs, and (g) other non-cash expenses (including the amortization of television program license and rental fees) minus (h) television program license and rental fees actually paid in cash; all determined on a Consolidated basis in accordance with GAAP.

         Effective Date.  See Section 1.11.

         Environmental Data Report.  See Section 4.24.

         Environmental Laws. Any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

         Environmental Liabilities.  See Section 13.14.

         Environmental Questionnaire.  See Section 4.24.

         Environmental Site Assessment. A so-called "Phase I" site assessment prepared by an environmental consulting firm of national reputation reasonably satisfactory to the Agent, together with a letter from such firm to the Agent authorizing the Agent and the Lenders to rely thereon.

         Equity Securities. With respect to any Person that is a corporation, the authorized shares of such Person's capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person

         ERISA.  The Employee Retirement Security Act of 1974, as amended.

         Event of Default.  See Article VIII.

         Excess Cash Flow. For any period, EBITDA for such period minus (a) Fixed Charges for such period, minus (b) Subscriber Acquisition Costs for such period, to the extent not included in Fixed Charges, minus (c) voluntary prepayments of the Notes made during such period, as provided in Section 1.08 minus (d) Restricted Payments made under Section 5.04(b)(vii) minus (e) payments of principal made in respect of Permitted Seller Debt and Permitted Seller Subordinated Debt, minus (f) any increase in Working Capital during such period, measured as of the last day of such period by comparison with Working Capital on the first day of such period, plus (g) any decrease in Working Capital during such period, measured as of the last day of such period by comparison with Working Capital on the first day of such period.

         Excess SAC Cash.  See Section 7.10.

         Excluded Disposition. A Disposition permitted under Section 7.03(a) or
         Section 7.03(b), so long as no Default has occurred and is continuing on the date such Disposition is consummated.

         Exemption Certificate.  See Section 1.13.

         Expiration Date.  See Section 1.01.

         FAA. The Federal Aviation Administration or any other federal governmental agency which may hereafter perform its functions.

         FCC. The Federal Communications Commission or any other federal governmental agency which may hereafter perform its functions.

         FCC Consents. In connection with any Acquisition of broadcast television properties, all consents of the FCC to such Acquisition and to the execution and delivery of the related Security Documents required hereunder.

         FCC Licenses. Any Licenses issued by the FCC, including those listed on
         Schedule 4.08.

         Federal Funds Rate. For any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by the Agent).

         Fee Agreements. The Fee Agreements entered into as of November 30, 1999, between the Borrower and each of the Agent, the Syndication Agent and the Documentation Agent, as amended from time to time in accordance with the respective terms thereof.

         Finance Subsidiary. A Subsidiary formed and wholly owned by the Special Purpose Subsidiary, (a) to which the Special Purpose Subsidiary contributes all SAC Commissions received in exchange for its financing of Subscriber Acquisition Costs for the DBS Subsidiaries, and (b) all shares of capital stock of which the Special Purpose Subsidiary dividends to PSTH immediately after such contribution.

         Financial Statements.  See Section 4.01.

         Fixed Charge Coverage Ratio.  See Section 5.03.

         Fixed Charges. For any fiscal period, the sum of (a) Costs of Churn for such fiscal period, (b) Total Debt Service for such period (excluding payments of principal in respect of Permitted Seller Debt and Permitted Seller Subordinated Debt); (b) Capital Expenditures made by the Companies during such fiscal period; (c) taxes paid or payable by the Companies (other than the Special Purpose Subsidiary) during such fiscal year in respect of income and profits, including without limitation payments owed under the Tax Sharing Agreement; and (d) Restricted Payments made to PCC during such period under Section 5.04(b)(vi).

         Franchise Areas.  The communities listed in Schedule 4.09.

         GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect on December 31, 1998, applied on a basis consistent with (a) the application of the same in prior fiscal periods, (b) that employed by the Accountants in preparing the financial statements referred to in Section 6.05(a) and (c) the accounting principles generally utilized in the cable television, broadcast television or direct broadcast satellite industry, as the case may be.

         General Purpose Letter of Credit Exposure. The portion of the aggregate Letter of Credit Exposure arising from General Purpose Letters of Credit.

         General Purpose Letters of Credit. Any and all Letters of Credit issued pursuant hereto, other than NRTC Letters of Credit and Seller Letters of Credit, provided that no such Letter of Credit may be issued for the purpose of supporting any Indebtedness constituting "antecedent debt" (as such term is used in Section 547 of the United States Bankruptcy
         Code) unless the Agent shall otherwise consent.

         Governmental Authority. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         Gross Subscriber Additions. For any period, the total amount of Paying Subscribers for DBS services of the DBS Subsidiaries added in the ordinary course of operations of such Companies, excluding (a) any Paying Subscribers which resubscribe to the Companies' DBS services during such period, (b) any Paying Subscribers purchased, acquired or swapped during such period and (c) any Paying Subscribers sold or otherwise disposed of during such period.

         Guarantee. With respect to the Borrower or a specified Person:

             (a) any guarantee by the Borrower (or such specified Person) of the payment or performance of, or any contingent obligation by the Borrower (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

             (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Borrower (or such specified Person), including any binding "comfort letter", "makewell agreement" or "keepwell agreement" written by the Borrower (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor,
         (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

             (c) any liability of the Borrower (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

             (d) any liability of the Borrower (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

             (e) any liability of the Borrower (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Borrower and its Subsidiaries) that is Consolidated for tax purposes; and

             (f) reimbursement obligations, whether contingent or matured, of the Borrower (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Borrower (or such specified Person) or in a footnote thereto, provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

         Hazardous Materials. (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls ("PCB's"), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted Hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

         HCG. Hughes Communications Galaxy, Inc. and any successor thereof.

         Headend Site Leases. See Section 4.13.

         Hedging Lender. Any Lender, or any affiliate of any Lender, which from time to time enters into a Rate Hedging Agreement with any Company.

         Incremental Term Loan Principal.  See Section 1.04.

         Incremental Term Loans.  See Section 1.04.

         Incremental Term Notes.  See Section 1.04.

         Indebtedness or indebtedness. With respect to the Borrower or any specified Person, all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Borrower (or other specified Person) as liabilities, but in any event including (without duplication):

             (a) borrowed money;

             (b) indebtedness evidenced by notes, debentures or similar instruments,

             (c) Capital Lease Obligations;

             (d) the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

             (e) mandatory redemption or cash dividend rights on capital stock (or other Equity Securities),

             (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Rate Hedging Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

             (g) unfunded pension liabilities;

             (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

             (i) liabilities secured by any Lien existing on property owned or acquired by the Borrower (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

             (j) all Guarantees in respect of Indebtedness of others.

         Indemnified Parties.  See Section 13.14.

         Initial Term Loans.  See Section 1.03.

         Initial Term Notes.  See Section 1.03.

         Insurance Proceeds. With respect to any Casualty Event, any proceeds of insurance, condemnation award or other compensation in respect thereof.

         Interest Coverage Ratio. See Section 5.02.

         Interest Expense. For any period, the aggregate amount (determined on a Consolidated basis in accordance with GAAP) of interest, commitment fees, letter of credit fees and net payments under Rate Hedging Agreements accrued (whether such interest is reflected as an item of expense or capitalized, but excluding interest paid in kind) during such period (including without limitation the Commitment Fee, the Issuance Fee, the Letter of Credit Fee and the interest component of Capital Lease Obligations, but excluding non-recurring structuring and facility fees payable under the Fee Agreements and interest in respect of overdue trade payables) by the Companies (other than the Special Purpose Subsidiary) in respect of all Indebtedness for borrowed money.

         Interest Rate Option Notice. A notice given by the Borrower to the Agent of the Borrower's election to convert Loans to a different type or continue Loans as the same type, in accordance with Section 1.06(c).

         Investment. With respect to the Borrower or any specified Person and whether made or acquired by purchase, exchange, issuance of stock or other Equity Securities, merger, consolidation, reorganization or otherwise:

             (a) any share of capital stock, partnership, membership or other equity interest, evidence of Indebtedness or other security issued by any other Person (other than securities acquired in connection with the satisfaction or enforcement of, or as security for, Indebtedness or claims due to the Borrower (or such specified Person));

             (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person (other than trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable on a current basis in accordance with customary trade terms);

             (c) any Guarantee of the Indebtedness of any other Person;

             (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

             (e) any other similar investment.

         Issuance Fee.  See Section 1.02.

         Issuing Bank. Bankers Trust Company, any affiliate thereof (including but not limited to Deutsche Bank AG, New York Branch) designated by Bankers Trust Company or any other Lender which may serve as the "Issuing Bank" in the event that Bankers Trust Company elects to cease providing letter of credit services hereunder.

         Junior Reorganization Securities. With respect to any Seller Subordination Agreement, debt or equity securities of the Company obligated under the applicable Permitted Seller Subordinated Debt, or of any successor corporation provided for by a plan of reorganization, that are subordinated at least to the same extent that such Permitted Seller Subordinated Debt is subordinated to the payment of the Obligations then outstanding (including all limitations on rights of action set forth in such Seller Subordination Agreement and all other obligations and restrictions imposed thereunder); provided that (a) if a new corporation results from such reorganization, such corporation shall have assumed all Obligations not paid in full in cash in connection with such reorganization and (b) no such debt or equity securities shall be permitted if the issuance thereof causes or could cause the applicable Permitted Seller Subordinated Debt to be treated in any bankruptcy, reorganization or similar proceeding as part of (i) the same class of claims as any of the Obligations or (ii) any class of claims pari passu with, or senior to, any of the Obligations with respect to any payment or distribution.

         Lender Default. (a) The refusal (which has not been retracted) of a Lender to make available its portion of any Loan or, if applicable, to fund its portion of any Letter of Credit Disbursement, or (b) a Lender having notified the Borrower and/or the Agent in writing that it does not intend to lend under this Agreement or comply with its obligation, if any, with respect to any Letter of Credit Disbursement; in either case other than by reason of any failure of the Borrower to meet any material condition precedent thereto hereunder.

         Lenders.  See the Preamble.

         Letter of Credit and Letters of Credit.  See Section 1.02.

         Letter of Credit Disbursement.  See Section 1.02.

         Letter of Credit Documents.  See Section 1.02.

         Letter of Credit Exposure. The sum of (a) the aggregate amount of all Reimbursement Obligations and (b) the aggregate undrawn amount under all outstanding Letters of Credit. The Letter of Credit Exposure of any Lender at any time shall mean its pro rata percentage of the aggregate Letter of Credit Exposure, based on the aggregate Commitments.

         Letter of Credit Fee.  See Section 1.02.

         Letter of Credit Request.  See Section 1.02.

         LIBOR Base Rate. With respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum determined by the Agent to be the arithmetic mean of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the term "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to any LIBOR Loan, the rate per annum equal to the rate at which the Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two (2) Business Days prior to the beginning of such Interest Period in the London interbank deposit market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period. As used herein, the "Telerate British Bankers Assoc. Interest Settlement Rates Page" means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

         LIBOR Loans. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

         LIBOR Period. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or converted from a Base Rate Loan, or the last day of the immediately preceding LIBOR Period, as to LIBOR Loans being continued as such, and ending one (1), two (2), three (3) or six
         (6) months thereafter, as the Borrower may elect in the applicable Loan Request or Interest Rate Option Notice, provided that:

             (a) any LIBOR Period (other than an LIBOR Period determined pursuant to clause (d) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

             (b) if the Borrower shall fail to give notice as provided in
         Section 1.04, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Base Rate Loan on the last day of the then current LIBOR Period with respect thereto;

             (c) any LIBOR Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, end on the last Business Day of a calendar month;

             (d) any LIBOR Period related to a LIBOR Loan that would otherwise end after the final maturity date of the Loans shall end on such final maturity date;

             (e) no LIBOR Period shall include a principal repayment date for the Loans unless an aggregate principal amount of Loans at least equal to the principal amount due on such principal repayment date shall be Base Rate Loans or LIBOR Loans having Interest Periods ending on or before such date; and

             (f) notwithstanding clauses (d) and (e) above, no Interest Period shall have a duration of less than one (1) month.

         LIBOR Rate. With respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                LIBOR Base Rate
                        1.00 - LIBOR Reserve Requirements

         LIBOR Reserve Requirements. For any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         License Agreements. The several Operating Agreements dated as of October 31, 1994 between PBT and each of the License Subsidiaries, as the same are in effect as of the date hereof, and all similar Operating Agreements entered into after the date hereof in connection with the acquisition of new Stations.

         License Subsidiaries. WDBD License Corp., WDSI License Corp., HMW, Inc., Pegasus Broadcast Associates, L.P., and WOLF License Corp., each a Subsidiary of Pegasus Broadcast Television, Inc. formed for the sole purpose of owning one or more FCC Licenses.

         Licenses. A license, authorization or permit to construct, own or operate any Station granted by the FCC or any other Governmental Authority. The term "License" shall include each of the Licenses set forth on Schedule 4.07.

         Lien. Any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, assignment, lien (statutory or other), charge, option or other security interest, any restriction or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         LMA. A local marketing agreement, program service agreement or time brokerage agreement between a broadcaster and a television station licensee pursuant to which the broadcaster provides programming to, and retains the advertising revenues of, such station in exchange for fees paid to licensee.

         LMA Purchase Option. With respect to any Permitted LMA, any option to purchase the broadcast station or assets subject thereto which is binding upon any one or more of the Companies.

         Loan Documents. This Agreement, the Notes, the Security Documents and all other agreements, instruments and certificates contemplated hereby and thereby, including without limitation any Rate Hedging Agreements entered into with any of the Lenders or their Affiliates.

         Loan Request.  See Section 1.06.

         Loans.  The Revolving Loans and the Term Loans.

         Location Cash Flow. With respect to any Subsidiary or Subsidiaries (other than the Special Purpose Subsidiary) of the Borrower, for any fiscal period, EBITDA for such period derived from such Subsidiary or Subsidiaries, after restoring thereto amounts deducted for corporate overhead charges, determined on a Consolidated basis in accordance with GAAP.

         Management Fees. Amounts due and payable by the Companies (other than the Special Purpose Subsidiary) to the Manager in consideration for management and administrative support services.

         Manager. Pegasus Communications Management Company, a Pennsylvania corporation which is wholly owned by the Parent.

         Mandatory Prepayment Date. See Section 1.09.

         Margin Stock.  See Section 4.17.

         Material Adverse Effect. (a) An adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents in any material respect, (b) an adverse effect on the condition (financial or other), business, results of operations, prospects or properties of the Borrower and its Subsidiaries, taken as a whole, in any material respect or (c) an impairment of the ability of the Companies to fulfill their obligations under this Agreement or any other Loan Document to which any Company is a party, in any material respect.

         MCT. MCT Cablevision Limited Partnership, a Delaware limited partnership which is a Subsidiary of Pegasus Cable Television, Inc.

         MCT Note Documents. The $15,000,000 Second Amended and Restated Promissory Note dated March 12, 1993, issued to Philips Credit Corporation by MCT; endorsed by Philips Credit Corporation to the Borrower and by the Borrower to the Agent; the $9,074,135.13 Second Amended and Restated Promissory Note dated March 12, 1993, issued to Philips Credit Corporation by MCT, endorsed by Philips Credit

         Corporation to the Borrower and by the Borrower to the Agent; and any and all other instruments, documents, certificates and agreements executed and delivered in connection therewith.

         MCT Systems. The Systems serving Mayaguez, Puerto Rico and certain contiguous communities and owned and operated by MCT.

         Mortgages. Collectively, one or more mortgages, deeds of trust, deeds to secure debt or collateral assignments of leasehold interest, in form and substance satisfactory to the Agent, to effect a Lien on real property or leasehold interests in the state where the respective real property to be covered by such instrument is located, executed by the party that is the owner or lessee of such real property in favor of the Agent (or, in the case of a deed of trust, in favor of a trustee for the benefit of the Agent and the Lenders), covering the respective fee or leasehold interest owned by the such party, and duly recorded, as said mortgages, deeds of trust, deeds to secure debt, leasehold deeds of trust and collateral assignments of leasehold interests may be modified and supplemented and in effect from time to time.

         Net Cash Proceeds. With respect to any Disposition, the aggregate amount of all cash payments received by (a) any Company or (b) any Qualified Intermediary, as defined in the United States Treasury Regulations promulgated under Section 1031 of the Code and as used in connection with a like-kind exchange under such Section 1031, directly or indirectly, in connection with such Disposition, whether at the time thereof or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, minus the aggregate amount of any legal, accounting, regulatory, title and recording tax expenses, commissions and other fees and expenses paid by any Company in connection with such Disposition, and minus any income taxes payable by any Company in connection with such Disposition.

         Net Income. For any period, net income of the Companies (other than the Special Purpose Subsidiary) from their respective operations, after deducting all operating expenses, provisions for all taxes and reserves (including Management Fees and reserves for deferred income taxes) and all other proper deductions (including Interest Expense), but excluding
         (a) any gains or losses derived from any sales of assets made during such period, to the extent such gains or losses are properly includable in the determination of Net Income such period, (b) the effect of Trades, and (c) non-cash restructuring charges, provided that subsequent cash payments made in respect of such charges shall be deducted in determining Net Income for the relevant period, all determined on a Consolidated basis in accordance with GAAP.

         New Lender. See Section 1.20.

         New Lenders. See the Recitals.

         Notes. See Section 1.04.

         NRTC. The National Rural Telecommunications Cooperative, a District of Columbia corporation, and any successor thereto under the NRTC Member Agreements.

         NRTC Consents. In connection with any Acquisition of DBS Rights, all NRTC or DirecTV consents to the collateral assignment of any related NRTC Member Agreements and any other DBS Agreements to the Agent, on behalf of the Lenders.

         NRTC Letter of Credit Exposure. That portion of the aggregate Letter of Credit Exposure arising from NRTC Letters of Credit.

         NRTC Letters of Credit. Any and all Letters of Credit issued in favor of the NRTC, as beneficiary.

         NRTC Member Agreements. The NRTC/Member Agreements for Marketing and Distribution of DBS Services between any Company and the NRTC listed as such on Schedule 4.12, as amended through the date hereof (including without limitation the amendment described on Schedule 4.12 providing for certain letter of credit requirements in connection with the delivery of DBS by the Subsidiaries to certain households in the DBS Subscriber Areas), as originally executed and delivered and as amended in accordance with Section 7.11, pursuant to which the DBS Subsidiaries hold the exclusive rights to provide cable programming services and all other video, audio and data packages transmitted by DirecTV over the DirecTV frequencies (as defined therein) to residential and commercial subscribers in specified service areas, and any other NRTC/Member Agreements for Marketing and Distribution of DBS Services or other agreements between any Company and the NRTC for the provision of DBS services in any other specified service areas not covered by the existing NRTC Member Agreements referred to above.

         Obligations. The Loans, the Borrower's obligations to repay Letter of Credit Disbursements and the other obligations of the Companies under this Agreement and the other Loan Documents, including without limitation any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Companies to the Agent, the Lenders and the Hedging Lenders, or any of them, of any kind or nature, whether or not evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, guarantee, letter of credit, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys', accountants', appraisers', consultants' and other fees) and any other sums chargeable to the Companies under this Agreement or any other Loan Documents.

         Offering. The Parent's offering of the PCC Exchange Notes pursuant to the PCC Exchange Indenture in exchange for the outstanding 12 1/2% Series B Senior Subordinated Notes Due 2007 issued by DTS and DTS Capital, Inc.

         Offering Memorandum. The Offering Memorandum dated October 5, 1999, setting forth information regarding the Parent, the Borrower and its Subsidiaries and the PCC Exchange Notes in connection with the sale of the PCC Exchange Notes.

         Opening Balance Sheet. See Section 4.01.

         Organizational Documents. (a) With respect to any corporation, its certificate or articles of incorporation and by-laws, (b) with respect to any partnership, its partnership certificate and partnership agreement, (c) with respect to any limited liability company, its certificate of formation and operating agreement and (d) with respect to any other entity, the documents pursuant to which such entity was formed and organized.

         Original Agreement. See the Recitals.

         Original Lenders. See the Recitals.

         Original Loans. See the Recitals.

         Original Subordinated Notes. The 12 1/2% Series B Senior Subordinated Notes due 2005 of the Borrower, in the aggregate principal amount of $85,000,000, issued to the Subordinated Noteholders under the Subordinated Indenture on November 14, 1995, in exchange for the 12 1/2% Series A Senior Subordinated Notes due 2005 of the Borrower in the same aggregate principal amount issued under the Subordinated Indenture on July 7, 1995.

         Parent. See the Preamble.

         Parent Affiliates. Pegasus Development Corporation, Pegasus Satellite Holdings, Inc., Pegasus Towers, Inc., Pegasus GSS Merger Sub, Inc., Pegasus Travel Inc., Pegasus BTV Sub, LLC, Pegasus Communications Management Company, Pegasus Communications PAC and Pegasus Real Estate Company.

         Participant. See Section 1.16.

         Paying Subscriber. Any subscriber to DBS services provided by a DBS Subsidiary (a) from whom such DBS Subsidiary has received at least one payment for programming service, (b) whose account balance is not more than sixty (60) days past due, measured from the invoice due date thereof, without giving effect to any extensions thereof, and (c) who shall not have disconnected service.

         PBT. Pegasus Broadcast Television, Inc., a Pennsylvania corporation wholly owned by the Borrower.

         PCC Debt. As of any date, the aggregate amount of "Indebtedness" (as defined in the PCC 1997 Indenture and the PCC 1998 Indenture) of PCC and its Restricted Subsidiaries outstanding on such date.

         PCC Exchange Indenture. The Indenture dated as of November 19, 1999 between the Parent and First Union National Bank, as trustee, providing for the issuance of the PCC Exchange Notes.

         PCC Exchange Notes. The Parent's 12 1/2% Series A Senior Notes Due 2007 in the aggregate principal amount of $155,000,000 issued on November 19, 1999.

         PCC Leverage Ratio. The meaning given to the term "Indebtedness to Adjusted Operating Cash Flow Ratio" (as applied to indebtedness classified as having been incurred on the basis of such ratio) in the PCC 1998 Senior Indenture, as in effect on the date hereof, without giving effect to any amendment thereto after the date hereof (unless the Required Lenders agree in writing, in their sole discretion, that any such amendment shall be given effect for purposes of this Agreement).

         PCC 1998 Indenture. The Indenture dated as of November 30, 1998 between the Parent and First Union National Bank, as trustee, as amended pursuant to the First Supplemental Indenture dated as of April 9, 1999.

         PCC 1998 Senior Notes. The Parent's 9 3/4% Senior Notes due 2006 in the aggregate principal amount of $100,000,000, issued pursuant to the PCC 1998 Indenture.

         PCC 1997 Indenture. The Indenture dated October 21, 1997 between the Parent and First Union National Bank, as Trustee, as originally executed and delivered.

         PCC 1997 Senior Notes. The Parent's 9 5/8% Senior Notes due 2005 issued on October 21, 1997 in the aggregate face amount of $115,000,000, pursuant to the PCC 1997 Indenture.

         PCC Preferred Stock. The Parent's 12.75% Series A Cumulative Exchangeable Preferred Stock issued on January 24, 1997, on the terms and conditions set forth in the PCC Preferred Stock Designation.

         PCC Preferred Stock Designation. The Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 12.75% Series A Cumulative Exchangeable Preferred Stock of Pegasus Communications Corporation filed with the office of the Secretary of State of the State of Delaware on January 24, 1997, as amended by the Certificate of Amendment of Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof of 12.75% Series A Cumulative Exchangeable Preferred Stock of Pegasus Communications Corporation filed with the office of the Secretary of State of the State of Delaware on June 2, 1998.

         PCC Preferred Stock Dividends. See Section 5.04.

         PCC Subordinated Notes. The Parent's 12.75% Senior Subordinated Exchange Notes due 2007 issuable in exchange for PCC Preferred Stock pursuant to the PCC Preferred Stock Designation.

         PCT. Pegasus Cable Television, Inc., a Massachusetts corporation wholly owned by the Borrower.

         Pegasus San German. Pegasus Cable Television of San German, Inc., a Delaware corporation wholly owned by PCT.

         Permitted Acquisitions. See Section 7.05.

         Permitted Investments. Investments permitted under Section 7.05(a).

         Permitted Liens. See Section 7.02.

         Permitted LMA. An LMA which meets the following criteria:

             (a) The LMA is entered into between an FCC television station licensee or permittee and a Subsidiary.

             (b) Excess cash flow of each such Subsidiary which is a special purpose Subsidiary formed for the purpose of operating under the LMA shall be distributed to the Borrower on a periodic basis as reasonably required by the Agent, but, in any event, at least once in each fiscal year.

             (c) No LMA shall bind any Company to purchase the broadcast station or assets subject thereto (unless such Acquisition is otherwise permitted hereunder).

             (d) The Borrower will provide to the Agent at least ten (10) Business Days' notice prior to the execution and delivery of any LMA entered into after the date hereof, together with updated Projections showing calculations of covenant ratios and demonstrating compliance therewith, and any other information or documents reasonably requested by the Agent or any Lender.

         Permitted Preferred Stock. (a) The Series A Preferred Stock of Pegasus Satellite Television of Virginia, Inc. having a liquidation preference of $3,000,000, issued in connection with a prior acquisition, and (b) any other preferred stock of any of the Companies issued to Sellers in connection with Permitted Acquisitions which (i) has terms and conditions satisfactory to the Agent and (ii) without limiting the generality of the foregoing, (A) will have no redemption or other exit rights which arise earlier than one year after the scheduled maturity of the Notes, (B) will not be redeemable, in any event (other than with shares of the common stock of the Companies or securities of the Parent issued without any resulting Event of Default), until all of the Obligations have been paid in full in cash, (C) will not carry any dividend rights (other than dividends paid in shares of Permitted Preferred Stock or common stock of the Companies or the Parent issued without any resulting Event of Default), and (D) will otherwise conform with the meaning of "Qualified Subsidiary Stock", as such term is defined in the PCC Preferred Stock Designation.

         Permitted Seller Debt. Indebtedness of the Companies (other than Indebtedness described in Schedule 7.01) to Sellers incurred in connection with Permitted Acquisitions which (a) has terms and conditions satisfactory to the Agent and (b) is not secured other than by a Seller Letter of Credit.

         Permitted Seller Debt Outstandings. As of any date, all principal, overdue interest and other amounts then outstanding in respect of Permitted Seller Debt, but excluding accrued interest which is not yet overdue.

         Permitted Seller Subordinated Debt. Indebtedness of the Companies to Sellers which is incurred in connection with Permitted Acquisitions and
         (a) is subordinated to any Indebtedness of the Companies to the Agent or the Lenders pursuant to one or more Seller Subordination Agreements and (b) is unsecured.

         Person or person. Any individual, corporation, partnership, limited liability company, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

         Prepayment Notice. See Section 1.08.

         Prepayment Option Notice. See Section 1.09.

         Pricing Period. See Section 1.05.

         Pricing Ratio. See Section 1.05.

         Projections. See Section 4.21.

         Properties. See Section 4.24.

         PST. See the Recitals.

         PSTH. PST Holdings, Inc., a Delaware corporation which is wholly owned by the Borrower and is the parent of the DBS Subsidiaries.

         Puerto Rico Systems. The MCI Systems, the Aguadilla System and the San German System.

         Quarterly Dates. The last day of March, June, September and December of each fiscal year.

         Rate Hedging Agreements. Any written agreements evidencing Rate Hedging Obligations, including without limitation the LIBOR provisions of this Agreement.

         Rate Hedging Obligations. Any and all obligations of the Borrower, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions therefor), in respect of: (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

         Rate Regulation Act. See Section 4.10.

         Rate Regulation Rules. See Section 4.10.

         Recovering Party. See Section 1.17.

         Recovery. See Section 1.17.

         Register. See Article XII.

         Regulation D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         Regulatory Change. With respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

         Reimbursement Obligations. As of any date, all then outstanding obligations of the Companies to repay Letter of Credit Disbursements.

         Related Lender Party. With respect to any Lender, such Lender's parent company and/or any affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company or, in the case of any Lender which is a fund investing in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Lender or by a controlled affiliate of such investment advisor.

         Remedial Work. All activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25).

         Replaced Lenders. See Section 1.20.

         Replacement Lender. Any entity which becomes a Lender in accordance with the provisions of Article XII.

         Required Lenders. At any time, Lenders, excluding Defaulting Lenders, holding more than fifty percent (50%) of (a) the aggregate outstanding principal amount of the Loans and (without duplication) the Revolving Exposure and (b) in any event, the Revolving Exposure.

         Required Payment. See Section 1.17.

         Restoration Period. With respect to any Casualty Event resulting in Insurance Proceeds one hundred eighty (180) days following receipt by the Borrower, or any other Company, of such Insurance Proceeds.

         Restored BT Letters of Credit. The "Restored Letters of Credit" issued by the Agent.

         Restored DTS Letters of Credit. The "Restored Letters of Credit" issued by CIBC.

         Restored Letters of Credit. The "Letters of Credit", as such term is defined in that certain Reimbursement Agreement dated as of December 29, 1999 by and among the Parent, CIBC and Bankers Trust Company and that certain Indemnity Agreement dated as of December 29, 1999 by and among CIBC (individually), Bankers Trust Company, CIBC, in its capacity as the administrative agent under the DTS Credit Agreement and for the benefit of the DTS Lenders; Bankers Trust Company, in its capacity as agent under the Original Agreement and for the benefit of the Original Lenders, the Borrower and DTS (together, the "Short-Term L/C Agreements"), pursuant to which CIBC and Bankers Trust Company assumed sole responsibility for the funding of any reimbursement or other obligations arising in connection with certain irrevocable letters of credit issued by the DTS Agent and the Agent, respectively, under the DTS Credit Agreement and the Original Agreement, pending consummation of the transactions contemplated by this Agreement. It is hereby understood and agreed that this Agreement, including the provisions of
         Section 1.02 hereof, shall supersede and replace such Reimbursement Agreement and Indemnity Agreement, which shall have no further force and effect with respect to any draws under or other obligations with respect to such Letters of Credit arising on or after the date of this Agreement.

         Restricted Payment. Any distribution or payment of cash or property, or both, directly or indirectly (a) in respect of any Subordinated Debt, or (b) to any partner, stockholder or other equityholder of any of the Companies, any of the Parent Affiliates or of any of their respective Affiliates for any reason whatsoever, including without limitation, salaries, loans, debt repayment, consulting fees, Management Fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of equity interests; provided, however, that Restricted Payments shall not include:

             (i) reasonable Transaction Costs; and

             (ii) transactions that comply with Section 7.11.

         Revolvers. See Section 1.01.

         Revolving Credit Period. The period from the date of this Agreement to the Expiration Date.

         Revolving Exposure. At any time the sum of (a) the aggregate outstanding principal amount of the Revolving Loans, (b) the aggregate Letter of Credit Exposure and (c) the aggregate amount of the unutilized Commitments.

         Revolving Loans. See Section 1.01.

         Revolving Notes. See Section 1.01.

         SAC Commissions. See Section 7.10.

         SAC Payments. See Section 7.10.

         San German Systems. The Systems serving San German, Puerto Rico, and certain contiguous communities and owned and operated by Pegasus San German.

         Scheduled Principal Payments. For any fiscal period, (a) the aggregate principal amount of Loans outstanding on the first day of such period minus (b) the aggregate Commitments at the close of business on the first Business Day following the end of such period, as reduced as provided under Section 1.01(e), but in no event less than zero.

         SEC. See Section 6.05.

         Security Agreements. The First Amended and Restated Security and Pledge Agreement signed by the Borrower and the First Amended and Restated Guaranty, Security and Pledge Agreement signed by each of the Subsidiaries (a) as of the Closing Date or (b) with respect to Subsidiaries formed or acquired after the date hereof, by joinder thereto, in connection with their formation or Acquisition as required under Section 2.01.

         Security Document(s). See Section 2.01.

         Seller. With respect to any Acquisition permitted hereunder, the owner of the stock (or other ownership interests) to be acquired, or the entity the assets and properties of which are to be acquired by the related respective Company pursuant to such Acquisition.

         Seller Letter of Credit Exposure. The portion of the aggregate Letter of Credit Exposure arising from Seller Letters of Credit.

         Seller Letters of Credit. All Letters of Credit issued in favor of Sellers, as beneficiaries, in connection with Permitted Acquisitions.

         Seller Subordination Agreements. See Section 2.01.

         Short-Term L/C Agreements. See the definition of "Restored Letters of Credit."

         Significant Franchise. See paragraph (g) of Article VIII.

         Special Purpose Subsidiary. Pegasus Satellite Development Corporation, a Delaware corporation wholly owned by PSTH and formed for the sole purpose of reimbursing the DBS Subsidiaries for Subscriber Acquisition Costs.

         Specified Authorities. (a) With respect to cable television properties, the communities included in the related Franchise Areas, the FCC, the Copyright Office, the FAA, the Commonwealth of Puerto Rico, the Department of Public Utilities of the State of Connecticut and all other Governmental Authorities having jurisdiction over the Companies and/or any CATV Franchise; (b) with respect to broadcast television properties, the FCC, the FAA and all other Governmental Authorities having jurisdiction over the Companies and/or any FCC License; and (c) with respect to DBS Rights, all Governmental Authorities, if any, having jurisdiction over the Companies and/or any such DBS Rights.

         Specified Subsidiaries. PCT SG, Inc., PT Broadcast, Inc., Pegasus Cable Television of Anasco, Inc. and Pegasus Anasco Holdings, Inc., until each such Subsidiary has complied in full with the requirements of
         Section 2.01.

         Stations. All of the television stations owned or programmed by the Companies, where each such station consists of all of the properties and operating rights constituting a complete, fully integrated system for transmitting broadcast television signals from a transmitter licensed by the FCC, together with any subsystem ancillary thereto, without payment of any fee by the Persons receiving such signals.

         Subordinated Debt. (a) Indebtedness of the Borrower and any of its Subsidiaries to the Subordinated Noteholders under the Subordinated Indenture and the Original Subordinated Notes, (b) Permitted Seller Subordinated Debt and (c) any Indebtedness which is subject to an Affiliate Subordination Agreement.

         Subordinated Debt Documents. The Subordinated Indenture, the Original Subordinated Notes, the Subsidiary Guarantees executed as required under the Subordinated Indenture, the Stockholders Agreement executed by the Subordinated Noteholders in connection with the issuance to them of 8,500 shares of the Borrower's Class B Common Stock and any and all other agreements and instruments executed pursuant thereto.

         Subordinated Indenture. The Indenture dated as of July 7, 1995 among the Borrower, as Issuer, certain of the Subsidiaries, as Guarantors, and First Union National Bank (successor to First Fidelity Bank, National Association), as Trustee, providing for the issuance of the Original -Subordinated Notes, as amended pursuant to the First Supplemental Indenture dated as of September 26, 1997.

         Subordinated Indenture Default. Any "Event of Default", as defined in the Subordinated Indenture.

         Subordinated Noteholders. The registered holders from time to time of the Subordinated Notes.

         Subscriber Acquisition Costs. For any period, those expenses and capitalized costs incurred in the generation of Gross Subscriber Additions, such as sales commissions, advertising expenses and promotional expenses, including the amount, if any, by which the cost of equipment sold to subscribers to the DBS services offered by the DBS Subsidiaries (including rebates, subsidies and the like) exceeds the revenue generated from such sale(s).

         Subscriber Reports. See Section 6.05.

         Subsidiary. (a) Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; (b) any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership, limited liability company or other entity in which the Borrower or a Subsidiary of the Borrower has a 50% equity interest. All of the Borrower's Subsidiaries as of the date hereof are listed on Schedule 4.02 and such term shall include each new Subsidiary formed after the date hereof in compliance with the terms of the foregoing definition and this Agreement.

         Syndication Agent. See the Preamble.

         Systems. All of the cable television systems owned or managed by the Companies, where each such system consists of a cable distribution system that receives broadcast signals by antennae, microwave transmissions, satellite transmission or any other form of transmission and that amplifies such signals and distributes them to Persons who pay to receive such signals.

         Tax Sharing Agreement. The Amended and Restated Tax Sharing Agreement dated as of July 1, 1997 among the Parent and its subsidiaries.

         Tax Sharing Payments. Payments under the Tax Sharing Agreement arising solely as a result of the operations of the Companies.

         Taxes. See Section 1.13.

         Term Loan Prepayment Amount. See Section 1.09.

         Term Loans. The Initial Term Loans and the Incremental Term Loans.

         Third Parties. See Section 13.02.

         Total Debt Service. For any period, the aggregate amount (determined on a Consolidated basis, in accordance with GAAP) of principal and premium, if any, and cash interest, commitment fees and agency fees and other amounts required to be paid during such period in respect of Total Funded Debt. For purposes of this definition, the aggregate amount of all principal required to be paid in respect of the Revolving Loans shall be limited to Scheduled Principal Payments.

         Total Funded Debt. As of any date, (a) all Indebtedness of the Companies (other than the Special Purpose Subsidiary) described in paragraphs (a) through (f) of the definition of "Indebtedness" set forth above and, without duplication, Guarantees by the Companies of such Indebtedness plus the aggregate amount payable (whether or not due) in respect of any and all LMA Purchase Options, determined on a Consolidated basis, in accordance with GAAP.

         Total Interest Expense. For any period, Interest Expense for such period which is payable, or currently paid, in cash.

         Tower Site Leases. See Section 4.13.

         Trades. Those items of income and expense of the Companies which do not represent the right to receive payment in cash or the obligation to make payment in cash and which arise pursuant to so-called trade or barter transactions.

         Transaction Costs. For any period, nonrecurring out-of-pocket expenses (including attorneys' fees, investment banking fees and facility fees, but excluding recurring costs such as commitment and agency fees) accrued by the Borrower and the Subsidiaries (other than the Special Purpose Subsidiary) to Persons who are not Affiliates of any Company during such period in connection with the closing of the transactions under this Agreement, the DTS Merger, any Permitted Acquisition and any other transactions occurring after the Closing Date which are consented to in writing by the Required Lenders.

         Transaction Documents. See Section 4.03.

         Working Capital. On any date, Current Assets minus Current Liabilities on such date.

         Year 2000 Compliant. See Section 4.28.

         Year 2000 Risk. See Section 4.28.

                    [The next pages are the signature pages]

         [Signature page to First Amended and Restated Credit Agreement]


         IN WITNESS WHEREOF, the Agent, the Lenders and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

                                  BORROWER:

                                  PEGASUS MEDIA & COMMUNICATIONS, INC.



                                  By:/s/ Robert N. Verdecchio
                                     -------------------------------------------
                                     Robert N. Verdecchio, Senior Vice President


                                  CO-ARRANGERS:

                                  CIBC WORLD MARKETS CORP.


                                  By:/s/ Matthew B. Jones
                                     -------------------------------------------
                                     Matthew B. Jones, Managing Director


                                  DEUTSCHE BANK SECURITIES, INC.


                                  By:/s/ Gregory R. Paul
                                     -------------------------------------------
                                     Gregory R. Paul, Managing Director


                                  AGENT (in an Administrative capacity):
                                  -------------------------------------

                                  BANKERS TRUST COMPANY


                                  By:/s/ Gregory P. Shefrin
                                     -------------------------------------------
                                     Gregory P. Shefrin, Vice President


                                  SYNDICATION AGENT:

                                  CIBC INC.


                                  By:/s/ Matthew B. Jones
                                     -------------------------------------------
                                     Matthew B. Jones, Managing Director, CIBC
                                     World Markets Corp., as Agent


                                  DOCUMENTATION AGENT:

                                  FLEET NATIONAL BANK


                                  By:/s/ Stephen J. Healey
                                     -------------------------------------------
                                     Stephen J. Healey, Senior Vice President